1.0 INSTRUCTIONS TO BIDDERS..................................................1-1

1.1 DESCRIPTION OF THE AGREEMENT.............................................1-2

1.2  ITEMS TO BE QUOTED BY BIDDER............................................1-2
    1.2.1     Unit Prices....................................................1-2
    1.2.2     Lump Sum Prices................................................1-2
    1.2.3     Additional Work................................................1-2
    1.2.4     Pumping Water..................................................1-2
    1.2.5     Critical Path..................................................1-2
    1.2.6     Extra Work When Unit Prices or Lump Sum Prices Are Not
                   Applicable................................................1-2

1.3 CONSTRUCTION METHODS.....................................................1-3

1.4 CONTRACTOR'S SCHEDULE....................................................1-3

1.5 CONTRACTOR'S CONSTRUCTION EQUIPMENT......................................1-3

1.6 CONTRACTOR'S BID BOND....................................................1-3

1.7 INFORMATION ON KEY PERSONNEL.............................................1-4

1.8 RESUMES OF PERSONNEL TO BE ASSIGNED TO THIS WORK.........................1-4

1.9 EXCEPTIONS...............................................................1-4

1.10 CONTRACTOR'S SETUP PLAN.................................................1-4

1.11 CONDITIONS AFFECTING THE WORK...........................................1-4

1.12 FORM OF BID.............................................................1-5

1.13 CLARIFICATIONS AND ALTERNATIVES TO SPECIFICATIONS.......................1-5

1.14 SUBMITTING THE BID......................................................1-5

1.15 REQUEST FOR ADDITIONAL INFORMATION......................................1-6

1.16 ACCEPTANCE AND REJECTION................................................1-6
    1.16.1    Award..........................................................1-7
    1.16.2    Notice to Proceed..............................................1-7

1.17 CONFIDENTIALITY.........................................................1-7

1.18 BONDS...................................................................1-7

1.19 PERMITS.................................................................1-7

                                                                             1-1

1.0 INSTRUCTIONS TO BIDDERS



    Bidders are requested to prepare a proposal for the No. 1 Shaft Construction as described in Sections 6.0 and 7.0 of this bid package.

    Bidders shall inform the Owner of their intent to submit a proposal for the Turquoise Ridge Project by close of business on 17 November 1995. The intent to submit a proposal shall be Faxed to Mr. Ralph M. Barker at (702) 635-8015.

    Three (3) copies of the Bidder's proposal shall be delivered as described in Section 1.14 before the close of business on 08 December 1995.

    In order to be considered for the "Work" as described in the "Agreement Documents" (as such term is described in the General Conditions), specifically including Sections 6.0 and 7.0, Bidder shall submit all information requested in the format described. This is required in order to assist evaluation of the Bidder's proposal by FirstMiss Gold Inc., hereinafter call the "Owner." In the event the Owner's request for information appears to be ambiguous, Bidder shall request clarification from the Owner.

    The letter of invitation to bid lists the documents enclosed therewith. It is the responsibility of the Bidder to verify, upon receipt, that the documents listed therewith are in fact furnished as represented and every revision number or letter shown.

    If it is discovered by Bidder that a document or an attachment thereto is not enclosed or is not furnished in the same revision form as represented by the invitation to bid or the relevant documents, Bidder shall promptly notify, in writing, the Owner's Representative designated in the letter to receive proposals.

    Owner desires Bidder to submit any other information considered necessary to fully explain and/or define its proposal. Owner expects this information in the form of bound text and drawings, if any, explaining and showing detail data describing what is being proposed. Owner will give full consideration to this information.

    Owner will treat all information provided by the Bidder as proprietary until released by Bidder.

    Owner may amend any document issued with the invitation to bid at any time prior to final execution of an "Agreement" (as such term is defined in the General Conditions). Owner reserves the right to reject any and all bids, reissue this document, or decline award to any bidder.

                                                                             1-2

1.1 DESCRIPTION OF THE AGREEMENT

    The Contractor whose bid is accepted by Owner will enter into an Agreement identical to the Agreement form in these bidding documents, except to the extent changes are made to cover clarifications made by the Contractor in its bid and accepted by Owner.

1.2 ITEMS TO BE QUOTED BY BIDDER

1.2.1    Unit Prices

    Bidder shall submit unit prices where specified in Section 2.0, Contractor's Proposal. The unit prices shall be inclusive of labor, supervision, permanent and expendable materials, burden, overhead, and fee. These unit prices will be extended to an anticipated lump sum through the use of anticipated quantities shown in Section 2.0. The Work shall be completed as described in Section 6.0, Scope of Work, and Section 7.0, Project Specifications and Drawings of this bid package.

1.2.2    Lump Sum Prices

    Bidder shall submit lump sum prices where specified in Section 2.0. The lump sum prices shall be inclusive of labor, supervision, permanent and expendable materials, burden, overhead and fee. The Work shall be completed as described in Section 6.0, Scope of Work and Section 7.0, Project Specifications and Drawings.

1.2.3    Additional Work

    Any additional Work performed to expedite the completion of the Work described in Sections 6.0 and 7.0, such as muck bays or turnouts, and any additional Work performed to meet state or federal safety regulations, such as rock bolt testing or refuge stations, shall be included in unit or lump sum prices specified in Section 2.0.

1.2.4    Pumping Water

    The costs of removing water from excavation faces shall be included in unit and lump sum prices specified in Section 2.0.

1.2.5    Critical Path

    Critical path items shall include all Work that impedes advance specifically including ground support systems and other mine services that require installation at the face. Noncritical path items shall include ground support systems and other services that may be installed behind Work at the face and do not impede advance.

                                                                             1-3


1.2.6    Extra Work When Unit Prices or Lump Sum Prices Are Not Applicable

    Bidder shall submit labor rates to be used as the basis of reimbursement for additional or extra Work. These rates shall be inclusive of all fringes, subsistence, pension, vacation, payroll taxes and insurances and are to be shown in Section 2.0, Contractor's Proposal.

    Bidder shall submit a percentage markup for profit and overhead of the cost of materials furnished, labor rates and equipment rates for additional or extra Work. This percentage markup shall be shown in Section 2.0, Contractor's Proposal.

    Bidder shall furnish in Section 2.0, Contractor's Proposal, a list of equipment to be used on the project for extraordinary Work. Hourly rates shall be indicated for all Contractor-owned and/or rented equipment to be used for reimbursement of extraordinary Work.

1.3 CONSTRUCTION METHODS

    Bidder shall furnish in Section 2.0 a detailed description of the methods it intends to use to complete the Work.

1.4 CONTRACTOR'S SCHEDULE

    Bidder's proposal shall include in Section 2.0 a statement of the number of days required to commence Work on the project from the time Bidder receives notice to proceed. Time is of the essence in this project. The proposed schedule shall include schedule of Work and manpower.

1.5 CONTRACTOR'S CONSTRUCTION EQUIPMENT

    Bidder shall furnish lists of equipment available and anticipated to be used on this project. The lists shall include the equipment brand, year of manufacture, model number, size, and the quantity to be used on site of each type. This information is to be entered in Section 2.0 of the Contractor's Proposal.

1.6 CONTRACTOR'S BID BOND

    The Bidder will be responsible for all costs, expenses, loss, damage and liabilities incurred as a result of, or arising out of, the invitation to bid or out of bidding.

    A bid bond of $50,000 is required to be submitted with the proposal.

    The Owner will hold, without interest, all bid bonds for sixty (60) days from the closing time for receipt of bids. The Owner will hold, without interest, the bid bond of the selected Bidder until the Bidder executes the Agreement and provides the required bonds.

                                                                             1-4


    The penal amount of the bond of the selected Bidder shall be forfeited to the Owner, without recourse, if the Bidder does not execute the Agreement or provide the required bonds. THE BID BONDS OF THE PARTIES NOT SELECTED SHALL BE RETURNED UPON THE EXPIRATION OF THE 60-DAY PERIOD, OR WHEN THE SELECTED BIDDER HAS EXECUTED THE AGREEMENT AND PROVIDED THE REQUIRED BONDS, WHICHEVER IS EARLIER.

1.7 INFORMATION ON KEY PERSONNEL

    Bidder shall furnish in Section 2.0 an organizational chart of supervisory, technical and management personnel to be associated with the Work. The percent of time each individual will be on the job site shall be indicated on a separate schedule referencing the organizational chart.

1.8 RESUMES OF PERSONNEL TO BE ASSIGNED TO THE WORK

    The Bidder shall provide in Section 2.0 the names and resumes of key supervisory, technical and management personnel to be assigned to the Work.

    Owner shall approve the assignment of each individual chosen, and Bidder shall agree to maintain the assignment as long as the individual remains in the employ of the Bidder and shall not reassign the individual without Owner's approval.

1.9 EXCEPTIONS


    Bidder is to include in Section 2.0 a list of any exceptions taken to any of the terms and conditions or any documents furnished. Qualifying statements are to be included concerning Contractor's interpretation or insertion of clauses. If there are none, the Bidder shall state "None."

                                                                             1-5

1.10 CONTRACTOR'S SETUP PLAN

    The Bidder shall include in Section 2.0 a plan of the area required for office trailer, change room, shop materials and fuel storage. Dwg 417-SK-001 illustrates the approximate area available for Contractor's surface facilities.

1.11 CONDITIONS AFFECTING THE WORK

    Bidder shall visit the site and take such other steps as may be necessary to ascertain the nature and location of the Work, and the general and local conditions which can affect mobilization, materials and supplies, and cost thereof. Bidder shall become familiar with local labor conditions, supply and practice, and make full and complete investigation and evaluation of any other existing conditions and limitations.

    Bidder shall read and become thoroughly familiar with the "Agreement Documents" (as such term is defined in the General Conditions). The failure or omission of any Bidder to do any of the foregoing shall in no way relieve the Bidder from any obligation in respect to its Bid.

    A prebid conference will be held at the project site. Bidders will be notified by the Owner of the date, time and location of the prebid conference, and attendance will be required.

1.12 FORM OF BID

    Bids must be submitted on the attached Contractor's Proposal Form (Section 2.0). Blank spaces and table formats are provided and must be filled in by the Bidder. Certain schedules described in these bidding documents must be filled in or added by the Bidder. Contractor's Proposal form shall bear the official company name and business address to be used in execution of the Agreement, and all copies of the Contractor's Proposal Form and other required items must be signed by a duly authorized officer of the Bidder.

1.13 CLARIFICATIONS AND ALTERNATIVES TO SPECIFICATIONS

    Bidder shall list in the appropriate section any clarifications to specifications or content which the Contractor wishes to have included in the final Agreement Documents.

    If any Bidder proposes specifications which differ from those in the bidding documents, these differences (which may be changes or additions) shall be classified and referred to as either "clarification" or "alternative." Clarifications are minor deviations which would not change the scope, nature or extent of the project, and are therefore specific and limited in their effect on the bid. Alternatives are major deviations in the scope or specifications and would have a broader effect on the bid.

                                                                             1-6

    All clarifications and alternatives must be listed separately on additional pages attached to the proposal form. The Contractor must clearly describe each clarification or alternative and state the reason for it.

    If a Bidder lists any clarifications, including clarifications to Agreement terms, it will be understood that its bid is submitted on the basis of Owner accepting and agreeing to all of the clarifications. No modification or clarification to the Request for Proposal requirement shall be binding upon Owner or Bidder unless in writing and made part of the Agreement.

    If a Bidder lists any unsolicited alternative, it will be understood that its Bid is being submitted on the basis of the proposal not including the alternative. In order to enable the Owner to determine whether to accept an alternative, the Bidder must specify the effect on project costs and on the schedule if Owner were to accept the alternative. If any unsolicited alternatives are accepted by the Owner, they will be incorporated by amendment after award of the Agreement.

1.14 SUBMITTING THE BID

    A total of three (3) copies of the Bid must be received no later than the time shown in Section 1.0. All bids must be sealed, and the envelopes must be marked and mailed as follows:

    NO. OF COPIES                           ADDRESS

         3                                  FirstMiss Gold Inc.
                                            Attention:  Ralph M. Barker, P.E.
                                            Turquoise Ridge Mine Manager
                                            c/o Getchell Mine
                                            28 Miles NE of Golconda, Nevada
                                            P.O. Box 220
                                            Golconda  NV  89414

                                                                             1-7

1.15     REQUEST FOR ADDITIONAL INFORMATION

    If any Bidder wishes additional information concerning the project or any item contained in these bidding documents, the request for information must be in writing and addressed to the Owner at the address shown on the "Invitation to Bid." Owner's written response will be provided to all Bidders.

1.16     ACCEPTANCE AND REJECTION

    The Owner may make such investigations as it deems necessary to determine the ability of the Bidder to perform the Work, and the Bidder shall furnish to the Owner all such information and data for this purpose as the Owner may request. The Owner reserves the right to reject any and all Bids for any reason, or if the evidence submitted by, or investigation of, such Bidder fails to satisfy the Owner that such Bidder is properly qualified to carry out the obligations of the Agreement and to complete the Work contemplated, or if Bidder has failed to follow the bid proposal format.

    Any Bid may be withdrawn prior to the scheduled time for the opening of the bids or authorized postponement thereof. Any Bid received after the time and date specified shall not be considered. The Owner will study Bids submitted and notify the successful bidder within thirty (30) calendar days after the date of opening.

    Owner will accept a proposal only by notifying a Bidder in writing that it accepts the Bidder's proposal. Upon such acceptance, Owner will notify all other bidders whose proposals were not accepted.

1.16.1   Award

    The selected Contractor (Bidder) will be required to execute (sign) the Agreement and return it within fourteen (14) calendar days of its receipt, together with properly executed certificates of insurance, payment bond and performance bond. The Owner will determine whether the Agreement, certificates and bonds have been properly executed as required by the Agreement Documents, and upon such determination will make award by forwarding a fully executed copy of the Agreement to the Contractor.

                                                                             1-8

1.16.2   Notice to Proceed

    It is anticipated that the Notice to Proceed will be given with the award of the Agreement. If, however, a formal Notice to Proceed is not given within sixty (60) days after the date of acceptance of the Bidder's proposal, then the Contractor, at its option, may declare this Agreement null and void.

1.17     CONFIDENTIALITY

    All of the provisions of the attached form of Agreement concerning disclosure and confidentiality of specifications and materials, and concerning information obtained directly or indirectly by the Contractor concerning the Owner's property, plans or operations, shall be observed by each prospective Bidder from and after the date it receives this invitation for bid and for a period of five (5) years thereafter. Whenever a Bidder is notified that the project has been awarded to another Bidder, the unsuccessful Bidder receiving such notice shall promptly return to the Owner all materials included in the bidding documents or furnished by Owner to assist in preparation of Bids.

1.18     BONDS

    The successful Bidder shall furnish a performance bond and payment bond as outlined in Section 4.0, General Conditions.

1.19     PERMITS

    Prior to commencing the Work, Contractor shall provide Owner with copies of all licenses, permits and authorizations required for the Work, except as may be otherwise provided in Section 6.0.

December 22, 1995

FirstMiss Gold Inc.                                       Contact No. 95-US-0018
Getchell Mine
28 Miles NE of Golconda, NV
P.O. Box 220
Golconda, Nevada 89414

Attn:    Mr. Ralph Barker
Re:      Turquoise Ridge Project
         Modifications to Proposal

Dear Ralph:

We have incorporated notes from our meeting Wednesday into the proposal documents. Each note is listed below and italicized in the text. You may replace the existing sections with the attached revised pages.

ITEM     SECTION                                 DESCRIPTION
- ----     -------                                 -----------

1.       Table of Contents                       Noted Revisions

2.       Project Methodology                     Utilities to Remain

3.       Schedule of Items & Prices, General     Bonus/Penalty

4.       Schedule of Items and Prices,
          Items 1.4.1 - 1.4.6                    Arched/Flat Back

5.       Statement A.1, Items 2.2.1 - 2.2.5      Rock Bolt Pricing

6.       Statement C.2                           Bit and Steel Costs

7.       Statement J, 1.5 and 2.2.4              Unit Durations for Bolting

8.       Statement K, Alternative 1              Blockouts for Lip Pockets

9.       Statement N                             Demobilization Reduction

Please call if you have any questions.

Sincerely,


Jef A. Johnson
General Manager

                                       PROPOSAL

                                          TO

                                 FIRSTMISS GOLD INC.
                                   TURQUOISE RIDGE

                                         FOR


                               NO. 1 SHAFT CONSTRUCTION

                                       PROJECT


                                          BY


                                    THYSSEN MINING
                             495 IDAHO STREET, SUITE 210
                                 ELKO, NEVADA  89801
                                 PH:  (702) 738-5588
                                 FX:  (702) 738-4307





                                   DECEMBER 8, 1995

                            REVISION 1, DECEMBER 22, 1995

                                 FIRSTMISS GOLD INC.
                                   TURQUOISE RIDGE
                               NO. 1 SHAFT CONSTRUCTION


                                  TABLE OF CONTENTS



BID FORM

METHODOLOGY  (REVISED 12-22-95)

STATEMENTS

    A.1  Schedule of Items and Contract Prices  (REVISED 12-22-95)
    A.2  Schedule of Unit Prices for Changes in Scope of Work
    B    Schedule of Labor Rates
    C.1  Construction Equipment List
    C.2  Schedule of Equipment Rental Rates  (REVISED 12-22-95)
    D    Material Markup
    E    Subcontract Markup
    F    List of Subcontractors
    G    Contractor's Personnel
    H    Union Involvement
    I    Contractor's Safety Record
    J    Contract Schedule  (REVISED 12-22-95)
    K    List of Exceptions, Deviations or Qualifications to Bid  (REVISED
         12-22-95)
    L    Agreement to Bond
    M.1  Mobilization -- Shaft Equipment List
    M.2  Mobilization -- Level Development Equipment List
    N    Hoisting Plant Purchase  (REVISED 12-22-95)

CONCLUSION

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------



PROJECT METHODOLOGY

INTRODUCTION

At Thyssen Mining, we believe that a number of items will distinguish this proposal and clearly demonstrate our intent to provide top quality workmanship, reliability and professionalism to our clients and partners.

- -   Thyssen Mining is based in Elko, Nevada to best serve the needs of the developing mines of the Western U.S. by providing complete and responsive local service to our clients.

- -   Thyssen Mining fully understands that time is of the essence in this project and a completion schedule has been developed that is realistic and achievable. Project methodology, personnel and project support have all been identified to meet this schedule.

- -   Thyssen Mining proposes to mine two main levels concurrently advancing the project time frame by as much as 3 months over single level development.

- -   Thyssen Mining will use modern, well maintained equipment to minimize delays associated with primary equipment maintenance. The use of a modern two boom shaft jumbo with long round drilling capability is particularly notable.

- -   Thyssen Mining will pay workers an attractive wage to ensure that the best personnel are available for the project and to minimize turnover rates.

- -   Thyssen Mining proposes the use of  Magnadet caps in all shaft sinking rounds. Although more costly than other systems, Magnadets have been shown to provide the highest level of blast security in shaft sinking operations.

- -   Should Thyssen Mining be awarded this contract, Thyssen Mining engineers will work closely with representatives of FirstMiss Gold to discuss cost effective changes and alternatives to the defined project scope. Thyssen Mining brings a wealth of development expertise to this project and this expertise can be a valuable resource to First Miss Gold.

- -   Thyssen Mining is committed to the prevention of accidents involving its employees, assets and the environment and recognizes that safety is the direct responsibility of all supervisors and hourly employees. Thyssen Mining has a full time Safety Coordinator based in Elko to ensure compliance with safety and training related requirements.

The attached description of the proposed methodology indicates the approach to be taken by Thyssen Mining in constructing the ventilation shaft and carrying out the underground development program as required by the Request for Proposal. This description of the proposed methodology does not include any major departures from the base proposal as outlined in the Scope of Work.

Those alternatives which we propose are discussed as part of Statement K, Alternatives.

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------


MOBILIZATION

Upon receiving either a Letter of Intent or formal Notice of Award, Thyssen Mining will immediately commence final construction engineering of the shaft
sinking facilities.  This work will include the following:   the design
alterations to the headframe necessary to accommodate the shaft sinking jumbo, sheave deck design to accept the proposed sinking rope positions, sinking stage design, collar design to accept the safety door support steel, headframe and hoist foundation design, form design and concrete form design. Detailing of the shaft forms will proceed at a very early date to allow the timely completion of the collar construction. Those items required for the initial site setup and collar construction will be ordered immediately to ensure delivery. Longer delivery items will also be ordered at this time to ensure there are no delays to the project as a result of late deliveries.

Mobilization includes costs for procurement of project specific items which result in direct expenses to the contractor. Included are the costs of sinking ropes and attachments, the sinking stage, safety doors, shaft forms, crossheads and chairs, buckets and bail chains and other similar items. Those charges associated with the engineering design necessary to begin the project, freight charges to land the equipment on the site, training and pre-employment physicals for the workforce, and some workforce relocation expenses are also included.

SITE SET UP

Site set up includes the installation of the support plant and equipment necessary to provide an orderly commencement and smooth transition into critical path activities. Thyssen Mining believes that the provision of proper facilities is essential to the success of the operation, and cannot be overemphasized. Our experience has shown that attention to the details of a good set up will pay dividends in employee morale and consistently high productivity. One of the most important facilities in this regard is the provision of a good quality, clean change and dry house facility.

The sinking and development crews require changehouse facilities which allow their clothes to dry properly between shifts, are clean, comfortable and secure. To ensure this, Thyssen Mining proposes to use rented wash trailers, set up in conjunction with a custom fabricated building which will provide space for hanger baskets, to allow clothes to dry properly between shifts, as well as lockers to allow secure storage of personal items and street clothes while on shift. The contractor's office trailers will be established as part of this complex. This provides a compact facility which is simple to set up and maintain. A sketch of this proposed facility is included at the end of this section. As part of the early facility, temporary holding tanks will be established close to the office/ changehouse complex to receive grey and black water from the showers and toilets and to store water to feed the wash trailer. These items are necessary until FirstMiss supplied facilities are installed and operating. Portable toilets will be used onsite until the wash facility is ready. These toilets will be serviced by their supplier. Pumping of the various holding tanks will be handled by a local septic service contractor.

Fuel and lubricant storage will be established in an area, approved by the owner, in reasonable proximity to the sinking facilities. The fuel storage tank will be situated within a lined retention berm. Temporary generators will be sited near the fuel storage, piped directly into the storage tanks, and will remain operational until line power is available.

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------


A small field office trailer will be used to start the project. This will serve as a construction office and warm up room for the site personnel during set up. It will be removed from site once the above noted main office trailer complex is ready to move into.

The shop building will be constructed as part of the sinking hoisthouse. The workshop will be approximately 40 ft. x 40 ft. The sinking hoist building will be situated so as not to interfere with other construction activities occuring concurrently with the ventilation shaft construction. The hoist building will be erected after the sinking hoist foundations have been formed and poured and the hoist drums have been installed. The sinking stage winches will be housed in the same building as the sinking hoist.

Other facilities to be installed will consist of the storage containers used to provide secure storage of site equipment and materials, the temporary air compressors and an emergency generator. The compressors will be maintained onsite until the permanent air system is in place. A standby, or emergency, generator to supply power for emergency egress will be included. The generator will power the workstage winches to bring the sinking crew to surface in the event of a power failure.

The explosives and cap magazines will be located in conformity with the owners operations, and within reasonable proximity to the shaft site.

The final installation will consist of the onsite batch plant. As supplied by a concrete contractor, the batch plant will be set up in reasonable proximity to the shafthouse to supply the concrete required for the construction of the shaft and the ancillary facilities.

COLLAR CONSTRUCTION

As soon as possible after the date of award, a civil sub-contractor will be mobilized to site to begin the excavation of the collar. This work will include the removal of the tailings and overburden from the collar site, down to the bedrock contact, using a hydraulic tracked excavator. The overburden will be cleared to provide a safe working area in the vicinity of the shaft with the slopes being laid back to 45 degrees to prevent sloughing into the collar excavation. Rock excavation will begin using hand held sinker drills to drill the blastholes for the initial bench rounds. The tracked excavator will be used to muck the shaft bottom to the maximum reach of the backhoe boom. At that point the excavator will be demobilized and a crane will be mobilized to complete the collar excavations. Benching will remain the excavation method of choice in the collar. Mucking on the shaft bottom will be carried out using a small tracked excavator to load a regular shaft muck bucket. The loaded bucket will be hoisted to surface to be dumped. A rubber tired loader will haul the shaft muck to the designated waste dump location, assumed to be within 250 ft. of the shaft collar. After each round is mucked out the excavator will be hoisted to surface and the next bench round will be drilled off and blasted to repeat the cycle.

Ground support consisting of rockbolts, mesh and/or shotcrete, will be installed as required to secure the collar excavation, The collar will remain open until the excavation has been completed. A safety ring, consisting of liner plate segments, will be erected around the top of the excavation to prevent inadvertent dropping of equipment or materials into the collar during construction.

The collar will be excavated to approximately 105 ft. below the designed surface collar elevation. Immediately above the base of the collar a bearing set will be excavated around the circumference

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------


of the excavation. This will serve as the collar foundation. The curb ring and the bottom ring of forms will be assembled and lowered into position on the shaft bottom. After levelling and alignment, to ensure the proper location of the pipe and cable bracket anchors, the starter hanging rods will be installed in the curb ring. Eight sets of rods will be used to suspend the shaft forms during upcoming lining pours. The starter reinforcing rods for the collar concrete will also be installed in the initial pour. After these preparations are completed the scribing floor will be installed and the initial concrete will be carefully poured into the forms. This pour will be monitored to ensure that no movement of the curb ring takes place during the pour. The concrete will be poured to the top of the A ring, the water stops will be installed and the concrete will be allowed to set for 24 hours before any work resumes in the collar.

After the concrete has set, work will resume on the installation of the reinforcing bar mats. The reinforcing mats will be installed in 12 foot lifts. The mats will be installed and measured to ensure proper coverage of the bar. Then, three additional rings of forms will be lowered and assembled on top of
the A ring.  The form rings will be made in four feet vertical sections.   With
rings B, C and D in place the next lift of concrete will be placed, complete with water stops. The next lift of reinforcing bar will be installed and the concrete pours will continue. The E ring will be lowered into place and the A ring, which was used to pour the initial curb ring, will be moved from the shaft bottom and placed on top of the E ring to ensure proper insert spacings. This operation will continue to the elevation of the top of the bedrock by sequentially jumping the forms. The forms will be moved up and stacked on top of the previous pour. At least two rings of forms will remain in the lower concrete pour to act as a foundation for the next pour. Continual care will be taken to ensure proper alignment of the forms and placement of the reinforcing and the inserts. All construction joints will be supplied with properly bonded water stops. A temporary work stage, hoisted by the crane, will be used within the shaft collar to install the reinforcing and for movement of the forms.

At the elevation of the bedrock/overburden contact the concrete will be poured to form a level lip around the collar. The safety barrier of liner plate segments will be removed and replaced by a 24 ft. diameter ring of liner plate segments. These segments will be assembled and left in place to act as the outer form for the remainder of the pour to the final collar elevation. The reinforcing bars will be installed as the liner plate rings are assembled. After completion of twelve vertical feet of liner plate and rebar assembly the internal forms will be set and the next concrete lift will be poured.

After completion of the next pour, the collar excavation outside the liner plate rings will be backfilled and compacted to civil engineering specifications.
This operation will proceed concurrent with the installation of the liner plate, the reinforcing and the remainder of the collar concrete. The liner plate rings remain in place allowing backfilling to begin while the concrete cures.

To complete the collar construction, carpenters will construct the outer forms for the headframe tower foundations at the top of the liner plate column. The reinforcing mats will be installed per the rod detailing, blockouts for the subfloor service trench entries will be installed and the remainder of the collar concrete will be poured using the shaft forms up to the final collar
elevation.   The temporary concreting stage will be removed.  The shaft sinking stage, which will have been assembled while the concreting operations advanced, will be lowered into the shaft collar and secured immediately below the surface elevation. The outer formwork will be stripped and the remaining backfilling and compacting will be completed. Headframe erection will follow immediately thereafter.

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------


HEADFRAME ERECTION

The erection of the headframe and collarhouse will follow immediately after the completion of the collar concreting. The initial operation will include the forming and pouring of the collarhouse floors and grade beams. The floors will include trenches for the shaft service lines (piping and power cables) as well as a gutter and sump arrangement for washdown water collection. The time required to complete the floors will allow the collar concrete sufficient time to cure. The headframe erection will proceed after the floors have been completed.

The headframe tower and sheave deck will be erected first. The tower will consist of modular components which bolt together to form a sinking headframe. The tower will be assembled to allow the use of a shaft sinking jumbo. A vertical extension of the tower will create a higher portal from the tower into the collar house. This allows the removal of jumbo from the shaft between drill shifts. As it is suspended in the collar house during the inactive drill periods it will be serviced and repaired. This greatly improves machine availability and reliability.

Included with the tower erection will be the installation of the dump chute and dump doors.

Upon completion of the sheave deck installations, the backlegs will be installed. The backleg foundations will have been constructed while the collar lining operations were proceeding. Once the backlegs are in place the tower assembly will be checked for verticality and all bolts tightened. The collar house will be erected and the completed assembly will be insulated and clad. New cladding, of a color chosen by the owner, will be installed.

The remainder of the work in the headframe prior to sinking will include the final positioning of the sheave wheels, the installation of the limit switches, the crosshead chairs and the controls for the collar doors, the dump doors and the crossheads. At the collar elevation the collar safety door support steel and the collar doors will be installed, along with attendant air cylinders and controls. Compartment safety gates will complete the installations.

HOIST INSTALLATION

Portions of the sinking hoist installations will proceed concurrent with collar construction and headframe erection. For example, the hoist foundations will be among the first items constructed on the site. As soon as the foundations are able to sustain a load the main hoist shaft and drums will be installed on the bearing mounts. All the heavy hoist components will be installed prior to completing the building around the hoist. Once the hoist is enclosed the installation of the electrical and remaining mechanical components will proceed. It is expected that this process will require as much time as the collar construction and headframe erection. The hoist house cladding, in any event, will match the headframe cladding.

The stage winches will be installed on a dedicated concrete slab immediately in front of the sinking hoist and will be covered with a less permanent structure than the sinking hoist.

As related previously, the hoist room and the shop will share parts of a common building.

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------


COMPLETION OF SINKING SET UP

Completion of the sinking set up will entail the roping up of the stage winches, finishing the hoist wiring and testing of the various interlocks, installation and roping up of the Cryderman suspension winches, roping up of the sinking hoist, installation of the spelter sockets on all ropes, installation of the sinking crossheads, attaching the suspension ropes to the sinking stage and picking up same, installation of the sinking hooks and installing and testing the signal system. The various components in the bucket dumping system will be
tested for proper alignment and operation.   This will include the crosshead
chairs, the dump doors and the fifth wheel arrangements. Prior to resuming work on the shaft bottom the upper limit and track limit switches will be tested for proper operation. Only after all systems are operating satisfactorily sinking operations will resume.

RESUMPTION OF SINKING OPERATIONS

After all systems have been checked out as being operational, shaft bottom advance and construction will proceed on a three shift per day, seven day per week schedule. The shaft service lines will be installed from the collar down to the depth of 60 ft. These lines will be supported on brackets attached to the cast in place wall inserts. On surface, the lines will be run in trenches and covered conduits to link up with the permanent service lines furnished by the owner.

The shaft bottom will be advanced, using the benching methodology, from the bottom of the collar to a depth of 200 feet. The bench rounds will be drilled using hand held sinker drills, loaded with cartridge explosives and initiated with Magnadets.

Full bottom rounds are postponed until the shaft bottom is approximately 200 feet below the collar. This prevents excessive damage to the sinking stage from fly rock.

Cryderman shaft muckers, lowered through specially constructed wells within the work stage, will load the blasted muck into buckets for hoisting and dumping on surface. The Cryderman will be suspended from surface on their own dedicated hoist ropes. This allows the mucking units to be hoisted clear of the workstage during concreting operations.

The sinking buckets, sized to take maximum advantage of the available hoist and Cryderman boom capacity, will be guided by sinking crossheads which run on the stage suspension ropes. In the headframe, crosshead chairs will allow the sinking bucket to be lowered independently of the crosshead for dumping purposes. Dump doors with a fifth wheel dumping attachment will allow the buckets to be tipped and dumped. During dumping operations the collar safety doors will be closed to prevent any spillage falling to the shaft bottom and possibly injuring the sinking crew.

Concreting operations will resume after the shaft bottom has advanced sufficiently to allow the lowering and pouring of 20 feet of shaft wall lining. This will require that some 30 feet of shaft be excavated below the curb ring to allow the resumption of drilling operations below the curb after the completion of concreting operations.

Piping will be installed on permanent brackets attached to the shaft wall with cast in place inserts. Headers on the air and water lines will be installed every 100 vertical feet.

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------


After completion of the service installations, the curb ring and A ring will be lowered, using the shaft sinking stage, and suspended on the form hanging rods. The hanging rods will consist of Dywidag-type rods sized to the exact length of the wall pour. The curb ring will be aligned and levelled, the cast in place inserts will be installed in the A ring, the scribing floor will be installed and the curb ring concrete will be poured. The curb ring will be held in place by a system of screw jacks and cable come-a-longs. After the curb pour is complete the jacks and come-a-longs will be removed and the remainder of the shaft forms will be lowered and installed on the top of the A ring. Once the forms are installed the remainder of the concrete will be poured up to the bottom of the previous pour. Completion of the pour will signal a resumption in sinking operations.

After benching operations reach a depth of 200 feet, drilling full face rounds with the shaft jumbo will begin. The shaft jumbo proposed is a two boom electric-hydraulic unit specifically designed for shaft work. The jumbo locks into the bottom deck of the sinking stage in one bucket well, leaving the other bucket well available for bucket travel. The jumbo is designed to drill a burn cut full bottom round. Round length will be 16 feet. The bottom will advance under cover of probe holes drilled ahead of the shaft advance. Ground control measures will be used as necessary. In order to maintain 20 foot pours it will be necessary to advance the bottom a minimum of 45 feet ahead of the curb ring. Close attention to drilling, scaling, and mucking will be necessary to prevent excessive ground support installations. Smooth wall blasting techniques will be used to minimize overbreak and rough walls.

In the severely sheared areas it may be necessary to temporarily use hand held sinkers and benching. If the formation is as badly fractured, as some of the core indicates, the use of paving breakers can be implemented to break out the rock. The successful use of paving breakers is well documented and is not expected to hinder advance. The sinking is continuous through a sheared area and the absence of blasting allows the formation to stand better. This, in conjunction with shotcrete, will allow successful penetration of the shear zones with a minimum of difficulty.

Using these methods the shaft will advance to the level of the first pump station. Immediately above the pump station a water ring will be installed to catch any water which may be draining into the shaft and running down the lining.

PUMP STATION DEVELOPMENT

As the shaft advances through the station elevation, the walls will be slashed as required to form the shaft walkarounds. The crown of the initial station round will be line drilled using the shaft jumbo. Probe holing will be done with the shaft jumbo prior to the start of station excavation. The initial station round will be blasted and followed by trimming of the station brow to final dimensions. The permanent ground support, consisting of rock bolts and shotcrete, will be applied as soon as possible after completion of the blasting cycle. Prior to advancing the shaft to the station sill elevation, the crown portion of the second station round will be drilled from the muck pile in the station. The intent is to advance the station as a full face excavation using the blast muck as a work platform to install back and upper rib ground support, and to drill off the crown portion of the succeeding round prior to mucking out the face.

Initial mucking in the station will be carried out using a slusher and scraper combination. The slusher will pull the station muck into the shaft where it will be loaded by the Cryderman into the muck buckets for hoisting. Jackleg drills will be used to drill the blast holes after the initial station

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------


round. The shaft will advance to just below the station sill elevation and the lower portion of the first station round will be drilled off and blasted. Once again the shaft jumbo will be used to drill the bottom portion of the station round. After blasting, the station will be slushed out and the lower portion of the second station round will be drilled off. This will complete drilling on the second round. This round will then be loaded and blasted. The slusher will pull back the muck sufficiently to allow installation of required ground support and the drilling off of the crown segment of the third round. This sequence will continue to the required extent of the station.

As the station advances and the possibility of damage due to flyrock is reduced, an LHD unit will be used to muck out the face. This will improve mucking substantially as the station advances away from the shaft. The LHD will be able to load the muck buckets directly and the Cryderman will only be used to clean up spillage which will result from such loading operations. The station will then advance to its required dimensions. Upon completion of station excavation and cleanup the LHD will be hoisted to surface for repair and servicing in anticipation of the next station excavation, whereupon sinking operations will resume.

The shaft will be advanced sufficiently to allow the pouring of the curb ring immediately below the station sill. The station floor will be blown clean in preparation for the concrete floor. The curb ring will be lowered and set so that the curb and the floor pour will be completed simultaneously.

The installations on the pump station will consist of the permanent piping drops from the shaft service lines as well as a temporary substation to power the temporary dewatering pumps. Thyssen Mining will install the permanent shaft power cable in the shaft and use it to power the substations on each level. The pricing for the cable and junction boxes is included in the pricing schedule. The temporary pumping system will be installed in the station and connected to the shaft rising main. Water from the shaft bottom and the water ring immediately above the station will be routed through this system to surface. To complete the installations in the station a safety fence will be provided around the shaft opening. A "drawbridge" will be installed to allow access from the sinking bucket to the level when the sinking stage is not spotted at the level. This structure will be weighted so as to retract automatically when not in use.

CONTINUE SINKING OPERATIONS

Normal sinking operations will resume below the pump station after all installations are complete. The sinking will continue as noted above until the next pump station is reached. That construction will mirror the aforementioned procedure with minor changes due to the learning experience from the first station. The second leg of the pumping system will be installed in the second station. Sinking operations will then continue to the 4000 Level which represents the first development area.

DEVELOPMENT LEVEL STATION CONSTRUCTION

The construction of the development level stations is substantially the same as the temporary pumping level stations except for the inclusion of muck handling facilities in the station sill lip. This will result in a slight change in the concreting sequence at the station sill. The lip pockets will be blasted out in conjunction with sinking of the shaft. The pocket locations will be blocked out in the shaft wall pour as the shaft lining proceeds past the station. The pocket steel will be installed after

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------


the forms have been stripped and lowered. The remainder of the pocket concrete and the station floor concrete will be poured after the pocket steel is in place.

As with the other stations, the permanent service lines will be installed on each level as the shaft services are installed in the shaft. The pumps for the temporary pumping system will be installed on each level as the stations are completed.

COMPLETION OF SINKING OPERATIONS

The shaft will be completed to its ultimate bottom after completion of the 3400 Level shaft station. One round will be blasted in the shaft wall for the future ramp to break into. This will be properly supported with bolts and shotcrete. The shaft liner will be extended to the shaft bottom. The liner will be blocked out where the proposed shaft bottom access ramp is to enter.

To complete the shaft construction phase of the project, the sinking stage will be hoisted to surface and the second temporary ventilation line, to supply air to the 4000 level development, will be installed down to the level. This line will be dedicated to the level and decline advance which will proceed from this level station. The other ventilation line, installed during sinking operations, will be used to ventilate the advance on the 3700 and 3400 Levels.

SHAFT CHANGEOVER

The change over to development operations will require the installation of steady beams at the 4000 and 3700 levels. These beams will be used to prevent the shaft buckets from swinging away from the lip pocket during loading operations at each level. The sinking stage will be anchored at the shaft bottom immediately below the bottom of the 3400 Lip Pocket. One Cryderman mucker will remain in place to clean up spill at the shaft bottom until completion of the shaft bottom decline. When that excavation is complete the Cryderman will be demobilized. In order to complete the changeover, the sinking buckets will be swapped out for larger buckets to increase the development hoisting capacity.

LEVEL AND DECLINE DEVELOPMENT

The level and decline development will take place on two levels simultaneously. The initial proposal is to develop on the 4000 Level with one equipment spread while, at the same time using a separate equipment spread to develop the 3400 Level, the shaft bottom access decline, and then the 3700 Level to complete the work on the Main Crosscut and the Shop Access. This will allow the use of the mining equipment to advance upward in the connecting decline between the 3700 Level and the 4000 Level should the decline from the 4000 Level be delayed.

Each equipment spread will consist of a two boom electric / hydraulic jumbo, a 5 or 6 cubic yard LHD, a scissor lift or mobile bolting deck, a 16 ton rock truck, and a 2 or 3 cubic yard LHD to load the lip pocket and transport the various support items required to successfully advance the drifts and declines.

Conventional drill and blast methodologies will be used to excavate the drifts and declines. Ground support is to be installed as required to maintain a safe working environment. Permanent and temporary services will be installed as the headings advance.

Thyssen Mining                                               Project Methodology
- --------------------------------------------------------------------------------


There exists a potential for substantial water inflows to the various headings. Therefore, we have allowed for drilling a series of fanned dewatering holes ahead of the advancing face. Since probe holes are required in the advance program, it should be worthwhile to advance several holes at a time to try and dewater the face. This will allow the face to drain in advance of the drifting operations. The drift work is mainly single heading so we are unable to choose an alternate heading if flooded out of a face. This method may allow the channelling and capture of the formation waters and may possibly prevent delays as a result of flooded drill holes.

A remuck bay will be situated close to the station. The drift muck will be loaded into the lip pocket and muck handling system from there. This system presents a major source of delay. Invariably, there will be times when it will be necessary to muck from both levels simultaneously. This is not technically feasible and will result in delays on one level or the other, or both. The other major concern is the feasibility of mid shaft loading of skips on rope guides. The potential for excessive spillage is considerable. We propose an alternative solution which may prove attractive from a financial and operational aspect. This proposed alternate is to be found in Statement K. TMCC WILL LEAVE ALL DEVELOPMENT UTILITIES IN PLACE FOLLOWING THE COMPLETION OF THE PROJECT.
THIS INCLUDES AIR, WATER, VENTILATION AND POWER LINES.

TEAROUT AND DEMOBILIZATION

This phase of the work will involve the removal of those items of the contractor's plant which are not required by the owner after the completion of the initial scope of work.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


SCHEDULE OF ITEMS AND PRICES

GENERAL

The Project Specifications and Drawings and the AGREEMENT DOCUMENTS are to be read in conjunction with this Schedule of Items and Prices.

The Schedule of Items and Prices has not been prepared in conformity with any standard METHOD OF MEASUREMENT and this preamble shall form the only METHOD OF MEASUREMENT AND BASIS OF PAYMENT APPLICABLE to this AGREEMENT.

General instructions and descriptions of WORK and materials given in the PROJECT Specifications AND DRAWINGS are not necessarily repeated in this Schedule of Items and Prices. Reference is made to the Specifications for this information.

The Schedule of Items and Prices shall be the basis on which all adjustments and variations arising out of the performance of the Work shall be measured.

Unless otherwise stated herein, all quantities will be measured for payment, net in place, in the completed Work.

"Net" shall mean to the neat lines shown on the Drawings, specified herein, or in the PROJECT Specifications AND DRAWINGS, and no allowance will be made for bulking, shrinkage, waste and offcuts, lapping or working space unless otherwise authorized in writing by the Owner.

Each sum price shall be the full and only amount payable by the Owner to the Contractor for the Work and all things directly or indirectly required to complete it in accordance with the PROJECT SPECIFICATIONS AND Drawings, such as, but not limited to, supplying, transporting, erecting, handling, storing, consumable items, temporary facilities, scheduling, setting out and clean-up, and including overheads and profit.

Each item is to be measured for payment in the unit stated in this Schedule of Items and Prices.

All Lump Sum and Unit Prices shall be fixed prices and not subject to escalation. TMCC RECOGNIZES THAT A LUMP SUM CONTRACT INHERENTLY PROVIDES INCENTIVES TO THE CONTRACTOR FOR COMPLETING THE PROJECT AHEAD OF SCHEDULE. CONVERSELY, BY EXCEEDING THE SCHEDULE, THE CONTRACTOR IS PENALIZED TO THE EXTENT THAT INDIRECT PROJECT COSTS ARE NOT RECOVERED DURING THE ADDITIONAL TIME.

ITEM NO. 1.0 - BONDS
Payment shall be the tendered amounts for the costs of satisfactory submitted bonds.

ITEM NO. 1.2.1 - MOBILIZATION - SHAFT
Payment shall be the total tendered amount and shall be paid in full when all temporary works including sinking equipment, temporary facilities, and personnel required for shaft related activities have been delivered to the Site (AS SUCH TERM IS DEFINED IN THE GENERAL CONDITIONS). If, in the opinion of the Owner, all items have not been mobilized to the Site, only a proportion of the Lump Sum amount will be certified by the Owner.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


Items included in mobilization are all things required for the No. 1 Shaft Work which are not specifically supplied by the Owner, AS PROVIDED IN THE SCOPE OF WORK (PART 6) PROVISIONS OF THE AGREEMENT DOCUMENTS.

The Contractor shall include, as Statement M.1, a detailed list of equipment which will be mobilized to Site to perform the Work.

ITEM NO. 1.2.2 - MOBILIZATION -- LEVEL DEVELOPMENT
Payment shall be the total tendered amount and shall be paid in full when all temporary works including sinking equipment, temporary facilities, and personnel required for level development related activities have been delivered to the Site. If, in the opinion of the Owner, all items have not been mobilized to the Site, only a proportion of the Lump Sum amount will be certified by the Owner.

Items included in mobilization are all things required for the level development of the No. 1 Shaft Work which are not specifically supplied by the Owner.

The Contractor shall include, as Statement M.2, a detailed list of equipment which will be mobilized to Site to perform the Work.

ITEM NO. 1.3.1 - SETUP SURFACE PLANT
This item shall include all temporary facilities required for CONTRACTOR'S PROJECT support and TO initiate collar excavation and construction.

The payment shall be the total tendered amount and shall be paid in full when the surface plant facilities have been erected or installed as required. If, in the opinion of the Owner, all items have not been installed or erected, only a proportion of the Lump Sum amount will be certified by the Owner.

ITEM NO. 1.3.2 - SETUP SHAFT SINKING PLANT
This item shall include all temporary facilities required to sink the No. 1 Shaft. These would include such items as hoist installation, headframe erection, winch installations, sinking stage installation, hoist house construction, etc.

The payment shall be the total tendered amount and shall be paid in full when all sinking facilities have been erected or installed as required. If, in the opinion of the Owner, all items have not been installed or erected, only a proportion of the Lump Sum amount will be certified by the Owner.

ITEM NO. 1.3.3 - EXCAVATE, SUPPORT AND CONSTRUCT SHAFT COLLAR
The construction of the No. 1 Shaft collar shall include all required overburden excavation and disposal, water control, temporary ground support and concrete construction. The collar shall be constructed in accordance with the PROJECT SPECIFICATIONS AND DRAWINGS. Any temporary ground support required to construct the collar as designed shall be included, at the Contractor's discretion, in order to maintain a safe working environment.

The collar is designed at 100 ft in length measured from the surface elevation. With any revision to this length, the lump sum price will be adjusted using prices provided in Statement A.2.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------

Overbreak beyond the neat lines shall not be included in the measured advance or volume for payment. IF, IN THE OPINION OF THE OWNER, ALL ITEMS HAVE NOT BEEN INSTALLED OR ERECTED, ONLY A PROPORTION OF THE LUMP SUM AMOUNT WILL BE CERTIFIED BY THE OWNER.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------

ITEM NO. 1.3.4 - SHAFT SINKING 20 FT DIAMETER TO 2050 FT BELOW COLLAR
Shaft sinking shall include drilling, blasting, mucking, scaling, dewatering, concrete lining, and muck disposal by hoisting to surface. Loading and haulage of waste rock from the headframe to an agreed upon location 250 ft from the headframe waste dump will be by the Contractor.

In the shaft, ground support will be installed at the Contractor's discretion in order to maintain sound rock walls and a safe working environment until the concrete lining is poured. The costs for all temporary ground support shall not be included in the shaft sinking price. The cost of temporary ground support will be provided by prices presented in Statement A.1, Item 2.2.

The concrete lining will be constructed in accordance with the drawings and specifications. Bidders shall provide for a minimum 12-inch thick lining of 3000 psi concrete. The lump sum shaft sinking price shall include the supply and installation of the concrete and to provide allowance for all wastage and overbreak.

In providing prices for shaft sinking, it shall be assumed that water inflows range from 0 to 50 gpm. Water inflows do not include service water required for shaft sinking. For inflows which exceed this range, prices that correspond to measured inflows will be obtained from Statement A.2, Item 1.3.4.

The lump sum shaft sinking price shall include supply and installation of all permanent pipelines in accordance with the PROJECT SPECIFICATIONS AND DRAWINGS. All temporary services required to sink the No. 1 Shaft are supplied and installed at the discretion of the Contractor and shall be included in the lump sum price for this item.

The Contractor shall be responsible to carry a probe hole from 50 ft to 100 ft ahead of the shaft bottom at all times during sinking. The cost of this probe hole shall be included in the lump sum cost of shaft sinking.

The Contractor shall be responsible to have a grout plant on site at all times during sinking operations. Any grouting programs shall be approved by the Owner prior to commencement. The prices for grouting shall be provided IN WRITING in Statement A.2, Item 2.3; GROUTING. Costs for grouting shall not be included in the lump sum price for shaft sinking.

The Contractor shall be responsible for the supply and installation of permanent power and communication lines in accordance with the PROJECT SPECIFICATIONS AND DRAWINGS. These permanent facilities may be used by the Contractor during shaft sinking.

The Contractor will be responsible to include in its lump sum Contract Price the cost of any additional shaft footage which is required over and above the 2,050 ft specified. This additional footage (e.g., to accommodate the Contractor's sinking plant below the 3400 level) will not be paid using prices provided in Statement A.2 - Item 1.3.4.

Two test holes have been diamond drilled near the shaft site. Rock quality data from the log of the holes are summarized in Appendix A and Appendix B of the Request for Proposal. Cores from all the holes are available for inspection on site.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


ITEM NO. 1.3.5 - PERMANENT SHAFT SERVICES ENGINEERING
The Contractor will be responsible to provide detail engineering for the permanent shaft services, hangers, water ring design and connection, and power and communication hangers. The general arrangement of these items is included in the drawings provided.

ITEM NOS. 1.3.6.1, 1.3.7.1, 1.3.8.1, 1.3.9.1, AND 1.3.10.1 -- TEMPORARY PUMP
STATION AND SHAFT STATION EXCAVATION AND SUPPORT
Rock excavation shall include drilling, blasting, dewatering, scaling, mucking and disposal of waste rock by hoisting to surface. Loading and haulage of rock from the headframe to a location 250 ft from the headframe or a place agreed upON will be by the Contractor AND INCLUDED IN THE LUMP SUM PRICES.

Overbreak beyond the neat lines shall not be included in the measured advance or volume for payment.

Included in the lump sum price shall be a 3-inch thick layer of FIBER-reinforced shotcrete on the ribs and back of the shaft stations and temporary pump stations TO THE LIMITS SHOWN ON THE PROJECT SPECIFICATIONS AND DRAWINGS. The lump sum price shall include shotcreting to the sill of each station, across the brow of each station, and over the walkaround of each station. THE PLACEMENT OF FIBER-REINFORCED SHOTCRETE BEYOND THE LIMITS INCLUDED IN THE PROJECT SPECIFICATIONS AND DRAWINGS, OR BEYOND THE LIMITS DESCRIBED ABOVE FOR THE LUMP SUM PRICE WILL BE PAID AT THE UNIT PRICES PROVIDED IN STATEMENT A.1, ITEM 2.0.

Not included in the lump sum prices will be temporary ground support (e.g., rockbolts and screen). The prices presented in Statement A.1, Item 2.2 shall be applied as the ground conditions dictate.

ITEM NOS. 1.3.6.2, 1.3.7.2, 1.3.8.2, 1.3.9.2 AND 1.3.10.2 -- TEMPORARY PUMP
STATION AND SHAFT STATION CONSTRUCTION
The Contractor shall construct the temporary pump stations and shaft station in accordance with the PROJECT SPECIFICATIONS AND DRAWINGS. Included in this item shall be the supply and installation of all permanent piping and services. Floors of the shaft stations shall be concreted, with a ditch formed near one rib.

The Contractor shall supply and install an electrical selector switch and associated electrics in accordance with PROJECT SPECIFICATIONS AND DRAWINGS.

The design, construction and installation of a temporary level development waste handling system is the responsibility of the Contractor. Any costs associated with THIS WORK shall be included in the appropriate station construction, as presented in Statement A.1.

ITEM NO. 1.3.11 -- WATER RING
This item includes the supply and installation of five (5) water rings in accordance with the PROJECT SPECIFICATIONS AND DRAWINGS. The water rings will be cast into the shaft lining above each temporary pump station and shaft station, with connections made to the shaft drain line.

ITEM NO. 1.3.12 -- NO. 1 SHAFT CHANGEOVER
This item covers the removal of the Contractor's sinking plant and all associated temporary services and electrics required to sink the No. 1 Shaft, not including any support facilities required to complete the level development in accordance with the Scope of Work. The activities in this item

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


should include the removal of temporary shaft vent duct, the cleaning of the shaft bottom, removal of the sinking stage, etc.

The Scope of Work does not include the installation of a permanent shaft conveyance system (e.g., rope guides, cage, etc.).

ITEM NOS. 1.4.1, 1.4.2, AND 1.4.3 (1.4.4, 1.4.5 AND 1.4.6 DO NOT APPEAR IN
SCHEDULE) -- LEVEL ACCESS DRIFT AND RAMP
This PART OF THE WORK may be accessed from, and mucked via, the No. 1 Shaft . The order, direction, equipment, mucking system and entire methodology of development is at the Contractor's discretion, subject to the approval of the Owner. Each Bidder is required to submit a description of the methodology proposed for the Work in order to assist the Owner in assessing the technical merits of the Bids.

The drifts, ramps, safety bays, and diamond drill stations are to be paid by the linear foot based on the lump sum prices corresponding to the units provided in the description Any revision to these quantities shall be paid based on prices provided in Statement A.2. THE PROVIDED PRICES SHALL APPLY EQUALLY TO FLAT OR ARCHED BACK.

Permanent and temporary ground support shall not be included in the lump sum prices for these items. Prices provided in Statement A.1, Item 2.2 will be used to compensate the Contractor for ground support installed.

Item No. 1.5 - DEMOBILIZATION
Payment shall be the total tendered amount and shall be paid in full when all temporary items have been removed from the WORK Site. If, in the opinion of the Owner, all items have not been demobilized from the Site, only a proportion of the Lump Sum amount will be certified by the OWNER. Payment shall also include removal of all rubbish, debris and surplus material and removal of foundations from the Site and restoring all sites to existing grades with proper compacted material as approved by the OWNER upon completion of the Work.

ITEM NO. 2.2 - GROUND SUPPORT
This item is intended to cover ground support which may be required during level development, shaft sinking, and shaft station excavation. Payment will be made only for support which was considered necessary and authorized by the Owner.

OVERHEAD COSTS

Bidders should provide, on the Statement A.1 summary, the following costs:

a) The amount of overhead (as defined in Statement B) and profit which is included in the total estimated amount tendered,

b) the per diem fixed cost which would be incurred during a total WORK suspension, including overheads as above, standby rates on equipment, and continued operation of temporary construction pumps and fans, and,

c) the applicable taxes which are included in the total estimated amount tendered (provided in the form of State and local taxes).

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------



                                    STATEMENT A.1

                         SCHEDULE OF ITEMS & CONTRACT PRICES

CONTRACT PRICES: Full compensation to Contractor for full and complete performance by contractor of the Work, compliance with all terms and conditions of this AGREEMENT, and for Contractor's payment of all obligations incurred in, or applicable to, performance of the Work shall be determined in accordance with the following all-inclusive prices:

1.0 LUMP SUM PRICE

Full compensation for the Lump Sum Price portion of THE Work as set forth in
Section 6.0, Scope of Work to this Request for Proposal and designated as the "Lump Sum Portion of Work," shall be the total Lump Sum Price of: TWELVE MILLION, THREE HUNDRED FOURTEEN THOUSAND, SEVEN HUNDRED FORTY DOLLARS (U.S.)

($  12,314,740).
- ------------------------------

The Lump Sum Price is broken down as follows:


                                                                 Total
Item No.  Description                                       Lump Sum Price (US$)
- --------  -----------                                      -------------------

 1.1     BONDS
 1.1.1   100% Performance Bond                                 $    82,740
                                                            -------------------
 1.1.2   100% Material & Labor Bond                            $    82,740
                                                            -------------------
                                            Subtotal           $   165,480
                                                            -------------------
 1.2     MOBILIZATION
 1.2.1   Recruiting and Move to Site, Shaft Personnel &
         Equipment                                             $   997,060
                                                             ------------------
 1.2.2   Recruiting and Move to Site, Level Development
         Personnel & Equipment                                 $    31,610
                                                             ------------------
                                            Subtotal           $ 1,028,670
                                                             ------------------

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


           STATEMENT A.1     SCHEDULE OF ITEMS & CONTRACT PRICES  (Cont'd)


                                                                       Total
Item No.  Description                                            Lump Sum Price (US$)
- --------  -----------                                            --------------------
1.3      NO. 1 SHAFT
1.3.1    Setup Surface Plant                                        $   833,075
                                                                 --------------------
1.3.2    Setup Shaft Sinking Plant                                  $   725,690
                                                                 --------------------

1.3.3    Excavate, Support and Construct 100' Collar (20'
         diameter), including temporary ground support              $   606,340
                                                                 --------------------

1.3.4    Shaft Sinking 20' diameter to 2050' below Collar,
         including all temporary and permanent services and
         concrete lining; assuming inflows of 0-50 gpm.             $ 3,995,550
                                                                 --------------------

1.3.5    Permanent Shaft Services Engineering                       $     2,170
                                                                 --------------------

1.3.6    5000 L Temporary Pump Level
1.3.6.1  Station Excavation and Support (1295 cu yd)                $   179,805
                                                                 --------------------
1.3.6.2  Station Construction                                       $    64,110
                                                                 --------------------
1.3.7    4500 L Temporary Pump Level
1.3.7.1  Station Excavation and Support (1295 cu yd)                $   179,805
                                                                 --------------------
1.3.7.2  Station Construction                                       $    64,110
                                                                 --------------------

1.3.8    4000 L Shaft Station
1.3.8.1  Station Excavation and Support (850 cu yd)                 $   125,540
                                                                 --------------------
1.3.8.2  Station Construction                                       $    64,110
                                                                 --------------------

1.3.9    3700 L Shaft Station
1.3.9.1  Station Excavation and Support (850 cu yd)                 $   125,540
                                                                 --------------------
1.3.9.2  Station Construction                                       $    64,110
                                                                 --------------------

1.3.10   3400 L Shaft Station
1.3.10.1 Station Excavation and Support (850 cu yd)                 $   125,540
                                                                 --------------------
1.3.10.2 Station Construction                                       $    64,110
                                                                 --------------------


Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


           STATEMENT A.1     SCHEDULE OF ITEMS & CONTRACT PRICES  (Cont'd)


                                                                       Total
Item No.  Description                                            Lump Sum Price (US$)
- --------  -----------                                            --------------------
1.3.11   Water Rings (5) -- Supply and Install                      $    60,580
                                                                 --------------------

1.3.12   No. 1 Shaft Changeover                                     $   207,130
                                                                 --------------------

                                                 Subtotal           $ 7,487,315
                                                                 --------------------

1.4      LEVEL DEVELOPMENT
         (inclusive of mucking and all service installations)

1.4.1    4000 Level
1.4.1.1  No. 1 Crosscut (15'x15'x915')                              $   599,300
                                                                 --------------------
1.4.1.2  Main Decline 4000 L to 3700 L (15'x15'x2320')              $ 1,481,105
                                                                 --------------------
1.4.1.3  Shaft Station Slashing (320 cu yd)                         $    27,240
                                                                 --------------------

1.4.2    3700 Level
1.4.2.1  No. 1 Crosscut (15'x15'x1050')                             $   692,235
                                                                 --------------------
1.4.2.2  Shop Access Drift (15'x15'x350')                           $   223,100
                                                                 --------------------
1.4.2.3  Shaft Station Slashing (320 cu yd)                         $    27,240
                                                                 --------------------

1.4.3    3400 Level
1.4.3.1  No. 1 Crosscut (15'x15'x145')                              $    96,870
                                                                 --------------------
1.4.3.2  Ramp to Shaft Bottom (12'x12'x335')                        $   228,865
                                                                 --------------------
1.4.3.3  Shaft Station Slashing (320 cu yd)                         $    27,240
                                                                 --------------------

                                                  Subtotal          $ 3,403,195
                                                                 --------------------

1.5      DEMOBILIZATION
1.5.1    Teardown Surface Plant & Cleanup                           $   147,100
                                                                 --------------------
1.5.2    Demobilize Equipment and Personnel                         $    82,980
                                                                 --------------------

                                                  Subtotal          $   230,080
                                                                 --------------------


Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


           STATEMENT A.1     SCHEDULE OF ITEMS & CONTRACT PRICES  (Cont'd)

                              SUMMARY OF LUMP SUM PRICES



                                                                      Estimated
Item No.  Description                                                Amount (US$)
- --------  -----------                                                ------------
 1.1     BONDS                                                      $   165,480
                                                                 --------------------

 1.2     MOBILIZATION                                               $ 1,028,670
                                                                 --------------------
 1.3     NO. 1 SHAFT                                                $ 7,487,315
                                                                 --------------------
 1.4     LEVEL DEVELOPMENT                                          $ 3,403,195
                                                                 --------------------
 1.5     DEMOBILIZATION                                             $   230,080
                                                                 --------------------


         TOTAL ESTIMATED AMOUNT                                     $12,314,740
                                                                 --------------------
                                                                 --------------------

         a) Overhead and Profit included in the above amount        $ 1,224,855
                                                                 --------------------
                                                                 --------------------

         b) Per diem Fixed Cost during an unplanned WORK            $
            stoppage                                                /day  7,850
                                                                 --------------------
                                                                 --------------------


         c)  Total taxes included in the above amount:
                                                 State              $   251,530
                                                                 --------------------
                                                                 --------------------
                                                 Local              $   -0-
                                                                 --------------------
                                                                 --------------------



Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


                                   2.0 UNIT PRICES

                                    STATEMENT A.1

                           SCHEDULE OF ITEMS & UNIT PRICES


                                                                                                  Total
Item                                                                                            Unit Price
 No.     Description                                    Unit                                     (US$)
- ----     -----------                                    ----                                     -----
2.1      WASTE HAULING
         0' to 1500'                                    cu yd                                     $ 2.62
                                                                                                   ------
         1501' to 3000'                                 cu yd                                     $ 4.35
                                                                                                   ------
         3001' to 5000'                                 cu yd                                     $ 5.72
                                                                                                   ------


2.2      GROUND SUPPORT                                            Shaft Sinking      Level Development
                                                                 (supply & install)    (supply & install)
2.2.1    Mechanical Rockbolts (incl. 6"X6" plate)                                   Critical   Non Critical

         5/8" x 5'                                       ea            $ 34.20      $ 41.60      $ 21.00
                                                                        -------      -------      -------
         5/8" x 6'                                       ea            $ 35.10      $ 42.60      $ 22.00
                                                                        -------      -------      -------
         5/8" x 7'                                       ea            $ 41.20      $ 48.60      $ 28.00
                                                                        -------      -------      -------
         5/8" x 8'                                       ea            $ 42.80      $ 50.20      $ 29.50
                                                                        -------      -------      -------

2.2.2    Resin / Rebar (threaded incl. 6"X6" plate)
         3/4" x 5'                                       ea            $ 45.70      $ 53.20      $ 32.50
                                                                        -------      -------      -------
         3/4" x 6'                                       ea            $ 49.00      $ 56.40      $ 35.70
                                                                        -------      -------      -------
         3/4" x 7'                                       ea            $ 57.20      $ 64.60      $ 43.90
                                                                        -------      -------      -------
         3/4" x 8'                                       ea            $ 59.60      $ 67.00      $ 46.40
                                                                        -------      -------      -------
         3/4" x 10'                                      ea            $ 79.30      $ 86.80      $ 66.10
                                                                        -------      -------      -------

2.2.3    Resin / Rebar (forged incl. 6"x6" plate)
         3/4" x 5'                                       ea            $ 48.10      $ 55.50      $ 34.80
                                                                        -------      -------      -------
         3/4" x 6'                                       ea            $ 50.50      $ 58.00      $ 37.30
                                                                        -------      -------      -------
         3/4" x 7'                                       ea            $ 59.00      $ 66.50      $ 45.80
                                                                        -------      -------      -------
         3/4" x 8'                                       ea            $ 61.50      $ 68.90      $ 48.20
                                                                        -------      -------      -------
         3/4" x 10'                                      ea            $ 81.90      $ 89.30      $ 68.60
                                                                        -------      -------      -------




Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------



                                    STATEMENT A.1

                       SCHEDULE OF ITEMS & UNIT PRICES (Cont'd)




                                                                                               Total
 Item                                                                                       Unit Price
  No.               Description                                Unit                            (US$)
  ---               -----------                                ----                            -----

 2.2              GROUND SUPPORT                                Shaft Sinking             Level Development
                  (cont'd)                                    (supply & install)          (supply & install)
 2.2.4  Split Set-Registered Trademark-Bolts                                  Critical    Non-Critical
                  18" NO DRILLING                              ea        $ 18.80        $ 26.20          $5.60
                                                                         -------        -------        -------
                  3'                                           ea        $ 27.60        $ 35.10        $ 14.40
                                                                         -------        -------        -------
                  5'                                           ea        $ 36.00        $ 43.50        $ 22.80
                                                                         -------        -------        -------
                  6'                                           ea        $ 39.20        $ 46.70        $ 26.00
                                                                         -------        -------        -------
                  7'                                           ea        $ 43.60        $ 51.10        $ 30.40
                                                                         -------        -------        -------
                  8'                                           ea        $ 45.50        $ 52.90        $ 32.20
                                                                         -------        -------        -------

 2.2.5  Swellex-Registered Trademark-Bolts
                  5'                                           ea        $ 47.50        $ 57.70        $ 37.00
                                                                         -------        -------        -------
                  6'                                           ea        $ 52.10        $ 59.60        $ 38.90
                                                                         -------        -------        -------
                  7'                                           ea        $ 58.50        $ 69.10        $ 48.40
                                                                         -------        -------        -------
                  8'                                           ea        $ 64.00        $ 71.70        $ 51.00
                                                                         -------        -------        -------

 2.2.6  Screen
                                                                 2
                  No.6 Welded Wire (4"x4")                     ft         $ 2.10         $ 2.65         $ 2.10
                                                                          -------        -------        -------
                                                                 2
                  No.9 Chain Link (2"x2")                      ft         $ 1.92         $ 2.53         $ 1.98
                                                                          -------        -------        -------

                                                                          -------        -------        -------

 2.2.7  Shotcrete (3" thick)
                                                                 2
                  FIBER-Reinforced                             ft         $ 4.80         $ 4.75         $ 4.28
                                                                          -------        -------        -------
                                                                 2
                  Non Reinforced                               ft         $ 4.43         $ 4.38         $ 3.91
                                                                          -------        -------        -------

 2.2.8  Mats    ea
                  5'                                           ea        $ 19.22        $ 29.47        $ 19.22
                                                                         -------        -------        -------
                  7'                                           ea        $ 21.47        $ 31.72        $ 21.47
                                                                         -------        -------        -------
                  9'                                           ea        $ 23.65        $ 33.90        $ 23.65
                                                                         -------        -------        -------


Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------



                                    STATEMENT A.1

                       SCHEDULE OF ITEMS & UNIT PRICES (Cont'd)

 Item
  No.       Description       Unit
  ---       -----------       ----

  2.3  GROUTING                              Shaft Sinking    Level Development
                                          (supply & install)  (supply & install)

 *2.3.1  Drilling            drilled ft      $  6.30              $    5.40
                                            -----------           ------------
 2.3.2   Setup/Teardown      ea              $285.00              $  227.00
                                            -----------           ------------
 2.3.3   Packer Installation ea              $855.00              $  680.00
                                            -----------
**2.3.4  Bag Pumped          ea              $ 67.00              $
                                            -----------           ------------

  2.4    SLASHING            cu yd           $135.00              $   86.00
                                            -----------           ------------

***2.5   PROBE HOLE          drilled ft      Not Applicable
         DRILLING                                                 $    5.40
                                                                  ------------

*    Based on 2 Booms Drilling
**   Based on 8 Bags/Hr injection rate
     Please see statement K. RE: Grouting
***  Drilling only  - set-up and Teardown not included
                    - add setups and teardowns per 2.3.2

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


                                    STATEMENT C.2

                          SCHEDULE OF EQUIPMENT RENTAL RATES


Contractor proposes the following equipment rental rates shall apply, in the event the equipment is used for additional Work performed on a cost plus basis. The Item Nos. correspond with the Item Nos. in the Construction Equipment List (Statement C.1).

Rental rates for equipment not included below and not owned by Contractor shall not exceed 110% of acceptable published rental rates.

The applicable double shift rate shall apply to equipment, such as generators, lighting plants, pumps, heaters, etc., which is used continuously.


                                            Working Rate per
            ---------------------------------------------------------------------------
    Item No.      Hour         Day              Week               Month      Standby/Month
    ----------------------------------------------------------------------------------------
    1* ea     $ 188.00     $ 1,505.00       $ 7,530.00          $ 22,600.00    $ 10,000.00
    ----------------------------------------------------------------------------------------
    2            25.00         200.00         1,000.00             3,000.00       3,000.00
    ----------------------------------------------------------------------------------------
    3                                        NO CHARGE
    ----------------------------------------------------------------------------------------
    4                                        NO CHARGE
    ----------------------------------------------------------------------------------------
    5                                        NO CHARGE
    ----------------------------------------------------------------------------------------
    6                                        NO CHARGE
    ----------------------------------------------------------------------------------------
    7 ea          9.00          70.00           340.00             1,030.00       1,000.00
    ----------------------------------------------------------------------------------------
    8            88.00         705.00         3,530.00            10,600.0       10,000.00
    ----------------------------------------------------------------------------------------
    9            55.00         440.00         2,190.00             6,570.00       4,500.00
    ----------------------------------------------------------------------------------------
    10           81.00         645.00         3,230.00             9,700.00       6,100.00
    ----------------------------------------------------------------------------------------
    11 ea         2.00          15.00            70.00               200.00         200.00
    ----------------------------------------------------------------------------------------
    12 ea        22.00         175.00           880.00             2,650.00       1,500.00
    ----------------------------------------------------------------------------------------
    13            9.00          70.00           340.00             1,030.00       1,000.00
    ----------------------------------------------------------------------------------------
    14           18.00         140.00           710.00             2,120.00         400.00
    ----------------------------------------------------------------------------------------
    15                                   OUTSIDE RENTAL + 8.5%
    ----------------------------------------------------------------------------------------
    16                                   OUTSIDE RENTAL + 8.5%
    ----------------------------------------------------------------------------------------
    17                                        NO CHARGE
    ----------------------------------------------------------------------------------------
    18                                        NO CHARGE
    ----------------------------------------------------------------------------------------
    19                                        NO CHARGE
    ----------------------------------------------------------------------------------------
    20* ea      170.00       1,360.00         6,800.00            20,400.0        9,000.00
    ----------------------------------------------------------------------------------------
    21 ea       127.00       1,015.00         5,070.00            15,210.0        9,000.00
    ----------------------------------------------------------------------------------------
    22 ea        25.00         195.00           980.00             2,940.00       1,500.00
    ----------------------------------------------------------------------------------------



Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


                                   Working Rate per
    Item No.          Hour         Day         Week       Month     Stanby/Mon
    ---------------------------------------------------------------------------
    23 ea          $ 102.00     $ 815.00    $4,070.00   $12,200.00   $ 8,000.00
    ---------------------------------------------------------------------------
    24 ea            102.00       815.00     4,070.00    12,200.00     8,000.00
    ---------------------------------------------------------------------------
    25 ea             51.00       405.00     2,030.00     6,100.00     2,500.00
    ---------------------------------------------------------------------------
    26 ea             85.00       680.00     3,400.00    10,200.0      6,000.00
    ---------------------------------------------------------------------------
    27 ea              9.00        75.00       370.00     1,100.00       500.00
    ---------------------------------------------------------------------------
    28 ea             32.00       255.00     1,280.00     3,850.00       250.00
    ---------------------------------------------------------------------------
    29 ea             32.00       255.00     1,280.00     3,850.00       250.00
    ---------------------------------------------------------------------------
    30 ea              5.00        35.00       180.00       550.00       250.00
    ---------------------------------------------------------------------------
    31 ea             26.00       210.00     1,050.00     3,160.00     1,000.00
    ---------------------------------------------------------------------------
    32 ea             26.00       210.00     1,050.00     3,160.00     1,000.00
    ---------------------------------------------------------------------------
    33 ea             40.00       320.00     1,610.00     4,820.00       500.00
    ---------------------------------------------------------------------------

      * add $.80 per foot drilled to allow for bit and steel costs.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


                                STATEMENT C.2 (Cont'd)


1. The equipment rental rates, as tabulated, shall apply for WORK performed by Contractor as specifically authorized by the Owner in accordance with the terms and conditions of the AGREEMENT.

2. Only equipment having a capital cost, or replacement value, of $1,000 or more is chargeable.

3.  Equipment rental rates shall be inclusive of:
    -         Fuels, lubricants, expendables and consumables
    -         Support equipment
    -         Depreciation, interest, and overhead
    -         Obsolescence, corrosion, storage and painting
    -         Overhaul and major repairs
    -         Normal wear and tear
    -         Damage by misuse
    -         Minor field preventive maintenance
    -         Special maintenance tools
    -         All necessary insurances, licenses and taxes
    -         LOSS OR DAMAGE DUE TO FIRE OR OTHER CASUALTY

4.  Equipment rental rates do not include:
    -         Operators
    -         Maintenance Labor

5. If the equipment is not available on Site, approval by the Owner is required before such equipment is brought onto Site.

6. The Owner shall pay rental for the actual rental period, and on the following basis:
    -         At established hourly, daily, weekly or monthly rental rates.
    - The rental rates stipulated shall apply when the number of hours the equipment is operated does not exceed 175 hours in any one month, or does not exceed 40 hours in any one week, or does not exceed 8 hours in any one day. If operated in excess of these stated maximums, the charge for the excess will be at 66-2/3% of applicable rental rates.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


7. Where equipment is subcontracted from another contractor, leasing company or third party, the applicable rate charged will be Cost Plus 8 1/2%.

8. Contractor shall be responsible for delivery to Site and return to rental source of all equipment used.

9.  All rental rates shall be firm for the duration of the AGREEMENT.

10. Standby rates for motorized equipment shall not be 100% as the working rates for these items include allowance for fuel consumption, lubricants, wear and tear, etc. The standby rates shall be expressed as a percentage (%) of the equipment working rate. Neither the standby rate, working rate, nor operator will be payable while the equipment is being serviced/ maintained/ repaired and/or when the equipment is otherwise neither working nor ready to work. Standby rates will not be payable outside the normal working hours stated herein, except when and to the extent specifically requested by the Owner in each instance.

11. If an item of equipment is on Site for a longer period than three months, the rental rate for that equipment will automatically reduce to the lower rate applicable to monthly long term. Rental rates will then become retroactive to the date the equipment was first brought onto Site. Monthly short term shall mean a rental period of up to three months. Monthly long term shall mean a rental period of over three months.

12. All equipment is subject to the Owner's review and approval, with respect to condition, safe operation and suitability.

13. Any equipment supplied by Subcontractors of the Contractor shall be subject to the above conditions, including those relating to percentage markup on equipment.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


                                     STATEMENT J

                                  CONTRACT SCHEDULE


Bidder shall complete and submit a milestone schedule and bar chart schedule based on the format contained herein. The bar chart schedule shall show the planned duration and completion time for major activities. Unit durations shall be provided for each applicable item in order to determine changes in schedule due to changes in the Scope of Work. Assume 24 hours per day, 60 minutes per hour.

                                                                                          Unit
Item     Description                                        Start       Completion       Duration
No.      -----------                                        Date           Date        (working days)
- ---                                                         ----           ----        --------------

 1.1     BONDS
1.1.1    100% Performance Bond                              N/A            N/A             N/A
1.1.2    100% Material & Labor Bond                         N/A            N/A             N/A

 1.2     MOBILIZATION
1.2.1    Recruiting and Move to Site, Shaft Personnel      01/02/96       04/13/96         N/A
                                                          ------------  ------------
         & Equipment
1.2.2    Recruiting and Move to Site, Level                12/29/96       01/22/97         N/A
         Development Personnel & Equipment               ------------   ------------

 1.3     NO. 1 SHAFT
1.3.1    Setup Surface Plant                               01/10/96       02/17/96         N/A
                                                          ------------  ------------

1.3.2    Setup Shaft Sinking Plant                         01/12/96       04/13/96         N/A
                                                          ------------  ------------

1.3.3    Excavate, Support and Construction 100'           01/10/96       02/21/96           40
         Collar (20' diameter), including temporary      ------------   ------------      -------
         ground support

1.3.4    Shaft Sinking 20' diameter to 2050' below         04/01/96       01/22/97          184
         collar, incl all temp and perm services and     ------------   ------------      -------
         concrete lining; assuming inflows of 0-50 gpm

1.3.5    Permanent Shaft Services Engineering              01/02/96       02/02/96         N/A
                                                          ------------  ------------


Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


                                                                                                           Unit
Item       Description                                                     Start       Completion        Duration
 No.                                                                       Date           Date        (working days)
- ----                                                                       ----           ----        --------------
 1.3.6     5000 L Temporary Pump Level
1.3.6.1    Station Excavation & Support (1295 cu yd)                     05/15/96        05/31/96           15
                                                                        -----------    ------------       ------
1.3.6.2    Station Construction                                          05/31/96        06/07/96           N/A
                                                                        -----------    ------------

 1.3.7     4500 L Temporary Pump Level
1.3.7.1    Station Excavation & Support (1295 cu yd)                     07/21/96        08/05/96           15
                                                                        -----------    ------------       ------
1.3.7.2    Station Construction                                          08/05/96        08/12/96           N/A
                                                                        -----------    ------------

 1.3.8     4000 L Shaft Station
1.3.8.1    Station Excavation & Support (850 cu yd)                      09/27/96        10/07/96           10
                                                                        -----------    ------------       ------
1.3.8.2    Station Construction                                          10/07/96        10/14/96           N/A
                                                                        -----------    ------------

 1.3.9     3700 L Shaft Station
1.3.9.1    Station Excavation & Support (850 cu yd)                      11/13/96        11/23/96           10
                                                                        -----------    ------------       ------
1.3.9.2    Station Construction                                          11/23/96        12/01/96           N/A
                                                                        -----------    ------------

 1.3.10    3400 L Shaft Station
1.3.10.1   Station Excavation & Support (850 cu yd)                      12/29/96        01/09/96           10
                                                                        -----------    ------------       ------
1.3.10.2   Station Construction                                          01/09/97        01/16/97           N/A
                                                                        -----------    ------------

1.3.11     Water Rings (5) - Supply & Install                             05/14/96       12/29/96            5
                                                                        -----------    ------------       ------
1.3.12     No. 1 Shaft Changeover                                         01/22/97       02/05/97           N/A
                                                                        ------------   ------------

  1.4      LEVEL DEVELOPMENT
           (inclusive of mucking and all service installations)
 1.4.1     4000 Level
1.4.1.1    No. 1 Crosscut (15'x15'x915')                                 02/05/97        03/18/97           40
                                                                        -----------    ------------       ------
1.4.1.2    Main Decline 4000 L to 3700 L (15'x15'x2320')                 03/22/97        06/22/97           91
                                                                        -----------    ------------       ------
1.4.1.3    Shaft Station Slashing (320 cu yd)                            03/18/97        03/22/97            4
                                                                        -----------    ------------       ------

 1.4.2     3700 Level
1.4.2.1    No. 1 Crosscut (15'x15'x1050')                                03/16/97        05/01/97           46
                                                                        -----------    ------------       ------
1.4.2.2    Shop Access Drift (15'x15'x350')                              05/05/97        06/26/97           51
                                                                        -----------    ------------       ------
1.4.2.3    Shaft Station Slashing (320 cu yd)                            05/01/97        05/05/97            4
                                                                        -----------    ------------       ------


Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


                                                                                                           Unit
Item       Description                                                     Start       Completion        Duration
 No.                                                                       Date           Date        (working days)
- ----                                                                       ----           ----        --------------
 1.4.3     3400 Level
1.4.3.1    No. 1 Crosscut (15'x15'x145')                                  02/05/97       02/12/97            7
                                                                        ------------   ------------      --------
1.4.3.2    Ramp to Shaft Bottom (12'x12'x335')                            02/16/97       03/16/97           27
                                                                        ------------   ------------      --------
1.4.3.3    Shaft Station Slashing (320 cu yd)                             02/12/97       02/16/97            4
                                                                        ------------   ------------      --------

 1.5       DEMOBILIZATION
1.5.1      Teardown Surface Plant & Cleanup                               06/22/97       07/08/97          N/A
                                                                        ------------   ------------
1.5.2      Demobilize Equipment and Personnel                             06/22/97       07/08/97          N/A
                                                                        ------------   ------------


NOTE: THE PROJECT SCHEDULE IS EXCLUSIVE OF TIME REQUIRED FOR CRITICAL PATH BOLTING. IT IS ESTIMATED THAT BOLTING DURING SHAFT SINKING WILL ADD 27 DAYS TO THE SINKING SCHEDULE. THIS ASSUMES 3 FOOT BOLTS ARE USED TO ATTACH SHAFT SCREEN. ANTICIPATED BOLTING OF 3 HOURS PER ROUND DURING LEVEL DEVELOPMENT WILL ADD AN ESTIMATED 23 DAYS TO THE PROJECT SCHEDULE.



                                                           Shaft Sinking       Level Development
 Item                                                      Unit Duration         Unit Duration
  No.    Description                                       (working days)        (working days)
 ---     -----------                                       --------------        --------------
 2.1     WASTE HAULING
         0' to 1500'                                            N/A                 NA/
         1501' to 3000'                                         N/A                 NA/
         3001' to 5000'                                         N/A                 N/A

 2.2     GROUND SUPPORT
2.2.1    Mechanical Rock bolts (incl. 6" x 6" plate)
         5/8" x 5'                                           10 min.               10 min.
                                                           -----------           -----------
         5/8" x 6'                                           12 min.               12 min.
                                                           -----------           -----------
         5/8" x 7'                                           13 min.               13 min.
                                                           -----------           -----------
         5/8" x 8                                            15 min.               15 min.
                                                           -----------           -----------

2.2.2    Resin/Rebar (threaded incl. 6" x 6" plate)
         3/4" x 5'                                           15 min.               15 min.
                                                           -----------           -----------
         3/4" x 6'                                           17 min.               17 min.
                                                           -----------           -----------
         3/4" x 7'                                           18min.                18 min.
                                                           -----------           -----------
         3/4" x 8'                                           20 min.               20 min.
                                                           -----------           -----------
         3/4" x 10'                                          25 min.               25 min.
                                                           -----------           -----------

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------

                                                           Shaft Sinking         Level Development
Item                                                       Unit Duration            Unit Duration
No.      Description                                       (working days)           (working days)
- ---      -----------                                       --------------           --------------

2.2.3    Resin / Rebar (forged incl. 6" x 6" plate)
         3/4" x 5'                                           15 min.                  15 min.
                                                            -----------             -----------
         3/4" x 6'                                           17 min.                  17 min.
                                                            -----------             -----------
         3/4" x 7'                                           18 min.                  18 min.
                                                            -----------             -----------
         3/4" x 8'                                           20 min.                  20 min.
                                                            -----------             -----------
         3/4" x 10'                                          25 min.                  25 min.
                                                            -----------             -----------

2.2.4    Split Set-Registered Trademark- Bolts
         3'                                                  10 MIN.                  10 MIN.
                                                            -----------             -----------
         5'                                                  10 min.                  10 min.
                                                            -----------             -----------
         6'                                                  12 min.                  12 min.
                                                            -----------             -----------
         7'                                                  15 min.                  15 min.
                                                            -----------             -----------
         8'                                                  20 min.                  20 min.
                                                            -----------             -----------


2.2.5    Swellex-Registered Trademark- Bolts
         5'                                                  10 min.                  10 min.
                                                            -----------             -----------
         6'                                                  12 min.                  12 min.
                                                            -----------             -----------
         7'                                                  14 min.                  14 min.
                                                            -----------             -----------
         8'                                                  15 min.                  15 min.
                                                            -----------             -----------


2.2.6    Screen
                                                                       2              2
         No. 6 Welded Wire (4" x 4") w/3'-split sets        2.0 min/yd    2.4 min/yd  w/5 split set
                                                            -----------    -------------------------
                                                                       2              2
         No. 9 Chain Link (2" x 2")  w/3'-split sets        1.5 min/yd    2.4 min/yd  w/5' split sets
                                                            -----------    ---------------------------

2.2.7    Shotcrete (3" thick)
                                                                      3                        3
         Reinforced                                         20 min/yd                25 min/yd
                                                            -----------             -----------
                                                                      3                        3
         Non Reinforced                                     20 min/yd                25 min/yd
                                                            -----------             -----------

2.2.8    Mats
         5'       w/5' split sets                            5 min.                   5 min.
                                                            -----------             -----------
         7'       w/5' split sets                            5 min.                   5 min.
                                                            -----------             -----------
         9'       w/5' split sets                            5 min.                   5 min.
                                                            -----------             -----------


Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------

                                                           Shaft Sinking         Level Development
Item                                                       Unit Duration            Unit Duration
No.      Description                                       (working days)           (working days)
- ---      -----------                                       --------------           --------------
2.3      GROUTING
2.3.1    Drilling                                            0.9 min/ft.              0.9min/ft.
                                                           --------------           --------------
2.3.2    Setup/Teardown                                        1 hour                   1 hour
                                                           --------------           --------------
2.3.3    Packer Installation                                   30 min.                  30 min.
                                                           --------------           --------------
2.3.4    Bag Pumped  60 lb. bag                                10 min.                  10 min.
                                                           --------------           --------------

                               3                                        3                        3
2.4      SLASHING  over 200 yd                                8 min. yd                 8 min/yd
                                                           --------------           --------------


Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------

                                     STATEMENT K

               LIST OF EXCEPTIONS, DEVIATIONS, OR QUALIFICATIONS TO BID



Contractor to list exceptions, deviations, alternatives and qualifications to any of the Contract Documents.

EXCEPTIONS:                  NONE

DEVIATIONS:                  NONE

ALTERNATIVES:

ALTERNATIVE 1

Thyssen Mining proposes to substitute a series of two bored raises in place of the two lip pocket installations which are scheduled and priced in the base bid for the 4000 and 3700 Levels.

The base bid includes a lip pocket on the 3400 Level. This pocket is still required in the alternative proposal.

In Alternative 1, a raise borer would be mobilized to site and established on the 4000 Level after completion of the station excavation. The shaft would continue to be deepened to the 3700 Level station and the station excavation would be completed. During the time the 3700 Level station excavation is proceeding the pilot hole for the first leg of the raise system would be drilled from the 4000 Level down to the 3700 Level. A suitable access to the raise bottom from the station would be excavated as part of the station excavations. The intention is to ream the raise simultaneously with shaft excavation, storing the cuttings on the 3700 Level, and mucking them out later using the completed raise system. Since the 3700 Level has additional development which is scheduled as part of the overall contract, Thyssen Mining would develop an additional two rounds from the end of the planned station limits into the planned No. 1 Crosscut to provide temporary storage room for the cuttings. The LHD which would be used during the station development would remain on the level to muck and stockpile the cuttings during reaming operations.

After completion of the upper leg, the raise borer would be moved to the 3700 Level station to complete the lower 3700 to 3400 Level segment of the raise system. The raise borer would be set up so the collar of the lower raise would be offset from the bottom of the upper raise. A set of

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


control chains would be installed at the bottom of the upper raise. This would allow transfer of muck from the upper raise to the lower raise while still allowing safe loading operations to proceed on the 3700 Level. The lower leg would be constructed in a similar fashion to that of the upper leg. Once again, additional space would be required on the 3400 Level to accommodate the raise borer cuttings prior to the commissioning of the temporary loadout system on the 3400 Level. The shaft would be completed to the bottom during the time that the raise was being reamed.

After commissioning of the muck handling system, development would proceed simultaneously on the 4000 and 3400 Levels. The LHD on the 3400 Level would be utilized to load the lip pocket with muck from the raise system and to muck out the shaft bottom decline. The raise system will transfer development muck down to the 3400 Level for loading.

The raises would be drilled at 7 foot diameter and each 300 foot leg would store approximately two rounds of 15 ft. x 15 ft. x 15 ft. development muck. This surge capacity will prove invaluable during later development operations. AT THE DISCRETION OF FIRSTMISS GOLD, BLOCKOUTS IN THE SHAFT CONCRETE WILL BE MADE TO ACCOMMODATE LIP POCKETS AT SOME LATER DATE. THE COST OF THESE BLOCKOUTS IS INCLUDED IN THIS ALTERNATIVE.

There appear to be several operational and financial advantages to such a system. An examination of the benefits appears below. At first glance there do not appear to be any major scheduling or costing disadvantages. In fact, we feel there may be a substantial financial gain using this system as well as shortening the overall project schedule.

ADVANTAGES

    Using a single loading point allows the hoist to operate at full speed over the full length of the shaft. If intermediate lip pockets are to be constructed and used with a system of rope guides, it will be necessary to install steady beams in the shaft to keep the buckets from swinging away from the lip pocket as the muck is transferred from the pocket to the bucket. This is necessary to minimize spillage during loading operations. These beams represent permanent structures in the shaft. In order to safely pass these beams it would be necessary to operate the hoist at slow speed while the buckets are traveling in either direction below the 4000 Level. Full speed hoisting would be severely restricted in both directions using such a system and productivity will suffer as a result.

    The potential for mucking delays is substantial if development is to advance on two levels with lip pockets. There will invariably be times when the buckets will be required on both levels simultaneously. The raise's surge system allows the muck to be stored where it can be transferred to the hoisting system without requiring rehandling on the upper levels. This

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


    capacity allows the waste to be hauled from the drift or decline face directly to the raise system without the need to stockpile the muck near the shaft for later rehandling. The use of underground haulage trucks then becomes more attractive as the trucks would be able to haul from the face directly to the raise system. This reduces the amount of equipment required per level or allows the equipment to be utilized for face mucking rather than muck rehandling at the shaft when the skips are available.

    A single LHD will be required on the 3400 Level to load the lip pocket at that location. Due to the proximity of the raise bottom to the lip pocket, a small LHD would be able to adequately load the pocket from the raise. This represents a savings in equipment.

    In order to operate efficiently, using the multiple lip pocket system, it would be necessary to station an extra LHD on each level to load the lip pocket during hoisting operations. By using the raise system one LHD can be eliminated during the development program. This would also be true during future development operations, should additional development be desired on the 3400 Level while stope development proceeds on the upper levels.

    The surge capacity in the raise system allows for servicing and repairs of the loadout LHD to take place without seriously affecting productivity.
    The main advantage to the system is that it would allow the development equipment to concentrate on development without being hindered by delays in skipping operations. As with most underground operations, hoisting capability represents the greatest possible source of delay in this operation. By improving the surge capacity underground it is possible to minimize the potential delays on the levels. This translates directly into financial savings by reducing the overall project schedule.

    By hoisting from the bottom level, the shaft would remain open, the sinking stage would be used as a loading platform at the shaft bottom and could be used as a secondary means of egress during power failures or other emergencies. The installation of mid shaft lip pocket steady beams takes away this flexibility and will result in additional costs for standby hoists.

DISADVANTAGES

    The only perceived disadvantage is the need for some additional development on each level to provide access to the raise system. These costs are offset by the labor and materials that would have been necessary to construct and install the lip pockets on the 4000 and 3700 Levels.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


    The cost of the raises are again partially offset by the costs that would have been required for the lip pocket installations. The remainder of the raising costs will be recovered in the operational efficiencies.

SAVINGS

    Thyssen Mining proposes to reduce the base bid price by $50,000 should this alternative be accepted.

SCHEDULE

    Thyssen Mining proposes to reduce the base Project schedule by fifteen (15) days, should this alternative be accepted.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------

ALTERNATIVE 2

Probe Hole Drilling and Grouting

Thyssen Mining suggests some alternatives to the Probe hole drilling and grouting programs as outlined in the tender documents.

1.  Probe Hole Drilling

    Rather than drilling a single test hole ahead of the shaft excavation we would suggest drilling probe holes on the four (4) cardinal compass points to a depth of 200 feet ahead of the shaft bottom outside the excavation perimeters.

    The holes are to be drilled at a steep dip starting at the edge of the shaft excavation and looking outward slightly. This will increase the chances of detecting water in the strata surrounding the proposed excavation. This is the water which would be most likely to cause difficulties with the sinking operation. This type of procedure has given good results on other projects where water has proven to be a problem.

2.  Grouting

    The unit prices submitted for grouting represent a defined contractor performance. Due to the variables encountered while grouting, application of the unit price may not provide for effective grout coverage. Therefore, we request that FirstMiss Gold approve the provision of grouting services on a cost plus basis.

    Drilling and grouting within the excavation limits will not result in as great a degree of penetration of the peripheral strata and as a result, the water will not be as greatly restricted from entering the shaft excavation. Peripheral drill holes, in multiples, allow grout penetration and connection between grout holes. In addition, the shaft perimeter area is grouted rather than the shaft center.

    In other programs, grouting has generally been initiated if the probe holes produce in excess of 5 gpm. Shaft advance is adversely affected by water inflow. Any water which can be excluded from the excavation will result in enhanced advance rates. As a result, the effort is generally directed toward water inflow prevention as opposed to water pumping. The advantages to grouting include reduced pumping and treatment costs as well as improved advance.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------




    Cost plus allows the grouting to proceed under controlled conditions. The objective of any grouting program should be to achieve the maximum penetration of the strata by the grouting fluid in order to manage the exclusion of the groundwater from the future excavations. If done on a unit price basis grouting can proceed too quickly with an emphasis on grout quanity. This may reduce the effectiveness of the program, minimizing the restriction of water inflow.

    With a cost plus grouting program FirstMiss Gold controls the start and end of the program based on results. If it is felt, FirstMiss Gold, that grouting is not effective, the program can be terminated and sinking resumed.

    The contractor will then be compensated on a time and materials basis at a previously agreed upon rate. The owner's risk is reduced along with that of the contractor.

ALTERNATIVE 3

The headframe facility, hoist and hoist house can be offered to FirstMiss Gold on a long term stand by rental rate in lieu of the buy out option provided in Statement N. In general, thestandby rate would be approximately $9,000 per month. Terms can be discussed that would allow applying the rental payments to the buy out figure at a later date.

ALTERNATIVE 4

Thyssen Mining has provided for top wages for its employees working on this project. This approach was taken to ensure that high quality personnel were dedicated to the job and to reduce problems associated with employee turnover. Should these rates be deemed excessive by FirstMiss Gold, Thyssen Mining would be willing to negotiate changes to the contract forms that might be impacted by a wage reduction.

ALTERNATIVE 5

The Magnadet has been developed to enhance safety during loading operations in the shaft sinking phase, Thyssen Mining has suggested their use. However, these caps add approximately $54,000 to the overall project and, subject to discussion with FirstMiss Gold, could be replaced with standard nonelectric caps that are initiated by a single Magnadet cap.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------

ALTERNATIVE 6

Pumping System

The requested pumping system estimate has not been included in the base bid but is quoted here as an add on. Final costs will depend on the system which is finally selected but the estimate here is a good approximation of what will be the final cost.

The quoted system is based on a series of high lift centrifugal pumps capable of raising 2000 gallons per minute from level to level and ultimately to surface.
A sump will be excavated on each level to service the temporary system. The preferred location is on the south side of the shop opposite the level station excavation. This will minimize pipe urns in and out of the shaft.

A reinforced concrete retention dam will be constructed in each sump and keyed into the sump walls. A cast in place pipe will conduct water from the sump to the charge pump intake. The charge pump will feed a booster pump which in turn will lift the water to the next higher lever.

Duplicate pump capacity is included to facilitate repair and maintenance. Due to their size, these pumps will be mounted on concrete foundations immediately in front of the concrete dams. No water /solids separation is required with the pumps quoted as they are designed to handle suspended solids.

Should solids/liquids separation be required or desired then alternate proposals can be advanced.

Total Estimated Price:

a.  10 pump sets with valving and electrics      $864,000

b.  5 Sump Excavations and Installations
    (approximately 14,000 gal/sump)               141,650
                                               ----------

    Total Installation Cost                    $1,005,650
                                               ----------
                                                ---------

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


QUALIFICATIONS TO BID

NEVADA CONTRACTOR'S LICENSE

    Thyssen Mining currently holds a Nevada contractor's license, Number
    0035386.

NEVADA SALES AND USE TAX PERMIT

    Thyssen Mining's Sales and Use Tax Permit Number for the state of Nevada is 12318172.
    Thyssen Mining has a 30 Year history of timely paying sales and use taxes in full.

MSHA IDENTIFICATION NUMBER

    Thyssen Mining's MSHA identification number is NEV.

STATEMENT OF JOB QUALITY AND PERFORMANCE STANDARDS

    We at Thyssen Mining depend largely on our good name and reputation for most of our bidding opportunities and strive to be fair and reasonable in all of our dealings. Our employees produce quality work, on time and maintain good relationships with our clients, their representatives, and our suppliers. Thyssen provides their employees with opportunities which promote growth, challenge and compensation for better than expected performance.

    Thyssen Mining is dedicated to a high quality of performance and we make every effort to employ individuals who are trained and experienced in the tasks they are assigned. Field personnel receive full support from the head office, especially in promoting our safety and environmental programs.

INSURANCE STATEMENT

    The current limits provided under our existing insurance policy meet or exceed our present contracted obligations. If awarded the #1 Shaft Construction Project, Thyssen Mining will provide and maintain in force at all times relevant to the project, insurance of the type and coverage limits as required. Certificates of Insurance will be provided to FirstMiss Gold to document evidence that required coverages are in effect. Policies will not be canceled or changed by insurer without giving thirty
    (30) days prior notice.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------


BONDING STATEMENT

Thyssen Mining has been able to meet the individual bonding requirements for all projects tendered to date. This capability includes obtaining payment, performance and bid bonding to cover the entire amount of the contract when required. Thyssen Mining has never been refused a bond and recently obtained a confirmation of bonding capability for a U.S. mine project contract with a value in excess of $120,000,000.

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------

                                     STATEMENT N

                               HOISTING PLANT PURCHASE


The Bidder shall provide to the Owner a price for the purchase of the Bidder's hoisting plant (including headframe), if owned by the Bidder. The Bidder shall include a detailed list of equipment provided for the price quoted herein.

              DESCRIPTION                             Lump Sum Price
               -----------                            --------------
    1.   Hoist (Mechanical/Electrical)                $   420,000
                                                      --------------
    2.   Hoist House                                  $     48,000
                                                      --------------
    3.   Headframe                                    $    120,000
                                                      --------------
    4.   Other Equipment or Facilities (specify)      $      NONE
                                                      --------------

List of Equipment included in the quoted price:

- -   Hoist House - 60' x 60' metal framed and metal clad.  Complete with heating and electrical systems as installed.
- -   10' x 72" Canadian Ingersoll Rand double drum hoist with 1 1/2" diameter hoist ropes.  hoist is powered by 2 - 450 hp motors and is complete with all controls and electrics.
- -   Complete headframe and sheave wheels as installed.

SHOULD FIRSTMISS GOLD ELECT TO PURCHASE THE ABOVE EQUIPMENT, TMCC WILL REDUCE THE LUMP SUM PRICE FOR DEMOBILIZATION BY $34,000. APPLICATION OF THE REDUCTION CAN BE MADE TO ITEM 1.5.1 OF STATEMENT A.1 WHICH CHANGES FROM $147,100 TO $119,100 AND ITEM 1.5.2 CHANGES FROM $82,980 TO $76,980.

3.0 FORM OF AGREEMENT

3.1 DEFINITIONS.............................................................3-1
    3.1.1     "OWNER" ......................................................3-1
    3.1.2     "CONTRACTOR"..................................................3-1
    3.1.3     "PROJECT".....................................................3-1
    3.1.4     "AUTHORIZED REPRESENTATIVE"...................................3-2

3.2 SCOPE OF THE WORK AND SERVICES..........................................3-2
    3.2.1     The "CONTRACTOR" .............................................3-2
    3.2.2     The "OWNER"...................................................3-2
    3.2.3     The Work......................................................3-2

3.3 GENERAL CONDITIONS......................................................3-2

3.4 TERMS OF PAYMENT........................................................3-2

3.5 THE AGREEMENT DOCUMENTS.................................................3-3

3.6 ASSIGNMENT OF AGREEMENT.................................................3-4

3.7 ORAL AGREEMENTS.........................................................3-4

3.8 IMPLIED OBLIGATION......................................................3-4

3.10 COMMUNICATIONS.........................................................3-4

3.11 SIGNATURES.............................................................3-6

                                                                             3-1

3.0 FORM OF AGREEMENT

                                  FORM OF AGREEMENT
                             BETWEEN CONTRACTOR AND OWNER

    THIS AGREEMENT made in triplicate as of the _____ day of _________________, 1996,
    "the Effective Date",
              between   Thyssen Mining
                        ----------------------------
                        495 Idaho St. Suite 210
                        ----------------------------
                        Elko, Nevada   USA   89801
                        ----------------------------

                        hereinafter called the "CONTRACTOR"

              and       FirstMiss Gold Inc.
                        c/o Getchell Mine
                        P.O. Box 220
                        Golconda, Nevada  USA  89414

                        hereinafter called the "OWNER"

    WITNESSETH: that the "CONTRACTOR" and the "OWNER" in consideration of their respective promises and obligations herein set forth covenant and agree with each other as follows:

3.1 DEFINITIONS

    In this Agreement, the following terms will have the following meaning:

3.1.1    "OWNER" shall mean FirstMiss Gold Inc.

3.1.2 "CONTRACTOR" shall mean Thyssen Mining, A BRANCH OF THYSSEN MINING CONSTRUCTION OF CANADA, LTD., A LIMITED LIABILITY COMPANY INCORPORATED IN THE PROVINCE OF SASKATCHEWAN, COUNTRY OF CANADA, AND DULY ORGANIZED AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF NEVADA, USA; and also shall include such subcontractors and other parties which shall be subject to prior acceptance and written authorization by the "OWNER."

3.1.3 "PROJECT" shall mean the No. 1 Shaft Construction program at the Site of the Turquoise Ridge Mine as described within the "AGREEMENT DOCUMENTS" (as such terms ARE defined in the General Conditions).

                                                                             3-2

3.1.4 "AUTHORIZED REPRESENTATIVE" shall mean a person, or persons who are designated from time to time, in writing, by the "OWNER" and by the "CONTRACTOR", to have authority on their behalf to received and issue notices, instructions and other communication hereunder. "OWNER'S REPRESENTATIVE" and "CONTRACTOR'S REPRESENTATIVE" shall also mean "AUTHORIZED REPRESENTATIVE."

3.2 SCOPE OF THE WORK AND SERVICES

3.2.1 The "CONTRACTOR" shall supply construction services for the "PROJECT," together with other related services, EQUIPMENT, AND MATERIALS that may be required BY THE AGREEMENT DOCUMENTS. All services shall be performed, AND ALL EQUIPMENT AND MATERIALS PROVIDED, in accordance with the highest professional standards for a similar assignment in compliance with applicable laws, codes, regulations and practices having jurisdiction at the Project Site, and generally in cooperation with the "OWNER'S REPRESENTATIVE."

3.2.2 The "OWNER" shall determine the areas and type of services to be performed by the "CONTRACTOR" for the "PROJECT" and the "CONTRACTOR" shall provide sufficient qualified personnel and professional judgment to carry out the requested services.

3.2.3 The Work (as such term is defined in the General Conditions) and services which may be required will include, but will not necessarily be limited to, the following which are defined in detail in Sections 1.0, 2.0, 5.0, 6.0 and 7.0 (and their related subsectionS).

3.3 GENERAL CONDITIONS

3.3.1 All the Work shall be carried out in accordance with the General Conditions forming Section 4.0 of this Agreement.

                                                                             3-3

3.4 TERMS OF PAYMENT

3.4.1 In full compensation for all Work performed by the "CONTRACTOR" pursuant to this Agreement, the "OWNER" shall pay the "CONTRACTOR" in accordance with applicable schedules in the Contractor's Proposal which forms Section 2.0 of this Agreement.

3.4.2    The "OWNER" will:

         (i) Pay to the "CONTRACTOR" for and in respect of the Work and the performance and observance by the "CONTRACTOR" of the provisions of this Agreement in lawful money in US Dollars all subject to such additions and deductions as may properly be made under the terms of this Agreement;
         (ii)      Make interim progress payments in accordance with Section
              4.20 of the Agreement upon the approved progress payment certificate for the Work (as provided for in the General Conditions) completed up to and including the last day of the month preceding the date of the certificate, less the aggregate of previous payments.

3.4.3 Provided that the "CONTRACTOR" complies with the conditions of the Agreement, the "OWNER" will issue the progress payment certificate within fifteen (15) calendar days after receipt by him of the "CONTRACTOR" progress billing and all supporting evidence, and the "OWNER" will pay the "CONTRACTOR" one hundred percent (100%) of undisputed amounts within twenty (20) calendar days of the date of the certificate.

3.5 THE AGREEMENT DOCUMENTS

3.5.1 The "Agreement Documents" consist of THIS AGREEMENT AND THE DOCUMENTS DESCRIBED IN SECTION 4.1.2 OF THE GENERAL CONDITIONS together with amendments thereto made pursuant to the provisions of the Agreement and agreed upon in writing between the parties.

3.5.2 The Agreement Documents are complementary and each shall be read in conjunction with the other documents to explain each other and to make the whole consistent. However, in the event of a conflict, such conflict shall be resolved as set forth in Section 4.2 of the General Conditions.

                                                                             3-4

3.6 ASSIGNMENT OF AGREEMENT

    The "CONTRACTOR" shall not make any assignment of this Agreement without the written consent of the "OWNER." The "CONTRACTOR" shall not assign any part or the whole of any moneys due or to become due under the provisions of this Agreement without written consent of the "OWNER." "OWNER'S" consent to allow "CONTRACTOR" to make assignment of this Agreement, or of MONIES due or to become due can be withheld for any reason, or no reason at all.

3.7 ORAL AGREEMENTS

    No oral agreements or conversations between any of the officers, agents or employees of either of the parties to the Agreement shall affect or modify any of the terms or obligations contained in the Agreement.

3.8 IMPLIED OBLIGATION

    No implied obligation of any kind on, or on behalf of, the "OWNER," shall arise or be implied from anything contained in the Agreement Documents, not from any position or situation of the parties at any time. The express covenants and agreements contained herein made by "OWNER," shall be the only covenants and agreements upon which any rights against the "OWNER" may be founded.

3.9 CHOICE OF LAW

    The "OWNER" and the "CONTRACTOR" accept the laws of the State of Nevada as the proper law of the Agreement and submit to the exclusive jurisdiction of the courts of Nevada and venue shall be in the county in which the Project is located.

3.10 COMMUNICATIONS

    All communications in writing between the parties shall include reference to the Agreement Number and shall be deemed to have been received by the addressee if delivered to the individual or to a member of the firm or to an officer of the corporation for whom they are intended or if sent by facsimile addressed as follows:

    The "CONTRACTOR"    Thyssen Mining
    at:                 -----------------------------------------------
                        495 Idaho St. Suite 210
                        -----------------------------------------------
                        Elko, Nevada   USA   89801
                        -----------------------------------------------

                        -----------------------------------------------

                                                                             3-5
                        Attention:          Jef Johnson
                                            ---------------------------
                        Telephone:          (702) 738-5588
                                            ---------------------------
                        Facsimile:          (702) 738-4307
                                            ---------------------------

    The "OWNER" at:     FirstMiss Gold Inc.
                        c/o Getchell Mine
                        P.O. Box 220
                        Golconda  NV  89414

                        Attention:          Ralph M. Barker, P.E.
                                            Turquoise Ridge Mine Manager
                        Telephone:          (800) 405-4946
                        Facsimile:          (702) 635-8015

    Copies of any official notice and/or communications pertaining to MATERIAL matters of this Agreement including, but not limited to such affecting costs, time schedules, claims, industrial and labor relations, etc., are to be forwarded directly to Ralph M. Barker, P.E. at:

                   FirstMiss Gold Inc.
                   c/o Getchell Mine
                   28 Miles NE of Golconda  NV
                   P.O. Box 220
                   Golconda  NV  89414  USA

                                                                             3-6
3.11     SIGNATURES
         This Agreement is not valid until signed by persons duly authorized in that behalf by the "CONTRACTOR" and the "OWNER."

    Signed for on behalf of Thyssen Mining:


    /s/ Peter Kuhn                     President                1/13/96
    __________________________________ ____________________     ____________
    Peter Kuhn--Being Duly Authorized  Title                    Date
     in That Behalf




    Signed for on behalf of FirstMiss Gold Incorporated:


    /s/ R. David Russell               VP & COO                 1/10/96
    __________________________________ ____________________     ____________
    R. David Russell--Being Duly       Title                    Date
     Authorized in That Behalf

4.0     GENERAL CONDITIONS


4.1    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-1

4.2    AGREEMENT DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 4-2

4.3    INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-3

4.4    POWERS OF OWNER OR OWNER'S REPRESENTATIVE . . . . . . . . . . . . . . 4-3

4.5    CONTRACTOR -- INDEPENDENT AND RESPONSIBLE . . . . . . . . . . . . . . 4-4

4.6    CONTRACTOR'S SUPERINTENDENT AND WORK FORCE  . . . . . . . . . . . . . 4-4

4.7    INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-5

4.8    WORKERS' COMPENSATION ACT, SAFETY, FIRST AID  . . . . . . . . . . . . 4-7

4.9    INDEMNITY AND HOLD HARMLESS . . . . . . . . . . . . . . . . . . . . .4-10

4.10   BONDS -- PERFORMANCE, LABOR AND MATERIAL  . . . . . . . . . . . . . .4-11

4.11   FINAL ACCEPTANCE OF THE WORK AND GUARANTEE  . . . . . . . . . . . . .4-11

4.12   PERMITS AND LICENSES  . . . . . . . . . . . . . . . . . . . . . . . .4-12

4.13   ROYALTIES AND PATENTS . . . . . . . . . . . . . . . . . . . . . . . .4-12

4.14   TAXES AND CUSTOMS DUTIES  . . . . . . . . . . . . . . . . . . . . . .4-13

4.15   SUBCONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .4-13

4.16   OTHER CONTRACTORS . . . . . . . . . . . . . . . . . . . . . . . . . .4-13

4.17   CHANGES IN THE WORK . . . . . . . . . . . . . . . . . . . . . . . . .4-14

4.18   VALUATION OF CHANGES IN THE WORK  . . . . . . . . . . . . . . . . . .4-16

4.19   SCHEDULE OF RATES . . . . . . . . . . . . . . . . . . . . . . . . . .4-17

4.20   APPLICATION FOR PAYMENT AND VALUATION OF WORK FOR PROGRESS PAYMENTS .4-17

4.21   PAYMENTS BY THE CONTRACTOR AND LIENS  . . . . . . . . . . . . . . . .4-19

4.22   CONSTRUCTION SCHEDULE, METHODS AND EQUIPMENT  . . . . . . . . . . . .4-20

4.23   PREVAILING WAGES  . . . . . . . . . . . . . . . . . . . . . . . . . .4-21

4.24   LABOR RELATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .4-21

4.25   DELAYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4-23

4.26   ACCELERATION OF THE WORK  . . . . . . . . . . . . . . . . . . . . . .4-24

4.27   EMERGENCIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4-25

4.28   CONTRACTOR'S FAMILIARITY WITH SITE  . . . . . . . . . . . . . . . . .4-25

4.29   SUBSURFACE CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . .4-25

4.30   SURVEYS, LINES AND LEVELS . . . . . . . . . . . . . . . . . . . . . .4-26

4.31   AGREEMENT DOCUMENTS ISSUED FOR CONSTRUCTION . . . . . . . . . . . . .4-26

4.32   REVISIONS OF DRAWINGS AND SPECIFICATIONS  . . . . . . . . . . . . . .4-27

4.33   SHOP DRAWINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .4-28

4.34   RECORD DRAWINGS "AS-BUILT"  . . . . . . . . . . . . . . . . . . . . .4-28

4.35   SAMPLES AND MANUFACTURER'S SPECIFICATIONS . . . . . . . . . . . . . .4-29

4.36   MATERIAL AND WORKMANSHIP  . . . . . . . . . . . . . . . . . . . . . .4-29

4.37   HANDLING AND STORAGE OF EQUIPMENT AND MATERIALS . . . . . . . . . . .4-29

4.38   INSPECTION AND TESTS  . . . . . . . . . . . . . . . . . . . . . . . .4-30

4.39   REJECTED MATERIALS AND WORK . . . . . . . . . . . . . . . . . . . . .4-32

4.40   RESPONSIBILITY FOR DEFECTIVE WORK AFTER FINAL PAYMENT . . . . . . . .4-33

4.41   USE OF SITE BY CONTRACTORS  . . . . . . . . . . . . . . . . . . . . .4-33

4.42   TEMPORARY STRUCTURES AND PROTECTION OF WORK AND PROPERTY  . . . . . .4-35

4.43   TEMPORARY USE OF EQUIPMENT  . . . . . . . . . . . . . . . . . . . . .4-36

4.44   SANITARY ARRANGEMENTS . . . . . . . . . . . . . . . . . . . . . . . .4-36

4.45   CLEANING UP . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4-36

4.46   USE OF COMPLETED PORTIONS BY THE OWNER  . . . . . . . . . . . . . . .4-37

4.47   OWNER'S RIGHT TO DO WORK  . . . . . . . . . . . . . . . . . . . . . .4-37

4.48   OWNER'S RIGHT TO TERMINATE AGREEMENT  . . . . . . . . . . . . . . . .4-38

4.49   CONTRACTOR'S RIGHT TO STOP WORK OR TERMINATE AGREEMENT  . . . . . . .4-40

4.50   ASSERTION OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . .4-41

4.51   ASSIGNMENT AND BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . .4-41

4.52   DISPUTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4-42

4.53   RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4-43

4.54   PROPRIETARY INFORMATION, PLANS AND PROPERTY . . . . . . . . . . . . .4-43

4.55   AGREEMENT EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . .4-45

                                                                             4-1


                            4.0   GENERAL CONDITIONS

4.1  DEFINITIONS

4.1.1 In the Agreement Documents (as hereinafter defined), unless the context otherwise requires, "Owner" and "Contractor" shall mean the persons, firms or corporations respectively named as such in the main body of the Agreement, WHICH IS PART 3 OF THE AGREEMENT DOCUMENTS.

4.1.2 "Agreement Documents" shall mean the main body of the Agreement and all documents referred to therein including but not limited to the Instruction to Bidders, the Contractor's Proposal, these General Conditions, Supplementary Conditions, the Agreement Drawings, the Project Specifications and Drawings, THE SCOPE OF WORK, the Construction Schedule, and such modifications, revisions and addenda thereto as are stipulated in the Agreement.

4.1.3     "Owner's Representative" shall have the meaning set forth in Section
          3.1.4 of the Agreement.

4.1.4 "Project" shall have the meaning set forth in Section 3.1.3 of the Agreement.

4.1.5 "Work" shall mean everything expressly or implicitly required to be done or furnished by the Contractor under the Agreement as shown or described in any of the Agreement Documents and shall include such Extra Work as may be required by the Owner.

4.1.6 "Site" shall mean the area of land owned or controlled by the Owner on or through which the Work is to be performed.

4.1.7 "Site of the Work" shall mean the particular location or locations on the Site where the Work is to be performed.

4.1.8 "Subcontractor" shall mean any person, firm or corporation having an agreement directly or indirectly with the Contractor for the supply of labor at the Site of the Work, or the furnishing of material called for under the Agreement and worked specially to a design shown on the drawings or described in the specifications, but shall not include suppliers of materials not so worked.

4.1.9 "Other Contractor" shall mean any person, firm, or corporation employed by or having an agreement, directly or indirectly, with the Owner otherwise than through the Contractor.

4.1.10 "Final Acceptance" shall mean the written final acceptance of the Work issued by Owner following 100% completion of the Work by the Contractor and inspection by the Owner.

4.1.11 "AGREEMENT SUM" SHALL MEAN ANY PAYMENT PROVIDED TO BE MADE TO CONTRACTOR PURSUANT

                                                                             4-2


          TO THE AGREEMENT DOCUMENTS.

4.1.12 "CONSTRUCTION SCHEDULE" SHALL MEAN THE SCHEDULE ATTACHED AS STATEMENT J TO THE CONTRACTOR'S PROPOSAL.

4.2       AGREEMENT DOCUMENTS

4.2.1 The Agreement Documents shall be interpreted as a whole, and the intent of the whole, rather than the interpretation of any special part, shall govern.

4.2.2 The Agreement Documents are complementary, and what is called for in any one shall be as binding as if called for by all.

4.2.3 The Agreement Documents do not indicate every part of detail of the Work. However, it is the intent of the Agreement that everything necessary for the proper and complete execution and finish of the Work shall be provided, that all materials and workmanship shall be of the highest professional standards for a similar assignment and that the Work shall be complete in every detail.

4.2.4 Should an error or inconsistency appear in the Agreement Documents, the Contractor, before proceeding with the Work shall bring it to the attention of the Owner's Representative who will decide the intent and arrange for the necessary correction(s).

4.2.5 In case of conflict between these General Conditions and the Supplementary Conditions, the latter shall govern.

4.2.6 In case of conflict between the PROJECT Drawings and the PROJECT Specifications, the latter shall govern.

4.2.7 In case of conflict or discrepancies between the Drawings, those of larger scale shall govern, those of later date shall govern.

4.2.8 Drawings and Specifications shall be interpreted in conformity with the General Conditions and Supplementary Conditions.

4.2.9 The Agreement Drawings are in sufficient detail to define the Work, but are not necessarily final drawings of the Work to be carried out. The Owner reserves the right to issue for construction purposes revised or additional drawings, or both, to show greater detail or to clarify the meaning of the Agreement Drawings.

4.2.10 The Agreement Documents shall be signed in triplicate for identification purposes by a representative of the Owner and a representative of the Contractor at the time the Agreement is executed.

                                                                             4-3


4.3       INTERPRETATION

4.3.1 The Owner or Owner's Representative is in the first instance the interpreter of the Agreement and judge of performance under the Agreement. He shall use his powers under the Agreement to enforce its faithful performance by both parties hereto.

4.3.2 Words used in describing materials or work which, when so applied, have a well recognized technical or trade meaning shall be deemed to have such meaning.

4.3.3 If any party to the Agreement consists of more than one person, firm or corporation, their obligations under the Agreement shall be joint and several.

4.3.4 If any term, condition or provision of the Agreement is held to be illegal or unenforceable, the same shall be considered severed and the remainder of the Agreement shall remain in force and be binding upon the parties as if such illegal or unenforceable term, condition or provision had never been included therein.

4.4       POWERS OF OWNER OR OWNER'S REPRESENTATIVE

4.4.1 The Owner or Owner's Representative shall, without hereby limiting any other powers stipulated in or implied by the Agreement, have the power to:

          a)   Interpret the Agreement and to define its intent and meaning.
          b) Determine whether the Work performed and the materials furnished are in accordance with the terms of the Agreement, iNCLUDING the right to audit all charges to Owner.
          c) Make decisions on all matters relating to the execution and the progress of the Work.
          d) Coordinate the Work of the Contractor with the work and services of Other Contractors.
          e) Stop the Work whenever, in its opinion, such stoppage may be necessary to ensure the proper execution thereof.
          f) Order the issuance of reports, data and information as deemed necessary.
          g) Order the attendance to meetings and request assistance and cooperation on matters pertaining to the Work.
          h) Order the temporary discontinuance of any Work which, in its opinion may be injuriously affected by weather conditions.
          i) Determine the amount payable to the Contractor for Work done under the Agreement.
          j) Determine amounts for deduction and extras and the time to be allowed for Extra Work.

4.4.2 If the Contractor considers that any decision or instruction of the Owner or Owner's Representative is at variance with the Agreement Documents or involves changes in Work already built, fixed, ordered or in hand that are in excess of the Work contemplated by the Agreement, or is given in error, the Contractor shall notify the Owner's Representative in writing before proceeding to carry out such instruction. If the Owner and the Contractor fail to agree as to such excess or errors and the Owner decides to

                                                                             4-4

          carry out such disputed Work, the Contractor shall proceed in accordance with such decision. Any dispute as to increased cost due to the aforesaid shall be decided in the manner hereinafter provide in
          Section 4.52, Disputes.

4.4.3 The Contractor shall not make any alterations or variations in, or deviation or omission from the Work without the written authority of the Owner's Representative. If any alteration, variation, deviation or omission is required to comply with local conditions, the requirements of any governmental or other body having jurisdiction or authority, the exigencies of the Work or of the Site of the Work, or for any other reason, the Contractor shall immediately inform the Owner's Representative of such circumstances. The Contractor shall obtain and comply with the written instructions of the Owner or Owner's Representative thereon.

4.5       CONTRACTOR -- INDEPENDENT AND RESPONSIBLE

4.5.1 The Contractor shall be an independent contractor in all respects and, except as explicitly provided in the Agreement, shall be free of controls and supervision by the Owner or Owner's Representative as to the means and methods of performing the Work, and shall have complete control of its organization, and shall exercise direct supervision of the Work being carried out by its forces.

4.5.2 Unless otherwise explicitly stipulated in the Agreement Documents, the Contractor shall perform all its obligations under the Agreement at its own expense and shall provide and pay for everything necessary for the execution of the Work which, without limiting the generality of the foregoing, shall include permits, inspection fees, materials, supplies, labor, supervision, transportation charges for materials, equipment and personnel, cost of living allowances and camp accommodation for personnel, falsework, all safety measures, tools, plant, equipment, temporary buildings and facilities, water, light, fuel, power, overhead, insurance, taxes, customs duties and government levies, whether federal, state or municipal, providing and maintenance of own access roads, and storage areas (including removal of ice and snow, dewater, etc.), providing own security.

4.5.3 The Contractor is solely responsible for the provision of First Aid services for its own forces and those of its Subcontractors at all times, 24 hours per day, 7 days per week, for the full duration period of the Agreement. Furthermore, the Contractor is solely responsible at all times, 24 hours per day, 7 days per week, in all locations for security, especially within the area of the Site of the Work and other designated areas for all equipment, installations, tools, buildings directly or indirectly pertaining to the scope of the Agreement until accepted and taken over by the Owner.

4.6       CONTRACTOR'S SUPERINTENDENT AND WORK FORCE

4.6.1 Before commencing the Work, the Contractor shall provide the Owner with a chart of its organization showing how he proposes to organize and supervise the Work.

                                                                             4-5

4.6.2 The Contractor shall keep on the Work, throughout its progress, a competent superintendent (manager) or appointed representative and the necessary assistants, qualified to properly coordinate and supervise the trades involved in the Work. The superintendent, appointed representative, or any of his principal assistants shall not be changed except with the consent of the Owner unless they cease to be in the Contractor's employ. The superintendent (manager) or appointed representative shall represent the Contractor in his absence and directions given to him shall be as binding as if given to the Contractor. Important directions shall be confirmed in writing to the Contractor. Other directions shall be so confirmed on written request in each case. The Contractor shall enforce proper discipline and good order among its employees.

4.6.3 Only competent and qualified workers shall be employed to perform the Work under this Agreement. Should the Owner or Owner's Representative deem anyone employed on the Work to be incompetent, unqualified, careless or unfit for his duties and so certify, the Contractor shall remove him immediately and he shall not be employed again on the Work without the Owner's written permission.

4.6.4 Subject to the foregoing, the Contractor shall have complete control of its organization.

4.6.5 No one shall be employed by the Contractor who is an employee of the Owner, or who has within ninety (90) days been in the employ of the Owner except with the express consent of the Owner, or unless the individual was laid off by the Owner. The Owner shall also be bound by these restrictions, in respect to employees of the Contractor.

4.7       INSURANCE

4.7.1     Insurance to be provided by the Owner:

          The Owner will provide and maintain during the continuance of the Agreement, insurance in an amount to be decided by the Owner against "All Risks" of physical loss or damage on all property which will enter into or form part of the completed permanent surface facilities. The insurance will cover such property whether at the Site, in transit thereto, and while temporarily stored at premises other than the Site of the Work.

          The insurance shall include the interests of the Contractors and Subcontractors in the property, but the term property as used herein shall not include temporary structures, tools, equipment and apparatus, the ownership of which remains with the Contractors and Subcontractors.

          The insurance shall also include the interests in the property of the consulting engineers, architects, and Other Contractors who are engaged directly by the Owner, but the term "property" as used herein shall not include temporary structures, tools, equipment and apparatus the ownership of which remains with the consulting engineers, architects and Other Contractors.

                                                                             4-6

          A deductible of $25,000 will apply to each and every loss. Such deductible shall be borne by the Contractor, Subcontractor, consulting engineer or other party causing such loss.

          In the event of loss, the Owner will work with the insurer on the loss adjustment. The "All Risks" insurance will be subject to the exclusions usually applicable to such policies and will exclude, among others, the following:

          (i)  Flood and earthquake, subsidence or other earth movement.
          (ii) Cost of making good any faulty workmanship, material, construction or design.

4.7.2 Insurance to be provided by the Contractor, Subcontractors, consulting engineers, architects and other parties to the venture:

          Such parties will obtain and maintain, at their own expense, the following:

          Automobile Insurance
          Statutory Motor Vehicle Liability Insurance covering their owned and/or leased vehicles. Minimum limits are to be $1,000,000 inclusive per occurrence.

          Insurance on Equipment and Temporary Buildings
          "All Risks" insurance covering their owned and/or leased equipment and temporary structures, including mechanical and electrical breakdown coverage, with a minimum deductible of $25,000. Each party shall arrange for such insurance policy to contain a waiver of subrogation (by the insurer) against the Owner.

          Comprehensive General Liability Insurance
          Comprehensive General Liability Insurance, including the Owner as a named insured, covering Bodily Injury and Property Damage and including, but not limited to, the following:

          a) Products and completed operations. Complete operations to be insured for a period of one (1) year after Final Acceptance by the Owner.
          b)   Contingent liability with respect to Subcontractors.
          c)   Blanket written contractual coverage.
          d)   Non-owned automobile coverage.
          e)   Personal injury coverage.
          f)   Occurrence property damage coverage.
          g)   Employers liability coverage.
          h)   Cross liability clause.
          i)   Liability arising out of unlicensed equipment.
          j) Contractor's policy must include an endorsement stating that Contractor's policy is primary to any other policy.
          k) The Contractor unconditionally agrees to indemnify and save harmless the Owner from and against all losses, liabilities, cost charges, claims, damages, demands, suits,

                                                                             4-7

               expenses or liens which may arise as a consequence of any failure by the Contractor or any Subcontractor or other person employed by the Contractor to comply fully with the provisions of this section, or which may arise as a consequence of any injury, illness or death of any employee of the Contractor or any employee of any Subcontractor engaged for or participating in the performance of the Work to be performed under this Agreement.

          NOTE: Minimum limits are to be $10,000,000 inclusive Bodily Injury and Property Damage.

          The Contractor shall provide proof of its insurance coverage as required under the terms of the Agreement to the satisfaction of the Owner (see Contractor's Proposal). A certificate of insurance showing the coverages as required under this Agreement shall be presented to FirstMiss Gold before the work begins.

4.8       WORKERS' COMPENSATION ACT, SAFETY, FIRST AID

4.8.1 In addition to the requirements of Section 4.5.3, the Contractor shall register under, abide by, and comply with all provisions of the Workers' Compensation Act of the state in which the Work is being performed and all regulations passed thereunder and any other industrial insurance laws of said state and shall report wages of workers as required for assessment, and shall carry compensation insurance, insuring against any claim or liability which may arise under the provision of said laws.

4.8.2 The Contractor shall deliver to the Owner before the Work is started satisfactory evidence and certification showing compliance by the Contractor of said laws.

4.8.3 The Contractor unconditionally guarantees to the Owner full compliance with said provisions, regulations and laws by any Subcontractor or other person employed by the Contractor, or with whom the Contractor may make any agreement for the performance of any of the Work hereunder.

4.8.4 The Contractor unconditionally agrees to indemnify and save harmless the Owner from and against all losses, liabilities, cost charges, claims, damages, demands, suits, expenses or liens which may arise as a consequence of any failure by the Contractor or any Subcontractor or other person employed by the Contractor to comply fully with the provisions of this section, or which may arise as a consequence of any injury, illness or death of any employee of the Contractor or any employee of any Subcontractor engaged for or participating in the performance of the Work to be performed under this Agreement.

4.8.5 The Contractor shall provide all first aid personnel, facilities, equipment and supplies required by law or by any regulation, order or direction made pursuant to the relevant Workers' Compensation Act or other relevant statute.

                                                                             4-8
4.8.6 The Contractor shall comply with all the safety rules and regulations of any relevant Workers' Compensation or Industrial Insurance Act or safety statutes, rules, regulations, and practices required by applicable construction safety legislation governing at the site of the Work, as well as any safety rules and regulations established by the Owner for its own employees.

4.8.7 The Owner will perform, solely for Owner's benefit, safety inspections of the Site of the Work used by the Contractor at any time.

4.8.8 Contractor agrees to comply with all safety provisions put into effect for the Work by Owner, and with all requirements and regulations of the Mine Safety and Health Administration (MSHA) and applicable state statutes and regulations relating to control of health and safety on construction, exploration or mining projects. Such compliance includes, but is not limited to, approve MSHA training for all Contractor personnel on the Site for more than seven (7) working days.

4.8.9 In the event of a situation in which life or valuable property are in apparent imminent danger, Contractor is hereby authorized, without further special instructions from Owner's Representative, to act at its own discretion to prevent injury to persons or damage to property.

4.8.10 Owner will not provide or maintain any required toilet facilities for field personnel or supervisors unless required facilities are already available at a particular Site and Owner agrees in advance, in writing, for their use by Contractor.

4.8.11 Contractor shall furnish to Owner's Representative a detailed written report of all injuries, other than those requiring only first aid treatment. In addition, Owner's Representative shall be given copies of all such reports sent by Contractor to its insurer.

4.8.12 Contractor bears the sole responsibility imposed by law for safety of its own personnel employed in the Work and for persons entering a Site as agents or visitors of the Contractor.

4.8.13 Contractor shall comply with the Federal Mine Safety and Health Act of 1977 and with all regulations and health and safety standards promulgated pursuant thereto (all of which are described hereinafter as "the Act"). Any citation, fine, withdrawal order, abatement notice, or other action by MSHA arising in connection with Contractor's performance under the Agreement, which may affect Owner's operations, shall constitute a breach of the Agreement and shall be sufficient cause for termination of the Agreement by Owner at its sole option and without limiting any other rights or remedies Owner may have.

          Contractor shall immediately take any and all actions necessary to obtain MSHA identification, including applying for and securing from appropriate MSHA regional office an identification number. Upon successfully securing identification or upon denial of such identification by MSHA, Contractor shall immediately notify Owner's

                                                                             4-9

          Representative in writing.

          If Contractor is identified by MSHA, Contractor agrees at its sole cost, to take whatever steps are necessary to comply with any and all orders, directives, citation and notices issued to it by MSHA pursuant to the Act and to abate any conditions cited or noted therein.

          In event that MSHA refuses to identify Contractor for purposes of MSHA liability, or in event that, regardless of whether Contractor is identified, Owner receives any order, directive, citation, notice or instruction as a result of Contractor's failure to comply with the Act or related to any operation or condition under Contractor's control, Contractor agrees to the following:

          Contractor shall immediately notify Owner's Representative of any and all inspections, notices of violation, citations, orders or other instructions or actions of MSHA and shall immediately submit to Owner's Representative a detailed description of same in writing. Contractor shall either immediately comply or shall prepare and submit to the Owner's Representative a written plan, which sets forth in detail measures to be taken by Contractor to remedy such violations and/or comply with such instructions, together with dates for completion of each measure. Contractor, at its sole cost, shall take whatever steps are necessary to comply with such orders, directives, citations and notices, failing which Owner may do so and charge off such cost against and payments then due or thereafter becoming due to Contractor. Should Owner deem it necessary to contest or appeal any such order, directive, citation, notice or instructions, Owner may prosecute such contest or appeal to extend necessary in its sole opinion, and may do so without limiting or waiving any other rights or remedies it may have. Contractor shall cooperate in all ways with Owner in the prosecution of any contest or appeal.

          Neither Contractor's compliance with the Act nor any supervision by Owner which may be required as provided above shall derogate Contractor's status as an independent contractor otherwise created in the Agreement.

4.8.14 Contractor agrees to indemnify and save harmless Owner for all costs (including attorney's fees and costs) or financial loss incurred as result of violations or alleged violations of the Act and MSHA statutes and regulations related to any operation or condition under Contractor's control or control of Contractor's employees or agents, for any costs or financial loss incurred in payment of agents, for any cost or financial loss incurred in payment of civil penalties, in abating cited conditions, as result of issuance of withdrawal orders, or in pursuing or defending any legal action arising from Contractor's duties or obligations thereunder, or in enforcing terms of this
          Section 4.8.

                                                                            4-10
4.9       INDEMNITY AND HOLD HARMLESS

4.9.1 The Contractor shall indemnify the Owner and Owner's Representative and their respective agents, employees AND AFFILIATES for all damage, losses and expenses, including attorney fees, which they may suffer or incur, and hold them harmless from and against all claims, demands and actions brought against them, arising out of or resulting from the performance of the Work, provided that any such claim, damage, loss or expense is:

          a) Attributable to personal injury, sickness, disease or death, or to injury to or destruction of property, including the loss of use resulting therefrom;
          b) Caused in whole or in part by any intentional act, negligent act or omission of the Contractor or Subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not it is caused in part by a party indemnified hereunder;
          c) The non-payment of Worker's Compensation, income taxes, United States withholding taxes, and other similar taxes and assessments; or
          d) The breach of any representation, warranty, covenant, condition or agreement or Contractor pursuant to the Agreement Documents.

4.9.2 The obligation of the Contractor to indemnify the Owner and Owner's Representative and their respective agents, employees, AND AFFILIATES as set forth in Section 4.9.1 shall not be affected or limited by the Contractor's insurance pursuant to Section 4.7 or fact that the law prohibits or limits a direct recourse against the Contractor or any Subcontractor as employer of a person affected by injury, sickness, disease or death.

                                                                            4-11

4.10     BONDS -- PERFORMANCE, LABOR AND MATERIAL

4.10.1 The Owner requires the Contractor to furnish a performance and payment bond for the total amount of the Work, guaranteeing the faithful performance of the provisions of the Agreement and the payment of the Contractor's creditors, both those directly connected with the execution of the Agreement and those arising out of the responsibility of the Contractor.

4.11     FINAL ACCEPTANCE OF THE WORK AND GUARANTEE

4.11.1 Final Acceptance of the Work will be confirmed by a letter of acceptance issued by Owner promptly after Owner is satisfied that all requirements of the Agreement have been met with regard to the following, as applicable: performance of the Work; equipment performance warranties; delivery of material, equipment and spare parts; submittal of schedules, estimates, drawings and specifications and calculations; submittal of final records of cost-plus Work (if any); and, presentation of a final release of claims form (including passage of sufficient time, pursuant to applicable statutes, regulations and case law, to ensure that the Work, Site(s), and all other property of Owner is free and clear of all liens, claims, encumbrances, and demands arising from or that may arise from the
         Work).

4.11.2 Contractor agrees that until Final Acceptance, Owner may retain final payment and/or the retained percentage provided for in the Agreement in the full or partial amount thereof as considered by Owner to be reasonable in order to assure full compliance by Contractor with the Agreement.

4.11.3 The Work performed hereunder may be accepted as a whole or in separately defined parts, in which case any funds retained will be reduced in accordance with the pro-rata value of those accepted parts.

         In the event the letter of acceptance covers all of the Work, the letter will state All work under Contract is accepted." In the event, however, the letter of acceptance includes only part of the Work, the letter will clearly define and limit acceptance to the part(s), section(s), or item(s) which is accepted at that time. In addition, it will be numbered "Acceptance Letter No. 1" and subsequent letters will be numbered consecutively until the last part of the Work is accepted and the letter is marked "Final Acceptance."

4.11.4 The Contractor guarantees the Work against defects in material or workmanship which appear within a period of three (3) years from the date of Final Acceptance by the Owner, or within such longer period as may be stipulated elsewhere in the Agreement Documents, and the Contractor shall at its own expense remedy such defect promptly and shall indemnify the Owner for any damage resulting therefrom which appears within such a period.

4.11.5 The Contractor shall secure from its Subcontractors and vendors of equipment or

                                                                            4-12

         materials written guarantees in conformity with the foregoing and shall transmit same to the Owner or Owner's Representative prior to presentation of its claim for final payment.

4.11.6 The Owner shall give notice of observed defects with reasonable promptness. Neither inspection nor approval of any samples of any part of the Work, nor Final Acceptance of the Work, nor any payment by the Owner shall relieve the Contractor of responsibility for faulty materials or workmanship.

4.11.7 Nothing herein contained shall diminish any more extended liability for faulty materials or workmanship which is created by the laws of the country or state in which the Site is located.

4.12     PERMITS AND LICENSES

4.12.1   Unless otherwise stipulated, the Contractor at its own expense shall:

         a) Procure all permits, certificates and licenses required that are not already supplied by Owner,
         b) Issue all necessary legal notices and observe and abide by all applicable laws, regulations, ordinances and rules of all duly constituted public authorities bearing on the Work, and pay all fees and other expenses in connection therewith, and
         c) Hold the Owner harmless from any liability or penalty which may result from a violation of such laws, regulations, ordinances and rules.

         Upon completion of the Work, the Contractor shall deliver to the Owner a "Permit of Occupancy," should such a document be required to be issued by city, county, or state authorities.

4.13     ROYALTIES AND PATENTS

4.13.1 The Contractor shall indemnify the Owner against claims, actions, suits and proceedings for the infringement or use of any patent based upon the use of any invention protected by such patent in carrying out the Agreement, and for royalties or other payments resulting therefrom which may be payable in connection with the Agreement only provided, however, that in respect of the Agreement only, the Owner shall indemnify the Contractor against all such claims, actions, suits or proceedings in respect of anything for which the mode, plan or design shall have been supplied to the Contractor by or on behalf of the Owner.

4.13.2 The Party required hereunder to indemnify the other Party shall be entitled to conduct the defense of such claims, actions, suits or proceedings so long as such defense is diligently conducted, and each Party shall keep the other Party promptly and fully informed of the bringing of such claims, actions, suits or proceedings and of the steps taken or which ought to be taken in the prosecution or defense thereof accordingly.

                                                                            4-13
4.14     TAXES AND CUSTOMS DUTIES

4.14.1 Unless otherwise stipulated in the Agreement Documents, the Contractor shall pay all federal, state, county or municipal taxes and duties whatsoever payable in respect of the Work, but not on material or equipment, if any, supplied free of charge to the Contractor by the Owner.

4.15     SUBCONTRACTS

4.15.1 The Contractor shall not sublet any portion of the Work unless, before signing of the Agreement, he has notified the Owner in writing of the names of the Subcontractors proposed for the principal part of the Work, or the Owner has given his written consent subsequent to the signing of the Agreement. The Contractor shall not employ any Subcontractors to whom the Owner may reasonably object.

4.15.2 In subcontracting for any part of the Work, the Contractor shall make an agreement with the Subcontractor wherein the latter shall expressly agree to be bound by the term of this Agreement, including these General Conditions, and the PROJECT SPECIFICATIONS AND DRAWINGS insofar as they are applicable, and the Contractor shall exact from every Subcontractor strict compliance therewith. Subcontractor shall be responsible to the Contractor for unsatisfactory Work and for damage done in removing and replacing defective work or materials and for other damage done by them or their employees.

4.15.3 The Contractor alone shall be fully responsible to the Owner for the acts and omission of its Subcontractors and of persons employed by them, and he shall not be relieved from responsibility if Work that is sublet is not performed to the satisfaction of the Owner. In view of this responsibility for the acts and omissions of its Subcontractors, the Contractor shall not be obliged to employ as a Subcontractor any person or firm to whom he reasonably objects. Nothing contained in the Agreement Documents shall create any contractual relation between any Subcontractor and the Owner.

4.15.4 The Owner reserves the right, at any time during the Work, to have the Contractor remove from the job and the Site any Subcontractor whose work does not meet the Owner's approval.

4.16     OTHER CONTRACTORS

4.16.1 The Owner reserves the right to perform work with his own forces and to let other agreements in connection with the undertaking of which the Work is a part, even if of like trades and character as those already let. Notice shall be given to the Contractor of such other agreements.

         The Contractor shall afford the Owner and any such Other Contractors reasonable opportunity for the introduction and storage of their materials and the execution of their work. The Contractor shall work in conjunction with the Owner and these Other

                                                                            4-14

         Contractors to coordinate and connect properly their work with the several parts of the Work. The Contractor shall not commit or permit any act which will interfere with the performance of the work of the Owner or Other Contractors.

4.16.2 Where the Contractor's Work adjoins the work of the Owner or Other Contractors, Contractor shall confer with them as required and so arrange its Work that there shall be no discrepancies between the work of the Owner or Other Contractors and the Contractor's Work when both are completed.

4.16.3 If the Contractor fails to cooperate with or coordinate the Work with the work of the Owner or Other Contractors, he shall not make any claims founded on delays which have resulted from such failure and he shall save the Owner harmless from all claims made by Other Contractors, which are founded on delays caused by such failure.

4.16.4 If any part of the Work depends for its proper execution or result upon the work of Other Contractors, the Contractor shall report promptly in writing to the Owner's Representative any defects in the work of such Other Contractors that interfere with the proper execution of the Work.

4.16.5 Copies of drawings and specifications relating to another agreement will be furnished to the Contractor on request, for its information in carrying out the above provisions. The Contractor shall be responsible for any and all damages caused by its negligence or failure to coordinate its Work with that of the Owner or Other Contractors and any additional expenses arising therefrom.

4.16.6 If Contractor sustains damage or loss through any delay, default, act or omission of any Other Contractor, subcontractors, or their agents or employees, Owner shall not be liable; but nothing in the Agreement shall be construed to limit Contractor from pursuing its legal remedies against such Other Contractor or subcontractors, or their agents or employees.

4.16.7 Contractor shall have no claim against Owner for damage or loss by reasons of delay, default, act or omission of Other Contractors, subcontractors or their agents or employees, but nothing in the Agreement shall limit any rights of Contractor to recover therefor against such Other Contractors, subcontractors or their agents or employees. If Contractor by any default, negligence or misconduct on its part damages any other subcontractor or contractor, it hereby agrees to be directly responsible to such other subcontractor or contractor for any such damage and to hold Owner harmless for all such damages.

4.17     CHANGES IN THE WORK

4.17.1 The Owner or Owner's Representative may make changes by altering, adding to or deducting from the Work without invalidating the Agreement.

                                                                            4-15

4.17.2 However, except as provided in Section 4.27, Emergencies, no change shall be made to the Work unless in pursuance of a written order or a drawing from the Owner or Owner's Representative, and no claim for a change to the construction schedule or to the completion date or for an addition to the Agreement Sum will be considered or allowed unless so ordered.

4.17.3 Any such changes shall be carried out under the terms and conditions of the Agreement and the adjustment, if any, that thereby results to the Agreement Sum, the construction schedule and the completion date for the Work shall be made as set forth in this section.

4.17.4 Any claim for an extension of time in regard to the Construction Schedule or the completion date shall be dealt with pursuant to Section 4.25, Delays at the time such changes are ordered.

4.17.5 If the Owner or Owner's Representative decides that a change in the Work shortens the period required for completion of the Work, he shall so notify the Contractor and state the number of days by which such period is to be shortened, and the Construction Schedule or the completion date or both, shall be amended accordingly by the Owner or Owner's Representative.

4.17.6 If a change in the Work, or any other circumstances arising during the course of the Work, except those provided for in Section 4.25, Delays,
         Section 4.27, Emergencies, and Section 4.46, Use of Completed PortionS by the Owner, justifies, in the opinion of the Contractor, a claim for an addition to the Agreement Sum, the Contractor shall present its claim in writing to the Owner within seven (7) days of the date on which such other circumstances arise, and if the claim is not presented to the Owner within such time, the Contractor shall not be entitled to compensation from the Owner. Upon receipt of such a claim, the Owner or Owner's Representative will decide whether the claim is valid and the basis and amount of payment, if any, pursuant to Section 4.18, Valuation of Changes in the Work.

4.17.7 If the Contractor disputes a decision of the Owner or Owner's Representative as to whether a change in the Work will result in an addition to the Agreement Sum, the Contractor shall nonetheless perform the Work and the performance of the Work shall not prejudice any remedies that the Contractor may have, provided the Contractor gives the Owner, before commencing the Work, a further written notice that he is performing the disputed Work under protest.

4.17.8 If the Owner or Owner's Representative decides that a change in the Work results in a decrease in the cost of carrying out the Work, the Owner or Owner's Representative shall decide the amount that is to be deducted from the Agreement Sum. In such event the Contractor shall not be entitled to any compensation for loss of anticipated profits.

4.17.9 All claims resulting from changes in the Work submitted by the Contractor shall be accompanied by a list of the changes and a detailed estimate of the cost of each change,

                                                                            4-16

         together with references to the drawings or other documents involved.

4.18     VALUATION OF CHANGES IN THE WORK

4.18.1 If, in the opinion of the Owner or Owner's Representative, a change in the Work or other circumstances pursuant to Section 4.17, Changes in the Work, result in a valid claim for an addition to the Agreement Sum, such addition shall be valued on either a lump sum basis as mutually agreed upon by the Parties hereto, or

4.18.2 If such lump sum basis cannot be mutually agreed upon, the valuation shall be determined by the unit prices, if any, shown in the Agreement Documents where, in the opinion of the Owner or Owner's Representative, they are applicable or where these unit prices are not deemed applicable by the Owner or Owner's Representative, by such other unit prices as may be mutually agreed upon by the parties hereto, or

4.18.3 If neither a lump sum nor a unit price basis for payment can be agreed upon, the change in the Work shall be carried out on a cost plus basis, as follows:

         a) For laborers, tradesmen, operators, foremen and supervisors wholly engaged on the Change in Work, the Contractor shall be reimbursed according to the terms of the Agreement Documents, or if such is not covered in the said documents, Contractor shall receive the current local rate of wages, the cost of vacation pay, Workers' Compensation Insurance, unemployment insurance, and any other labor additives required by law, but excluding premium wages for overtime work.
         b) For material or subcontracted work purchased by the Contractor and actually used in the Change in the Work, the Contractor shall receive the actual cost of such materials, transportation charges, and of such subcontracted work, as shown by invoices or other records of payment satisfactory to the Owner.
         c) To the labor, materials and subcontract costs as specified above, shall be added the percentages for labor, material and subcontracted work respectively, set forth in the Agreement to cover profit, overhead, tools, and all other general expenses.
         d) For living allowances and cost of board and lodging for employees wholly engaged on the Change in the Work, and other costs not included above which form part of such employees' terms of employment, the Contractor shall receive that portion of the actual cost of such items as is attributable on a pro rata basis, to the amount of time such employees are engaged on the Change in the Work. No percentage shall be added to this sum.
         e) No other allowance shall be made for general supervision, or for foremen, or for overhead or the use of tools.
         f) For any construction equipment (other than tools) required for the Change in the Work, approved by the Owner, the Contractor shall receive a rental price to be approved in writing by the Owner before the Work is begun. Such rental price, unless otherwise stipulated, shall include at the expense of the Contractor, fuel, lubricants, supplies, spare parts, and repairs and shall apply only to actual operating time. No percentages will be added to this rental sum.

                                                                            4-17

         g) Tools shall include all tools and items of equipment which have individual replacement values under $1,000. Construction equipment shall include all items of equipment having an individual replacement value of $1,000 or more.
         h) At the end of each day the Contractor shall submit in duplicate to the Owner or Owner's Representative for certification a list of the men and the equipment employed on the Change in the Work and the hours worked, together with invoices for any materials used during the day. These daily certified lists and invoices shall be submitted to the Owner with relevant application for payment.

4.19     SCHEDULE OF RATES

4.19.1 Before making first application for payment under the Agreement, the Contractor shall submit for the Owner's approval a schedule of rates of the various parts of the Work and totaling the full amount of the Agreement Sum. This schedule, when approved by the Owner or Owner's Representative, shall be used as the basis for applications for payment.

4.19.2 The schedule of rates shall be set out and divided in a manner which is consistent with the Owner's accounting codes for the various parts of the Work.

4.20     APPLICATION FOR PAYMENT AND VALUATION OF WORK FOR PROGRESS PAYMENTS

4.20.1 Within thirty (30) calendar days following a month in which Work has been performed by the Contractor, the Contractor shall submit to the Owner or Owner's Representative an application for payment for the value of the amount of the Work and changes in the Work performed during the preceding month.

         The Owner will not be required to approve any application for payment or make any such payment until such time as the Contractor has signed and executed the Agreement and furnished all required performance bonds, and required labor and material payment bonds and insurances, and complied with all provisions of the Workers' Compensation Act, Mine Health and Safety Act, and other such requirements of the Agreement.

         The applications shall be made in the form prescribed by the Owner.

         The application for final payment shall be submitted at the later of either sixty (60) calendar days after the completion of the Work, or at the expiry of the lien period, if applicable.

4.20.2 When the Work, or Change in the Work is being performed on a lump sum basis, the value of the amount of the Work performed shall be based on the percentage of the Work performed by the Contractor and, subject to the following limitations, shall include the value of materials delivered to the Site, but not yet incorporated into the Work:

                                                                            4-18

         a) The amount of material so claimed shall not, in the opinion of the Owner or Owner's Representative, be unreasonably large in relation to the amount of Work scheduled for the succeeding month; and
         b) For the second and subsequent claims, the value of material delivered to the Site, but not incorporated in the Work, shall not be included in the claim unless eighty-five percent (85%) or more of the material so claimed in the previous claim has been paid for by the Contractor.

4.20.3 When the Work, or Change in the Work is being performed on a unit price basis, the value of the amount of Work performed shall be the number of fully completed units of the Work measured as described in the Agreement Documents. Unless otherwise stated in the Agreement Documents, the value of the amount of Work shall not include materials delivered to the Site, but not yet incorporated into the Work.

4.20.4 When a Change in the Work is being performed on a cost plus a percentage basis or on a cost plus a fixed fee basis, the value of the Work performed pertaining to such Change in the Work shall be based on payments that the Contractor has made as substantiated by invoices, payrolls, or other records, including evidence of payment by the Contractor satisfactory to the Owner, plus the percentages, or in the case of a fixed fee, plus a proportion of the fee equivalent to the proportion of such Change in the Work as has been completed.

4.20.5 If the Owner or Owner's Representative approves the value of the amount of Work and Changes in the Work set forth in the Contractor's application for payment and the amount calculated by the Contractor to be due and payable for such Work, the Owner's Representative shall certify that such application for payment is correct. If the Owner or Owner's Representative does not approve the application for payment he shall determine the value of Work and Changes in the Work performed by the Contractor during the preceding month and shall certify such calculated value. The certification of value shall be issued by the Owner within a period of not more than fifteen (15) calendar days after he received the Contractor's application for payment.

4.20.6 When making an application for the final payment, the Contractor shall submit with the application a declaration, satisfactory to Owner, stating that the Work and the Site are, and will continue to be, free and clear of liens and claims for wages, services, Workers' Compensation assessment, materials or otherwise that are the responsibility of Contractor, and that the time for filing of liens has expired. The Contractor shall also obtain and submit with the application for final payment a declaration, satisfactory to Owner, from each of the Subcontractors identified by name in the tender form and such other Subcontractors as the Owner may designate, stating that as far as its subcontract is concerned, the Work and the Site are, and will continue to be, free and clear of liens and claims for wages, services, Workers' Compensation assessments, materials or otherwise, and that the time for filing of liens has expired.

4.20.7 When making application that the Work has been substantially completed, the Contractor

                                                                            4-19

         shall send its final invoice for the Work stating any and all claims, charges, etc., and a written declaration to the Owner stating he has substantially completed the Work and executed all duties and obligations under the Agreement except those deficiencies in the Work as may exist at that time. At such time as the Work is substantially completed, the Contractor or the Owner may request that the Work be deemed to be complete subject to downward adjustment of the Agreement Sum by the appropriate amount to compensate for such deficiencies in the Work as may exist at that time.

         If such request is agreed to by the Owner or Owner's Representative, the Contractor shall prepare a list of such deficiencies, including any remaining cleanup operations, with an estimate of the value of each, for approval of negotiation by the Owner and the Contractor.

4.21     PAYMENTS BY THE CONTRACTOR AND LIENS

4.21.1 To protect the Owner's property from liens, the Contractor shall pay promptly for all materials, equipment, and labor used on the Work, and all taxes, duties, assessments, and costs in respect of the materials, equipment and labor to be used, and shall pay promptly all Subcontractors doing portions of the Work and shall require each Subcontractor to make such payments promptly in respect of the subcontracted work, and if the Subcontractor does not make such payments when due, the Contractor shall forthwith make such payments on behalf of the Subcontractor.

4.21.2 Neither the final payment by the Owner nor any part thereof shall become due until the Contractor, if required by the Owner or Owner's Representative, has obtained and delivered to the Owner a complete release of all liens arising out of the Work and has caused each such lien to be canceled and discharged.

4.21.3 If any lien remains unsatisfied, or any amount owed by the Contractor remains unpaid, or if any additional assessments are made by any governmental authority in respect of the Work, either before or after the Contractor has received the final payment from the Owner, and if the Owner discharges such lien, makes such payment or pays such assessment, then the Contractor shall reimburse the Owner on demand for all costs incurred in discharging such lien, or paying such assessment or amount, including any legal fees thereby incurred.

4.21.4 The Owner shall have the right at any time to pay and to discharge any liens placed on Owner's property as a result of the Work, whether or not such liens constitute valid claims, and to deduct the costs of discharging the lien from the amount due the Contractor provided the Contractor wishes to dispute the validity of any such claim and such dispute shall not, in the opinion of the Owner, unduly prejudice or inconvenience the Owner, the Contractor may proceed to dispute such claim upon first furnishing the Owner with a good and sufficient bond in an amount approved by the Owner and of a bonding company authorized to carry on business in the state or country in which the Work is being performed and approved by the Owner, indemnifying the Owner against

                                                                            4-20

         such claim and any loss or damage which may be caused thereby.

4.21.5 THE OWNER RETAINS THE RIGHT TO AUDIT ANY AND ALL EXPENDITURES MADE IN SUPPORT OF THE WORK BY THE CONTRACTOR, OR THE CONTRACTORS EMPLOYEES, AGENTS OR AFFILIATES, INCLUDING SUB-CONTRACTORS, FOR A PERIOD NOT TO EXCEED ONE YEAR AFTER THE DATE OF COMPLETION OF THE PROJECT.

4.22     CONSTRUCTION SCHEDULE, METHODS AND EQUIPMENT

4.22.1 Not later than one (1) week after the award of an Agreement to the Contractor, the Contractor shall furnish to the Owner for his approval a schedule which shall conform to the Construction Schedule mutually agreed upon at award of Agreement, but shall show in such greater detail as may be required by the Owner, the proposed starting and completion dates for the various divisions and subdivisions and types and classes of Work. If the Owner so requires, such schedule shall be prepared in such manner as to facilitate "Critical Path Method" planning. After approval by the Owner, the Contractor shall furnish to the Owner a copy of the approved schedule.

4.22.2 The Contractor shall complete each portion of the Work on or before the date set forth in the approved Construction Schedule. Of immediate importance to the Owner is the completion of the shaft mobilization. Failure to complete the mobilization as planned MAY result in the Owner exercising its right to terminate this Agreement, as outlined in
         Section 4.48, Owner's Right to Terminate Agreement. Such schedule must show earliest and latest possible starting and completion dates "Float."

4.22.3 If at any time before the commencement or during the progress of the Work any part of the construction plant or equipment, or any of the Contractor's methods of executing the Work appear to the Owner to be unsafe, inefficient, or inadequate, or should the Contractor not be proceeding with the Work with sufficient diligence to satisfy the Owner, or in the opinion of the Owner, with sufficient force to ensure its progress and completion in accordance with terms of the Agreement relating thereto, the Owner may order and direct the Contractor to increase or improve the plant or equipment, as the case may be, or to improve its methods, or to increase and employ such additional force, or to perform such night work or such overtime work as shall be, in the judgment of the Owner, necessary to ensure the safety, efficiency and adequacy of the construction plant and equipment and the completion of the Work, on the particular portion thereof affected, within the specified time. The Contractor shall comply with the Owner's instructions in this respect within a reasonable time of the receipt of said instructions in writing.

4.22.4 Neither compliance with such instructions nor the failure of the Owner to issue such

                                                                            4-21

         instructions shall relieve the Contractor of its obligations to secure the degree of safety, quality of Work and the rate of progress required under the terms of the Agreement. The Contractor shall be responsible for the safety, adequacy and efficiency of the plant and equipment at the Site of the Work and for construction methods, and for the provision of sufficient force. The Contractor shall cause its employees and the employees of any of its Subcontractors to comply in all respects with rules and regulations issued from time to time in writing by the Owner governing the conduct of such employees, and shall conduct ` its Work in such manner as not willfully to hinder, impede or injure the operation of the Owner's plant or affiliated plants.

4.22.5 The Contractor shall not remove any equipment form the Site of the Work without written approval of the Owner.

4.23     PREVAILING WAGES

4.23.1 The Contractor shall ensure that the labor conditions and wage rates affecting its employees meet the standards prevailing for labor in the construction industry in the area in which the Work is performed. In any area in which prevailing wages (as opposed to minimum wages) are fixed by government decree, regulation or ordinance, the Contractor shall conform in particular to any such decree, regulation or ordinance and the Owner may withhold from the Contractor an amount equivalent to any deficiency in the wages paid to the Contractor's employees, without prejudice to the Owner's other rights and recourses.

4.24     LABOR RELATIONS

4.24.1 The Contractor shall conduct its operations in full compliance with applicable laws and regulations of the USA and of the state where the Work is being performed.

4.24.2 The Owner reserves the right to terminate the Agreement in accordance with the provisions of Section 4.48, Owner's Right to Terminate Agreement and to claim reimbursement from the Contractor for any additional costs that may be incurred, in the event that a labor dispute arises affecting other trades or labor employed by the Owner or Other Contractor or Subcontractor as a result of the Contractor's assignment of labor to the Work and handling of labor forces and industrial relations.

4.24.3 Settlement of any and all labor disputes including jurisdictional disputes shall in no way

                                                                            4-22

         alter the terms, conditions, and prices as covered by the subject tenders and subsequent purchase orders.

4.24.4 The Contractor shall provide all labor forces required for the efficient execution of the Work.

4.24.5 The Contractor will supply the Owner or Owner's Representative with copy of each of its collective agreements which may be relevant to the Work at the Site of the Work together with relevant collective agreements of its Subcontractors and any and all other relevant correspondence or agreements between the Contractor or its Subcontractors and the union(s).

4.24.6 The Contractor shall deal with all matters pertaining to industrial relations within the limits of its organization and to the full extent of its Work. Where deemed necessary for the efficient and smooth implementation of the Work, the Contractor shall be obliged to hold and arrange for pre-job conferences with all parties concerned and/or send a representative to any and all pre-job conferences and/or regular or emergency meetings called for the purpose of discussing industrial relations matters. Copies of minutes of such meetings are to be issued at once to the Owner or Owner's Representative.

4.24.7 The Contractor shall keep the Owner or Owner's Representative fully advised on a regular basis with respect to all labor relation matters relevant to the Work on the Project Site.

4.24.8 The Contractor is to cooperate fully with the Owner's efforts and that of Other Contractors on the Site. Any information and data relating to industrial labor relations of its Work is to be communicated in a timely manner to the Owner or Owner's Representative.

4.24.9 The Contractor shall take any and all steps that may be available for the resolution of violations of collective bargaining agreements and jurisdictional disputes, including without limitation, the filing of appropriate process with any court or administrative agency having jurisdiction to settle, enjoin or to award damages resulting from violations of collective bargaining agreements of jurisdictional disputes, and failing which shall be liable to the Owner for all losses incurred by the Owner as a result of the aforesaid violations of collective bargaining agreements or jurisdictional disputes.

                                                                            4-23

4.25     DELAYS

4.25.1 The Contractor shall immediately notify the Owner in writing of any occurrence which, in the opinion of the Contractor, has caused or which he anticipates may cause a substantial delay which will affect the performance of the Work according to the Construction Schedule or the completion date for the entire Work, and in any event shall notify the Owner, in writing, not later than seven (7) days after the occurrence which caused the alleged delay or gave rise to the anticipated delay.

4.25.2 In addition to submitting the above notice, if the Contractor claims that any alleged delay was occasioned through FORCE MAJEURE, INCLUDING, BUT NOT LIMITED TO, labor disputes, strikes, lockouts, fire, unusual delay by common carriers or unavoidable casualties, or by any cause of any kind whatsoever beyond the Contractor's control, then he may also submit a claim to the Owner for a revision of the Construction Schedule and for an extension of the time for completing the Work, and at no extra cost to the Owner.

4.25.3 If the Contractor considers that the alleged delay was the direct result of the act or neglect of the Owner or Owner's Representative, then the Contractor may also submit a written claim to the Owner for approval of the reimbursement of the Contractor's additional field overhead costs which can be shown to be the result of the delay due to such act or neglect.

4.25.4 Notwithstanding the remedies prescribed in Section 4.25.2 and Section 4.25.3, no claim shall be made or allowed to the Contractor against the Owner or Owner against the Contractor for any damages, losses or liabilities which may arise out of any delay caused by FORCE MAJEURE, INCLUDING, BUT NOT LIMITED TO, labor disputes of any kind, legal strikes, work stoppages, lockouts, act of God, acts of civil or military authority, floods, epidemics, riots or any cause of any kind whatsoever beyond the Owner's or Contractor's control.

4.25.5 Time shall be deemed to be material and of the essence of the Agreement.

4.25.6 The Contractor strictly agrees to diligently and expeditiously perform the Work and to execute any and all available items of Work at the earliest available opportunity.

                                                                            4-24

4.25.7 The Owner will not be obligated to consider any claim for delay and/or additional moneys unless the Contractor can demonstrate that it has complied with the provisions of Section 4.25.6.

4.25.8   Any delay or work stoppage of one (1) hour or less in any twenty-four
         (24) hour period shall not be considered a delay for the purpose of the Agreement Documents.

4.26     ACCELERATION OF THE WORK

4.26.1 If the Contractor fails to complete any part of the Work in the time specified in the Construction Schedule, or if it becomes apparent to the Owner that the Work will not be completed in the time specified, and if such failure is due to fault on the part of the Contractor, the Owner may require that the Contractor expedite the Work, and should it become necessary to work overtime, to add additional shifts, to employ additional men, or to provide additional equipment to accomplish this. The premium for such overtime and for such additional shifts, the cost of employing additional men or providing additional equipment, together with any other additional costs thereby incurred shall be at the Contractor's sole expense.

4.26.2 The Owner shall have the right to require the Contractor to complete the Work or any part thereof before the date set forth in the Construction Schedule, or to require the Contractor to complete the Work according to the Construction Schedule when Contractor's claim for a delay has been ruled valid by the Owner or Owner's Representative.

4.26.3 The Contractor may submit a claim for reimbursement for its additional costs that can be shown to be the direct result of the acceleration provided for in Section 4.26.2, including the costs of additional shifts or overtime if the Contractor is required by a labor agreement to pay a premium over and above normal wage rates for such Work. The premium shall include the actual extra labor costs over the rate for regular time and shall also include any mandatory labor additives. If approved by the Owner, the premium shall also apply to the Contractor's supervisory and clerical staff where the payment of overtime is required under the terms of their employment. Time slips covering ordered overtime or additional shifts will be submitted daily to the Owner or Owner's Representative for checking and approval.

                                                                            4-25

4.27     EMERGENCIES

4.27.1 If, in the opinion of the Owner or Owner's Representative, the manner in which the Work is being performed affects or threatens to affect the safety of life or the safety of any part of the Work or any adjoining property, or if any emergency arises which affects or threatens to affect the safety of life or the safety of any part of the Work or of any adjoining property, then the Owner or Owner's Representative may stop the Work or may give whatever instructions are necessary in their opinion to relieve the circumstances, in which event the Owner or Owner's Representative shall determine whether the Contractor is entitled to an extension of time or to extra compensation pursuant to
         Section 4.25, Delays.

4.28     CONTRACTOR'S FAMILIARITY WITH SITE

4.28.1 The Contractor acknowledges having examined the Site and the adjoining premises and areas before entering into the Agreement and having made its own evaluation of the applicable laws, rules, regulations, facilities available and the difficulties attending the Work.

4.29     SUBSURFACE CONDITIONS

4.29.1 Where the Owner has made investigations of the soils or other conditions in the area where the Work is to be performed under the Agreement, such investigations are made only for the purpose of Owner's study and design. The records of such investigations are not part of the Agreement and are furnished to Contractor solely for the convenience of the Contractor. It is expressly understood and agreed that the Owner assumes no responsibility whatsoever in respect to the sufficiency or accuracy of the investigations thus made and the records thereof, and the same shall not relieve the Contractor from its obligations under this section.

4.29.2 The Contractor acknowledges that it has not relied upon any information given or statements made to it by the Owner in connection with, and shall not claim at any time after tendering that there was any misunderstanding in regard to the matters referred to in this section.

                                                                            4-26

4.30     SURVEYS, LINES AND LEVELS

4.30.1 The Owner's Representative will furnish a basic reference line and a bench mark and may at his discretion furnish other reference lines and bench marks. The Contractor shall furnish other reference lines and bench marks. The Contractor shall furnish from such reference lines and bench marks such other points and elevations as may be required for the execution of the Work.

4.30.2 The Contractor shall keep proper records in connection with the establishment of such other points and elevations. The data books, sketches and other records pertaining thereto shall be available for examination by the Owner's Representative upon request.

4.30.3 The Contractor shall protect all bench marks, survey pegs and monuments from damage or movement. If any of these are moved or disturbed, they shall be relocated and replaced by the Owner's Representative at the Contractor's expense.

4.30.4 The Contractor shall be responsible for the entire cost of rectifying work improperly installed due to such bench marks, survey pegs and monuments having been removed without authorization, or failure to protect and maintain same.

4.30.5 The Contractor shall be responsible for any survey work performed by its Subcontractors.

4.30.6 If, at any time during the progress of the Work, an error shall appear or arise in the position, levels, dimensions, or alignment of any part of the Work, the Contractor shall, on being required to do so by the Owner and at its own expense, rectify such error to the satisfaction of the Owner, unless such error is based on incorrect data supplied in writing by the Owner.

4.31     AGREEMENT DOCUMENTS ISSUED FOR CONSTRUCTION

4.31.1   Unless otherwise stipulated, following execution of the Agreement, two
         (2) sets of the Agreement Documents, excluding the Drawings, will be issued to the Contractor to be used for construction purposes.

4.31.2 The Contractor shall supply three (3) copies of all Drawings and Specifications to the Owner or Owner's Representative for approval and shall not proceed with any work prior

                                                                            4-27

         to receipt of approval by the Owner or Owner's Representative in writing. Upon receipt of such approval the Contractor shall issue three (3) copies of the approved Specifications and Drawings marked "Released for Construction" to the Owner or Owner's Representative for his records.

4.31.3 If, in the Contractor's opinion, changes requested by the Owner to the Drawings and Specifications, call for Work more costly than called for by the Agreement or adversely affected the scheduling of the Work, the Contractor shall give written notice to such effect within seven (7) calendar days after the same are delivered. If the Owner or Owner's Representative concurs, the Drawings and Specifications shall be amended or additional compensation for time, or both shall be negotiated to cover the increased cost of the Work or the increased time required to complete same.

4.32     REVISIONS OF DRAWINGS AND SPECIFICATIONS

4.32.1 The Drawings and Specifications may require revisions or amplification from time to time. The Contractor shall supply three (3) copies of such Drawings or Specifications clearly marked as to the requested revision to the Owner or Owner's Representative for approval. No revision shall be implemented without the written approval of the Owner. Upon receipt of such approval, the Contractor shall re-issue such Drawings or Specifications marked "Released for Construction" as provided in Section 4.31.2.

4.32.2 If, in the Contractor's opinion, changes requested by the Owner to the PROJECT Specifications and Drawings, call for Work more costly than called for by the Agreement or adversely affect the scheduling of the Work, the Contractor shall give written notice to such effect to the Owner within seven (7) calendars days after the same are delivered. If the Owner or Owner's Representative concurs, the PROJECT SPECIFICATIONS AND DRAWINGS, employees shall be amended or additional compensation for time, or both shall be negotiated to cover the increased cost of the Work or the increased time required to complete same.

                                                                            4-28

4.33     SHOP DRAWINGS

4.33.1 The Contractor shall furnish to the Owner, at proper times, such shop and setting drawings or diagrams as the Owner or Owner's Representative may deem necessary in order to clarify the details of the Work. The Contractor shall make any changes in such drawings or diagrams which the Owner or Owner's Representative may require, consistent with the Agreement, and shall submit sufficient copies (as specified by the Owner or Owner's Representative) of the revised prints to the Owner for approval. After approval, one (1) copy shall be returned to the Contractor.

4.33.2 When submitting such shop and setting drawings, the Contractor shall notify the Owner in writing of any discrepancies between such drawings and the Owner's or Owner's Representative's approval of such drawings or of the revised drawings shall not relieve the Contractor of responsibility for errors made by the Contractor therein or for deviations from the Owner's and Owner's Representative's drawings or specifications not covered by the Contractor's written notification to the Owner.

4.33.3 The Owner is entitled to timely receipt of shop and certified vendor drawings and will decide in each case if he wishes to review such data or not.

4.34     RECORD DRAWINGS "AS-BUILT"

4.34.1 As the work progresses, the Contractor shall MARK on one (1) set of the construction drawings in reproducible form (see Section 4.31, Agreement Documents Issued for Construction), all changes and deviations from the construction drawings for all elements and parts of the Work, covering such items as changes in size, location and elevation.

4.34.2 At the completion of the Work, or such parts of the Work, the Contractor shall update and deliver to the Owner or Owner's Representative one (1) set of construction drawings in reproducible form clearly marked "As-Built."

                                                                            4-29

4.35     SAMPLES AND MANUFACTURER'S SPECIFICATIONS

4.35.1 If requested by the Owner, the Contractor shall state the source of any material it proposes to use in the Work. The Contractor at its own expense shall furnish to the Owner for the Owner's or Owner's Representative's approval such samples and manufacturer's specifications as are called for by the Agreement Documents and such additional samples and specifications as the Owner or Owner's Representative may require, the Work shall conform to the samples and manufacturer's specifications approved in writing by the Owner or Owner's Representative, but no such approval shall prevent the subsequent rejection by the Owner or Owner's Representative of all or any portion thereof which may turn out to be unsound or unfit for use.

4.36     MATERIAL AND WORKMANSHIP

4.36.1 Where reference is made to standard specifications, the latest edition thereof shall be understood to apply, unless otherwise stipulated.

4.36.2 Materials and workmanship of all items supplied shall be new and of highest quality, unless otherwise approved by the Owner or Owner's Representative in writing.

4.37     HANDLING AND STORAGE OF EQUIPMENT AND MATERIALS

4.37.1 The Contractor shall, at its own expense, receive and check, off-load, handle on the Site and store in area to be designated by the Owner, all equipment and material supplied by the Owner for the Work, which arrives on the Site during the time the Contractor is to be on the Site, according to the Construction Schedule.

4.37.2 If equipment or material that the Contractor is responsible for receiving and checking, off-loading, handling and storing is off-loaded, handled or stored by the Owner, the expense incurred shall be payable by the Contractor on demand or may be deducted by the Owner from money due to the Contractor.

4.37.3 The Contractor shall take all appropriate precautions against loss, theft or damage of equipment or material delivered to the site for the purpose of the Work, whether such equipment or material is the property of the Owner, the Contractor, or Subcontractors.

                                                                            4-30

4.37.4 The Contractor shall be completely responsible for the safekeeping for all its tools and equipment and for those of its employees while on the Site and shall provide all necessary facilities and services for such safekeeping. The Owner will not accept any claims from the Contractor or Subcontractor for the loss or damage of such tools and equipment.

4.37.5 No tools, equipment, material or other articles may be removed from the Site, unless the person removing such article can clearly identify each article and establish his ownership and his right to remove it from the Site.

4.37.6 The Owner or Owner's Representative will assign to the Contractor a specific storage area near the Work. Additional space, if desired by the Contractor, shall be furnished by the Contractor at its own expense.

         All materials, which will become a permanent part of the Work, shall be stored in a manner which will preserve their original conditions and fitness for the Work. Materials requiring indoor or special storage, or preparation for storage, shall be so prepared and stored. The manufacturer's instructions for storage and handling of its products shall be followed in full. The Contractor shall provide all storage facilities.

4.37.7 For materials and equipment designated in this specification as "supplied by others," the Contractor shall immediately upon receipt of the materials and equipment, inspect them for quality, condition, and quantity and shall report any damage or omission to the Owner without delay. The Contractor will thereafter be held responsible for the safekeeping of the materials and will be required to make good, at its own expense, any subsequent damage or loss. All such materials and equipment shall be located so as to facilitate ready inspection.

4.38     INSPECTION AND TESTS

4.38.1 In order to inspect the Work and the progress thereof, the Owner or Owner's Representative shall at all times have access to the Work, both at the Site of the Work and in the premises of the Contractor and its Subcontractors, or other places where any part of the Work is being performed, fabricated or manufactured, and the Contractor shall facilitate such inspections and arrange access.

4.38.2 If the Agreement Documents, the Owner's or Owner's Representative's instructions,

                                                                            4-31

         laws, ordinances, or any public authority require any part of the Work to be inspected, tested or approved, the Contractor shall give the Owner or Owner's Representative advance notice of its readiness for inspection, and if the inspection is by an authority other than the Owner or Owner's Representative, the Contractor shall notify such authority and the Owner that the Work is ready for inspection. If any such part of the Work is covered up without the approval or consent of the Owner or Owner's Representative, it may be uncovered for inspection and made good at the Contractor's expense.

4.38.3 Inspection or reinspection of any portion of the Work may be ordered by the Owner or Owner's Representative at any time during the Work and until the end of the guarantee period specified in Section 4.11, Final Acceptance of the Work and Guarantee. The Contractor shall uncover or otherwise expose the questioned Work for inspection. If such part of the Work is found to be in accordance with the Agreement, the Owner shall pay the costs of exposing the questioned Work of the inspection, reinspection and restoration. If such Work is found to be not in accordance with the Agreement, the Contractor shall pay such costs unless it is proven conclusively that the defect in the Work was caused by the Owner or another Contractor, in which case the Owner shall bear the cost of uncovering, rectification and replacement.

4.38.4 The Contractor shall provide proper facilities for such inspections and for the taking of such samples of materials as may be required, without charge, and shall pay for the packaging and delivering of the samples to the testing laboratory. Materials, workmanship or installed part of the Work that is certified by the testing laboratory to the Owner as not conforming to the Agreement Documents shall, upon written notice to the Contractor by the Owner, be removed, replaced or made good to the satisfaction of the Owner at the Contractor's expense.

4.38.5 Notwithstanding the above, inspection, testing and operation at design capacity under full operating conditions of the Work for compliance with the Agreement shall be the responsibility of the Contractor.

4.38.6 Inspection and acceptance by Owner's Representative does not relieve Contractor of liabilities including guarantees and warranties under the Agreement.

4.38.7 The Owner will not be required to accept handing over of any equipment, systems and

                                                                            4-32

         installations until total completion to the Owner's Final Acceptance of the total Work of the Agreement and only then in strict accordance with the provisions of the Agreement providing, however, that the Owner may at his own discretion elect to accept an earlier staged/phased handing over of such portions of the Work as he may choose.

4.39     REJECTED MATERIALS AND WORK

4.39.1 The Contractor shall promptly remove from the Site all materials furnished by it and rejected by the Owner or Owner's Representative as failing to conform to the Agreement, and the Contractor shall promptly replace them with materials conforming to the Agreement and without expense to the Owner.

4.39.2 If the Contractor does not remove such rejected materials promptly, the Owner may remove and store them at the expense of the Contractor, and in addition to any other remedies the Owner may have, the cost of such removal and storage by the Owner may be deducted by the Owner from moneys due the Contractor.

4.39.3 The Contractor shall promptly remove and re-execute all Work rejected by the Owner or Owner's Representative as failing to conform to the Agreement, without expense to the Owner, and shall bear the expense of making good all other work destroyed or damaged by such removal and re-execution.

4.39.4 If the Contractor does not promptly remove and re-execute such rejected Work, the Owner may cause such removal and re-execution to be carried out by its own forces, or by Other Contractors, in accordance with the provisions of Section 4.47, Owner's Right To Do Work.

4.39.5 The Owner shall have the option to allow defective or improper Work to stand and deduct from the payment to the Contractor a sum of money equivalent to the difference between the value of the Work as actually performed and its value if performed as specified in the Agreement Documents.

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                                                                            4-33

4.40     RESPONSIBILITY FOR DEFECTIVE WORK AFTER FINAL PAYMENT

4.40.1 Neither the final certificate nor the final payment nor any provision in the Agreement Document shall relieve the Contractor of responsibility for faulty materials or workmanship appearing within the guarantee period specified in Section 4.11, Final Acceptance of the Work and Guarantee.

4.41     USE OF SITE BY CONTRACTORS

4.41.1 Subject to Section 4.42, Temporary Structures and Protection of Work and Property, the Contractor shall confine its equipment, the storage of materials and the operations of its workers to the limits indicated by laws, ordinances, permits or directions of the Owner, and shall not unreasonably encumber the Site of the Work with its materials.

4.41.2 The Contractor's employees shall be restricted to the areas on the Site in which they are employed, and shall not leave those areas.

4.41.3 Passenger vehicles will not be permitted in the construction area and shall be parked in an area to be designated by the Owner.

4.41.4 Vehicles required for the Work may, at the option of the Owner, be provided with an identification card by the Owner, which shall be displayed on the vehicle windshield. Vehicles may, at the option of the Owner, be checked on and off the Site at the gate by the Owner.

4.41.5 Commercial carriers will be permitted to enter the Site only while transporting equipment and materials to and from the Site of the Work.

4.41.6 The Contractor is to be responsible for the safety and security for all men, Work materials and equipment installations, including personal properties, directly or indirectly pertaining to the scope of its Work until accepted and taken over by the Owner.

4.41.7 The Contractor shall observe and enforce the Owner's instructions regarding signs, advertisements, fires, smoking, security regulations and traffic regulations.

4.41.8 The Contractor shall be responsible for conducting its operations and those of its

                                                                            4-34

         Subcontractors in such a manner as will, in the opinion of the Owner, prevent the creation or existence of fire hazards and facilitate the extinguishing of any fires that may occur and, to this end, shall take all precautionary measures as required by applicable laws and ordinances, the relevant insurance inspection authority and common prudence. The Contractor shall have portable approved fire extinguishers near every worksite. The Contractor shall cooperate with formation and maintenance of local fire brigade, designate manpower for such, attend meetings and drills, all without extra cost of compensation.

4.41.9 The Contractor shall not permit any fires to be built or open salamanders to be used in any part of the Work, except for such facilities, approved by the Owner, as may be required during winter weather, and then only under the Contractor's continuous supervision. The Contractor shall furnish, mount for emergency use and maintain the necessary equipment, all of approved types, as required by the above authorities, as shown in Section 4.41.8.

4.41.10 Flammable fluids shall be brought onto the Site in safety containers, and shall be stored in and dispensed from a storage area designated by the Owner, and smoking shall be prohibited in that area.

4.41.11 Storage and handling of explosives shall conform to the requirements of applicable laws and regulations either federal or state.

4.41.12 The Contractor may supply and erect a construction sign. The type of sign and place of erection are subject to approval by the Owner.

4.41.13 Compliance in design and function with the requirements of applicable federal, state and local health, safety, environmental protection regulations, public land administration laws and regulations and the toxic and hazardous material control acts and regulations of the U.S. Government Agencies (such as EPA, MSHA, NRC, BLM, USFS and DOT) is a mandatory requirement of the Agreement.

4.41.14 Labels and Safety Data Sheets for all toxic or hazardous materials must be provided by Contractor to Owner's Representative in a timely manner. Contractor's failure to conform to any of above requirements in any respect shall be corrected promptly by Contractor upon notice thereof, and the cost of such correction(s) as well as any related

                                                                            4-35

         costs arising out of any action brought by a governmental agency in connection with such failure shall be for the account of Contractor.

4.42     TEMPORARY STRUCTURES AND PROTECTION OF WORK AND PROPERTY

4.42.1 The Contractor shall take precaution to ensure that shoring, construction equipment, materials, or any of its operations or those of its Subcontractors, or forces of nature, which apply loads to any part of the Work shall not damage the Work.

4.42.2 All shoring, falsework and similar temporary structures shall be designed by an engineer authorized to practice in the country and state in which the Work is being performed and all drawings, specifications and instructions related thereto must bear his seal and signature, and copies shall be furnished to the Owner or Owner's Representative upon request.

4.42.3 Without prejudice to Section 4.9, Indemnity and Hold Harmless, the Contractor shall, as the Owner may direct, promptly repair or replace at its own expense any portion of the Work, any property of the Owner and any property of others that is lost, damaged, destroyed or injured in any way as a result of the performance of the Work.

4.42.4 The Contractor shall carry out the Work by means and in a manner to safeguard all persons, property and rights. The Contractor shall provide adequate protection against accidents, injuries and/or damage to all persons and property. It shall be responsible for making good any damage to the Work and/or the Owner's property and the property of any third party as may arise out of its operations at its own expense.

4.42.5 The Contractor shall provide all barriers, barricades, fencing, warning signs, fire watch, security, lights and other protection for the personnel on the Site and the general public, shall ensure that all personnel directly or indirectly in its employ are provided with and wear hard hats and other safety accessories required in the performance of their part of the Work while on the Site, and provide all other safety measures necessary in conformity with the requirements of this section and laws, bylaws, rules and regulations of industrial and labor department government, labor and construction safety organizations having jurisdiction and as directed by the Owner.

                                                                            4-36

4.43     TEMPORARY USE OF EQUIPMENT

4.43.1 Equipment which is part of the Work shall not be put to temporary use during construction, unless specifically authorized by the Owner.

4.44     SANITARY ARRANGEMENTS

4.44.1 Unless otherwise expressly stipulated in the Special Conditions, the Contractor shall provide and maintain, in accordance with all applicable statutory requirements, temporary sanitary facilities on the Site for the use of all persons connected with the Work, and shall remove them and their contents on completion of the Work.

4.44.2 The Contractor shall keep the Site of the Work in a clean and sanitary condition. The Contractor shall post notices and take such other measures as may be necessary to keep the area clean, and shall remove any excrement deposited and do any cleaning that may be directed by the Owner.

4.45     CLEANING UP

4.45.1 The Contractor shall at all times keep the Site neat, clean and free from accumulation of waste materials and rubbish which arise out of the performance of the Work.

4.45.2 On completion of the Work, the Contractor shall remove from the Site all of its waste materials and rubbish, temporary buildings, facilities, tools, plant, equipment and surplus materials and shall leave the working area clean.

4.45.3   If the Contractor fails to perform any of his obligations under Section
         4.45.1 and 4.45.2, the Owner may arrange to have any Work necessary to correct such default performed by others, and the Owner will deduct the cost thereof, as determined by the Owner or Owner's Representative, from the amount due the Contractor under the Agreement.

4.45.4 If at the time the Contractor has substantially completed this Work, including removal of temporary buildings and equipment, the weather conditions are such that, in the opinion of the Owner or Owner's Representative, it is impracticable for the Contractor to carry out the remainder of the cleaning up operations effectively, or are such as to make it impossible for the Owner or Owner's Representative to properly inspect the conditions of

                                                                            4-37

         the Site, then Owner may retain from payments due to the Contractor any amount sufficient to cover the cost of such cleaning up as a guarantee that the Contractor will carry out the remainder of the cleaning up operations as soon as weather conditions permit this work to be performed effectively and the conditions of the Site to be inspected properly.

4.45.5 Burning of refuse at the Site shall be in full compliance with all relevant regulations and as directed and approved by the Owner's Representative.

4.46     USE OF COMPLETED PORTIONS BY THE OWNER

4.46.1 The Owner shall have the right to take possession of and use any completed or partially completed portions of the Work, notwithstanding that the period of time for completing the Work, or such portion thereof, may not have expired. Such taking possession of and use shall not be deemed an acceptance of any of the Work not carried out in accordance with the Agreement Documents. If such prior use should increase the cost or delay the completion of the Work, the Owner or Owner's Representative shall determine whether the Contractor is entitled to extra compensation or extension of time, or both, subject and pursuant to Section 4.25, Delays.

4.47     OWNER'S RIGHT TO DO WORK

4.47.1 If the Contractor fails to comply with any provision of the Agreement Documents including, but not limited to failure to perform properly any portion of the Work or to comply with any direction of the Owner, or if it fails to perform any of the Work in the time specified in the Construction Schedule or to comply with the Owner's direction to accelerate the Work pursuant to Section 4.26, Acceleration of the Work, and if the Owner wishes to make good such failure with his own forces or to employ Other Contractors to make good such failure, the Owner may, three (3) calendar days after giving written notice to the Contractor and without prejudice to any other rights that he may have under the Agreement, delete portions of the Work, notwithstanding which the Contractor shall continue to perform the balance of the Work under the terms of the Agreement.

4.47.2 The Contractor, on receiving such notice, shall promptly vacate those areas in which it is no longer required to perform the Work, and shall fully cooperate with and coordinate

                                                                            4-38

         the balance of the Work with the Owner or Other Contractors employed to make good the Work.

4.47.3 All additional costs, as determined by the Owner or Owner's Representative, that the Owner incurs as a result of action being taken under this Section 4.47, including any excess costs of completion over and above that which would have been paid to the Contractor, shall be paid by the Contractor to the Owner on demand, and in addition to any other rights the Owner may have, such cost may be deducted from any payment then or thereafter due to the Contractor, and any such payment may be withheld until such costs are determined.

4.47.4 The payment, if any, that the Contractor shall be entitled to receive for the Work he has performed up to or after the date of the entry of the Owner's forces, or forces employed by the Owner, shall be decided by the Owner or Owner's Representative.

4.48     OWNER'S RIGHT TO TERMINATE AGREEMENT

4.48.1.1 The Owner shall have the right to terminate the Work in whole or in part FOR ITS CONVENIENCE at any time by written notice to the Contractor stating the extent and effective date of such termination.

4.48.1.2 In the event of termination pursuant to Section 4.48.1.1, the Owner shall pay the Contractor for all Work executed in accordance with the terms of the Agreement Documents, including relocation costs, but not for any anticipated profit on unexecuted work.

         No other payout of any sort or kind whatsoever shall be due Contractor in the event of Contract termination by Owner including, without limitation: (a) any lost or anticipated profits, (b) any direct, indirect, special, consequential or other form of damages, (c) expenses of Contractor, its subcontractors or vendors or others due to failure of Contractor, its subcontractors or vendors or others to discontinuance of the Work at or after the effective date of termination; (d) losses or open contracts, agreements or arrangements however arising; or (e) any other cost, loss or expense of Contractor, its subcontractors or vendors or person or from any other source whatsoever, whether arising directly or indirectly under or from this Agreement.

                                                                            4-39

4.48.1.3 The Owner shall be entitled to withhold from the amount due the Contractor the amount of any costs of damages, as determined by the Owner or Owner's Representative, incurred by the Owner as a result of any default of the Contractor.

4.48.2.1 If the Contractor has failed to commence Work within the time stipulated in the Agreement or to diligently execute and complete the Work or any portion thereof in accordance with established time and progress schedules and to the satisfaction of the Owner or if the Contractor is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed for the Contractor on account of its insolvency, or if it persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper plant or materials, or if it fails to pay Subcontractors or suppliers promptly, or if he fails to adequately protect property or persons, so as to ensure the completion of the Work within the time specified, or if it abandons the Work or unreasonably delays its progress or completion, or fails promptly to adjust labor difficulties, or persistently disregards laws, ordinances or the instructions of Owner or Owner's Representative or otherwise is guilty of a substantial violation of any provisions of the Agreement, then the Owner, upon the certificate of the Owner or Owner's Representative that sufficient cause exists to justify such action, may, without prejudice to any other right or remedy and by giving the Contractor written notice, forthwith terminate the employment of the Contractor and take possession of the premises and the Work, and of all materials for the Work and tools, plant, appliances and equipment and temporary construction used in connection therewith, and finish the Work by whatever method he may deem expedient at the expense of the Contractor. (ORIGINAL LAST SENTENCE DELETED).

4.48.2.2 If the unpaid balance of the amount of the Agreement according to the terms of the Agreement Documents exceeds the expense for additional engineering and administrative services, such excess shall be paid to the Contractor. If such expense exceeds such unpaid balance, the Contractor shall pay the difference to the Owner.

4.48.2.3 If the Contractor fails to pay the Owner the amount due him as certified by the Owner or Owner's Representative, as aforesaid, within ten (10) calendar days after written notice to do so, the Owner shall have the right to sell the whole or any part of the said materials, tools, plant, appliances, equipment and temporary structures at public or private sale at any time or times thereafter without further notice to the Contractor, and to transfer and deliver the same. The Owner shall have the right to become the purchaser at such sale or

                                                                            4-40

         sales (free and discharged of any equity of redemption) and after deducting all legal and other costs, attorneys' fees and expense of sale and delivery, shall apply the balance, if any, of the proceeds of such sale or sales so made, to pay the Owner's claims as aforesaid. The Owner shall pay the surplus if any, to the Contractor and the Contractor shall pay any deficiency to the Owner on demand.

4.48.2.4 The amount payable by the Owner to the Contractor for the Work performed under the Agreement, the expense incurred by the Owner as herein provided, the damage incurred through the Contractor's default and the amount payable by either Party to the other shall be determined by the Owner or Owner's Representative.

4.48.2.5 The Contractor is not entitled to money or claims for damages, lost opportunity and similar causes.

4.49     CONTRACTOR'S RIGHT TO STOP WORK OR TERMINATE AGREEMENT

4.49.1 The Contractor shall be entitled to stop the Work or terminate the Agreement by notice in writing to the Owner or Owner's Representative--

         a) Without prior notice, if Work should be stopped permanently, or for a period of one (1) month, under an order of any court or other public authority of competent jurisdiction through no act or fault of the Contractor or of anyone employed by it, or
         b) Fourteen (14) calendar days after giving written notice to the Owner or Owner's Representative should the Owner or Owner's Representative fail to issue a certificate in accordance with Section 4.20, Application for Payment and Valuation of Work for Progress Payments, or should the Owner fail to pay the Contractor any sum due and payable as specified in the Owner's or Owner's Representative's certificate within a period of thirty (30) days of the due date of payment, unless within such fourteen (14) days the Owner or Owner's Representative issues the required certificate or the Owner pays the sum due, as the case may be.

4.49.2 After termination of the Agreement pursuant to this Section 4.49, the Contractor shall be entitled to recover from the Owner payment for all the Work executed with a reasonable allowance for profit, and for any loss sustained upon any plant, equipment, material or key personnel, including relocation costs, but not for any anticipated profit on unexecuted Work, all as determined by the Owner or Owner's Representative.

                                                                            4-41

4.49.3 The Contractor's right to stop Work or terminate the Agreement pursuant to this Section 4.49 shall be subject to the Owner's right to withhold money owing to the Owner by the Contractor.

4.50     ASSERTION OF RIGHTS

4.50.1 Failure of the Owner to assert any of his rights under the Agreement shall not be construed as a waiver thereof.

4.51     ASSIGNMENT AND BANKRUPTCY

4.51.1 This Agreement shall bind and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and assigns. THE CONTRACTOR, HOWEVER, SHALL NOT MAKE ANY ASSIGNMENT OF THIS AGREEMENT WITHOUT THE WRITTEN CONSENT OF THE "OWNER." THE "CONTRACTOR" SHALL NOT ASSIGN ANY PART OR THE WHOLE OF ANY MONEYS DUE OR TO BECOME DUE UNDER THE PROVISIONS OF THIS AGREEMENT WITHOUT WRITTEN CONSENT OF THE "OWNER." "OWNER'S" CONSENT TO ALLOW "CONTRACTOR" TO MAKE ASSIGNMENT OF THIS AGREEMENT, OR OF MONIES DUE OR TO BECOME DUE CAN BE WITHHELD FOR ANY REASON, OR NO REASON AT ALL.

4.51.2 The Agreement shall not be or be deemed to be an asset in the bankruptcy of the Contractor.

                                                                            4-42

4.52     DISPUTES

4.52.1 It is the general intention of Owner and Contractor that any dispute relating to the Agreement involving a matter or question of law or fact common to them or parties thereto shall be settled, to the extent feasible, in the first instance by Owner and Contractor and failing such settlement WITHIN 48 HOURS OF THE ONSET OF THE DISPUTE, in the second instance by Owner and Contractor exploring the possibility of submitting the dispute to mediation. In the event that a dispute cannot be settled by direct negotiations between Owner and Contractor or Owner and Contractor have failed to agree to mediate the dispute or having agreed to mediate, the dispute has not been resolved by mediation WITHIN FIVE (5) CALENDAR DAYS, Owner, at its option, may elect to refer the dispute to binding arbitration, in accordance with the rules of the American Arbitration Association. Arbitrators shall be selected as follows: one to be selected by Owner, one to be selected by Contractor, and the third to be selected by the other two arbitrators. Their decision shall be binding on all parties.

4.52.2 In the event Owner does not decide to settle such disputes by arbitration, either party may apply to a court of competent jurisdiction to have such disputes settled.

4.52.3 The parties hereby consent to such settlement of disputes and agree to submit themselves to the applicable jurisdiction.

4.52.4 In the event either party has initiated any other action to settle a dispute prior to the initiation of procedures provided for in this
         Section 4.52, such party agrees to stay such action upon initiation by either party of the procedures provided for in this Section 4.52.

4.52.5 In the event of any dispute or claim by Contractor, Contractor shall continue the Work in accordance with the Agreement Documents and its sole remedy shall be to pursue the remedies set forth in this Section
         4.52. In addition, payments to Contractor shall be made in the same manner as prior to the dispute. After a dispute has been finally resolved by Contractor and Owner, such restitution shall be made as may be required under the terms of resolution.

                                                                            4-43

4.53     RECORDS

4.53.1 Contractor shall keep a complete set of accounts and records on a cost accounting basis, conforming to accepted accounting principles and showing all expenditures under this Agreement. If this Agreement provides for compensation on a cost basis, or if Contractor claims compensation from Owner under the "Changes," "Suspension of Work," or "Termination for Convenience" sections of these General Conditions, or otherwise, as a condition precedent to any obligation of Owner to make payment therefore, Owner shall be afforded the rights to inspect, audit and verify such accounts and records.

4.53.2 Contractor's invoices to the Owner are to be submitted with any necessary breakdown as may be required by the Owner to accommodate the Owner's cost accounting system.

4.54     PROPRIETARY INFORMATION, PLANS AND PROPERTY

4.54.1 For purpose of the Agreement, the term "Proprietary Information" shall mean:

         a) All information of any nature whatsoever in respect of the Work revealed to Contractor or its officers or representatives, in written material or written communications, by Owner or its officers or representatives.
         b) All plans, drawings, models, descriptions, specifications, reports, formulae, flowsheets, recommendations, processes, inventions, devices or procedures, or applications of procedures, devices, inventions, information with respect to business opportunities, exploration and mining activities, mining and mineral processing techniques, mineral discoveries, information of third parties which has been provided to Contractor on a confidential basis, and other data, information and trade secrets produced by Contractor for Owner with respect to the Work, or developed by or for Contractor in connection with the Agreement.

4.54.2 Notwithstanding anything herein to the contrary, Proprietary Information shall not include:

           a)Information which was in the possession of Contractor or its officers or representatives prior to Effective Date of this Agreement, which was not acquired, either directly or indirectly, from Owner;

                                                                            4-44

           b)Information which is hereafter disclosed to Contractor or its officers or representatives by third parties who have the right to so disclose such information free of confidentiality restrictions imposed by Owner; or
           c)Information which is or becomes generally available to the public unless such public disclosure results from the breach of obligations of Contractor under the Agreement.

4.54.3 Contractor agrees for a period of ten (10) years from date of termination of the Agreement or from the date of Final Acceptance, whichever shall first occur, to:

           a)Refrain from making commercial use of Proprietary Information, and
           b)Use of its best efforts to prevent disclosure to third parties of any Proprietary Information and to restrict disclosure within Contractor to employees, consultants or agents who have a need to know such Information for the purposes of conducting the Work and such employees, consultants and agents shall be bound to keep such information and data secret to the same extent that Contractor is hereby so obligated. Contractor agrees to be responsible for any breach of the non-use/non-disclosure obligations contained in the Agreement by any of Contractor's employees, consultants or agents.

4.54.4 Contractor shall promptly disclose to Owner any and all inventions, discoveries, improvements, technology, and "know-how", whether or not patentable, relating in any way to the Work which is to be used by Owner, conceived, originated, developed or actually or constructively reduced to practice by Contractor or its employee in performance of the Work (such inventions, discoveries, improvement, technology, and "know-how" being hereinafter called "Inventions").

4.54.5 Contractor agrees to assign or cause its employees, agents, and subcontractors to assign to Owner the entire right, title and interest in and to any and all Inventions. Contractor further agrees to execute or cause to be executed any papers necessary to transfer to Owner any Inventions; and, should Owner decide to patent any Inventions, Contractor agrees at Owner's cost to assist in the preparation of patent applications, to execute and assign such patent applications and to execute such other documents as Owner may request in connection therewith.

4.54.6 All Inventions and all drawings, plans, and specifications developed by Contractor under the Contract and other items referred in Section
         4.54.1 shall become the property of

                                                                            4-45

         Owner and shall be delivered to Owner upon completion or earlier termination of the Work. Contractor may retain one (1) copy of such documents for its own records, subject to restrictions on their use and disclosure to others as may be acceptable to Owner.

4.55     AGREEMENT EXECUTION

4.55.1 The Owner will prepare the Agreement Documents and submit three (3) copies of same to the Contractor for its execution.

4.55.2 The Contractor shall execute and return the formal Agreement Document to the Owner within fourteen (14) calendar days from the date the Contractor receives same.

5.0 SUPPLEMENTARY CONDITIONS


1.  ENVIRONMENTAL COMPLIANCE

    THE CONTRACTOR SHALL COMPLY WITH ALL APPLICABLE ENVIRONMENTAL LAWS, RULES, AND REGULATIONS GOVERNING THE CONTRACTOR'S ACTIVITIES CONCERNED WITH COMPLETION OF THE WORK. THE CONTRACTOR AGREES TO PERIODIC INSPECTIONS BY THE OWNER'S STAFF ENVIRONMENTAL MANAGER, AND WILL COMPLY IMMEDIATELY WITH OWNER-RECOMMENDED REMEDIATION OF ANY ANY INSTANCES OF ENVIRONMENTAL NON-COMPLIANCE DISCOVERED DURING THESE INSPECTIONS.

6.0 SCOPE OF WORK


6.0 SCOPE OF WORK...........................................................6-1

6.1 SPECIFIC CONTRACT WORK..................................................6-2

                                                                             6-1

6.0      SCOPE OF WORK

6.0.1 The Scope of Work defines the Contractor's responsibilities for the construction of the Turquoise Ridge No. 1 Shaft, the shaft stations, and the lateral development on three separate levels.

6.0.2 The Turquoise Ridge No. 1 Shaft is a circular concrete lined shaft with a finished inside diameter of 20 ft. The shaft will be used for initial development of the Turquoise Ridge Mine and will be used for exhaust ventilation and emergency escapeway once the mine is brought into production. With the collar of the shaft at the 5400 ft elevation, the shaft will be sunk to the 3350 ft elevation for a total depth of 2,050 ft.

6.0.3 As a part of this Scope of Work, the shaft will be equipped with permanent pipes, power cables, and communication cables required for
         permanent mine operations.   Upon completion of this Scope of Work and
         as separate work, the Owner will install his own emergency hoist and headframe at the shaft collar or he will elect to purchase the Contractor's sinking hoist and headframe. The Owner will then install an emergency cage which will operate on rope guides.

6.0.4 A total of five stations will be excavated off the shaft. The first two stations located at the 5000 and 4500 ft elevations will serve as
         temporary pump stations during shaft construction.   The next three
         stations located at the 4000, 3700, and 3400 ft elevations will be used for the development of the mine under this Scope of Work and for future mine production levels.

6.0.5 This Scope of Work includes lateral development on all three mine production levels along with the construction of two ramps. One ramp will connect the 4000 and 3700 ft levels and will be used for rubber-tired access between the levels; the second ramp will connect the 3400 ft level with the bottom of the shaft. The breakdown of lateral and ramp development is as follows:

            4000 Level . . . . . . . . . . . . . .915 ft of lateral development
            3700 Level . . . . . . . . . . . . .1,400 ft of lateral development
            3400 Level.. . . . . . . . . . . . . .145 ft of lateral development
            4000 to 3700 Connecting Ramp . . . . . 2,320 ft of ramp development
            3400 to Shaft Bottom Ramp. . . . . . . . 335 ft of ramp development

                                                                            6-2

6.1  SPECIFIC CONTRACT WORK

6.1.1 The Contractor shall be responsible for providing all items required for the execution of the shaft construction and underground development work, except for those items specifically identified in
          Section 6.1.7 as being supplied by the Owner.   The Contractor's
          responsibility is to supply, install, properly maintain and remove all temporary construction facilities, equipment, and utilities necessary for full and complete performance of the Scope of Work. Such items shall include those listed in the following sections. The type of facilities, move-in and move-out dates, and locations on the site shall be subject to and in accordance with the review and approval of the Owner. A more detailed account of the Work required along with drawings is provided in Section 7.0, Project Specifications and Drawings.

6.1.2     General Items

     In general, the items for which the Contractor is responsible (except where excluded) will include:

     -    Detailed engineering and design for specific areas of the Scope of
          Work
     - Quality control of materials, excavation and installations associated with the Scope of Work
     -    Provision of bonds and insurances
     -    Mobilization and demobilization of all items related to the Scope of
          Work
     - Survey of surface and underground project-related facilities subject to Owner review and approval
     - All safety and first aid for Contractor Scope of Work, except for Owner-supplied ambulance
     -    Permits and licenses except those provided by Owner to include:
        x      -  State industrial insurance number or certificate of
          self-insurance
        x      -  Sales and use license
        x      -  Contractor's license
        x      -  Explosives and blasting permit
        x      -  MSHA registration number
        x      -  Any other federal, state or local requirement

     - Maintenance and operation of all temporary facilities, services and power distribution
     -    Preparation and provision of as-built drawings

                                                                             6-3

     - Compliance with all applicable codes, standards, mining laws/acts and all other pertinent statutory requirements
     - Transportation for all Contractor's personnel onto, off of and while on the Owner's property
     -    One Contractor individual per shift for Owner's Mine Rescue Team

6.1.3     Surface Facilities

     The Contractor is responsible for the detailed engineering, supply and installation of the surface facilities except were excluded. This Work is to include the following:

     - The temporary facilities including the sinking hoist and headframe which are NOT supplied by Owner
     -    Collar equipment required for sinking such as:
          x    Dump door(s)
          x    Dump chute(s) and retaining wall
          x    Safety door(s)
          x    Winches, winch ropes, sinking rope(s) and sheave(s)
          x    All necessary air and/or electrical controls and signals
     -    Temporary ground support for the shaft collar
     -    Permanent shaft collar structure (the detailed design is by the Owner)
     -    Surface haulage of hoisted rock to Owner specified location
     -    Project first aid and safety facilities
     -    Mine development ventilation fans and air heating as required
     -    Explosives and cap magazine(s) installed as per regulations
     -    Change house, office facility, and shop facility
     -    On-site concrete batch plant and approved backup source of concrete
     -    Surface distribution of permanent utilities as specified by Owner
     -    Surface distribution of Contractor's utilities

     The Contractor is responsible for the removal and disposal of all the temporary surface facilities installed under this Section 6.1.3.

6.1.4     Shaft and Station Work

     The Contractor is responsible for the detailed engineering, supply and construction of the shaft and stations except were excluded. This work is to include the following:

     -    Excavation and temporary ground support for total shaft depth
     -    Placement of shaft concrete lining based on Owner's specifications
     -    Drilling of shaft probe hole as specified by Owner
     - Water ring details and locations including where specifically shown on Owner's drawings

                                                                             6-4

     -    Placement of shaft grout covers as approved by Owner
     -    All shaft permanent pipes and cables as specified by Owner
     -    All Contractor required temporary pipe(s) and ventilation ducting
     -    All shaft sinking equipment such as:
          x    -  Workstage
          x    -  Shaft mucking machine
          x    -  Drills and shaft jumbo as required by Contractor
          x    -  Crossheads
          x    -  Sinking buckets
          x    -  Shaft bottom pumps and intermediate lift pumps
          x    -  Ventilation fans and ducts
     - Shaft construction dewatering pump stations as per Owner specifications
     -    Station excavation and ground support
     - Placement of station shotcrete and sill concrete as per Owner specification
     - Station lip pocket for loading of development rock into buckets from levels as required by Contractor to hoist rock
     -    All station permanent pipes and cables as specified by Owner
     - Installation and grounding of station permanent electrical selector switches as per applicable code
     -    Portable substations as required by the Contractor's electrical loads

     The Contractor is responsible for the removal and disposal of the following items:

     - Contractor-required temporary shaft pipe and ventilation ducting except for a slick line if installed by Contractor
     -    Waste rock spilled in bottom of shaft during development rock hoisting
     - Contractor's shaft and level development equipment as listed in the installation portion of the this Section 6.1.4.

6.1.5     Lateral and Ramp Development

     The Contractor is responsible for the construction of and supply of materials associated with the underground lateral and ramp development as per the Owner's design. This Work is to include the following:

     -    Excavation and ground support of drifts and ramps
     -    Excavation and ground support of muckbays as required by Contractor
     -    All lateral and ramp permanent pipes as specified by Owner
     - All Contractor required temporary pipe, ventilation ducting, and power cables
     -    All rubber-tired drift equipment such as:
        x      Jumbo(s)
        x      LHD(s) mucking machines
        x      Trucks

                                                                             6-5

        x      Mobile maintenance equipment
        x      Utility vehicles
        x      Special ground support equipment as per Contractor requirements
     -    All fixed ancillary equipment such as:
        x      Fixed maintenance equipment
        x      Portable substations
        x      Ventilation fans
        x      Face dewatering pumps

     The Contractor is responsible for the removal and disposal of the following items:


     -    Contractor-required temporary level pipe
     - Contractor level development equipment as listed in the installation portion of this Section 6.1.5.

6.1.6     Miscellaneous Temporary Construction Equipment

     The Contractor is responsible for the supply of miscellaneous materials and equipment associated with the overall Scope of Work unless specifically provided by Owner.

     The Contractor-supplied items are to include the following:

     -    All hat lamps, batteries and chargers
     -    Drill bits, steel and other related equipment
     -    All small tools and all Contractor's shop equipment
     -    Adequate weather and secure storage of materials, tools and equipment
     - Establishment, maintenance, repair and restoration of any required Contractor's roads, laydown, storage or equipment maintenance area or Work areas not specifically provided by Owner
     - All certified cranes and other necessary equipment for handling, hauling, unloading and receiving Contractor's supplied materials, tools, and equipment
     - Snow removal and frost protection for any required surface facilities of the Contractor
     -    All small tools, rags, gloves, and work-related clothing
     - Containers and services for hauling, removal and disposal of construction debris to designated areas
     -    All lubricants and oils
     -    All office consumables, telephone, fax, photocopies, etc.
     -    All safety equipment as required by regulations
     -    Security of Contractor's equipment and materials
     -    Fuel and fuel storage
     -    Explosives and detonator caps, explosives and cap magazines

                                                                             6-6

6.1.7     Owner Supplied Items

     The Owner shall supply or cause to be supplied the following temporary construction facilities, services and utilities to the Contractor, without cost to the Contractor, for or in connection with his work.

     -    Owner review and approval of Contractor's survey
     -    Owner-supplied permits and licenses:
        x      -  Shaft excavation
        x      -  All water discharge
        x      -  Sewage disposal
        x      -  Potable water taps
        x      -  Air quality NOT TO INCLUDE AIR QUALITY PERMITS FOR ANY
                  DIESEL POWER PLANT OR PLANTS RATED AT 500 HORSEPOWER OR MORE.
        x      -  Power line
     - Approval of Contractor's design, construction and fabrication drawings related to the permanent facilities
     -    Station permanent electrical selector switch
     - Electrical power at a specific voltage and location specified by the Owner after 01 April 1996. Prior to this date, the Contractor shall provide all the electrical power to meet his requirements.
     -    Service water (nonpotable) at a location specified by the Owner
     -    Potable water supply
     - Compressed air at a location specified by the Owner after 01 April 1996. Prior to this date the Contractor shall provide all the compressed air to meet his requirements.
     -    Sewage disposal at a location specified by the Owner
     - Treatment and storage facilities for mine drainage water, the point of discharge by the Contractor is specified by the Owner
     -    Owner-supplied ambulance
     -    Owner-supplied Mine Rescue Team and Equipment
     -    Disposal of Contractor's waste oil
     -    Disposal of Contractor's garbage
     -    Radio phone (1) for Contractor's use

     The Owner shall supply or cause to be supplied a limited number of permanent materials and/or consumable items the Contractor chooses to purchase from the Owner so long as the items are from the list contained in Appendix F, FMG Supplies List. For these items, the Contractor will be charged at the Owner's discount rate. The Contractor is responsible for notifying the Owner of items he will purchase and for providing a schedule of usage so the Owner can maintain an adequate inventory.

7.0 PROJECT SPECIFICATIONS AND DRAWINGS


7.1 GENERAL    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7-1
    7.1.1     Detailed Engineering and Design Services . . . . . . . . . . .7-1
    7.1.2     Field Engineering. . . . . . . . . . . . . . . . . . . . . . .7-3
    7.1.3     Mobilization . . . . . . . . . . . . . . . . . . . . . . . . .7-3
    7.1.4     Site Access Road . . . . . . . . . . . . . . . . . . . . . . .7-4
    7.1.5     Site Preparation . . . . . . . . . . . . . . . . . . . . . . .7-4
    7.1.6     Shaft Sinking Hoist. . . . . . . . . . . . . . . . . . . . . .7-5
    7.1.7     Hoisthouse . . . . . . . . . . . . . . . . . . . . . . . . . .7-5
    7.1.8     Headframe. . . . . . . . . . . . . . . . . . . . . . . . . . .7-5
    7.1.9     Headframe Foundations. . . . . . . . . . . . . . . . . . . . .7-6
    7.1.10    Shaft Collar . . . . . . . . . . . . . . . . . . . . . . . . .7-6
    7.1.11    Concrete Batch Plant . . . . . . . . . . . . . . . . . . . . .7-6
    7.1.12    Shop and Changehouse . . . . . . . . . . . . . . . . . . . . .7-7
    7.1.13    Office . . . . . . . . . . . . . . . . . . . . . . . . . . . .7-7
    7.1.14    First Aid and Safety Facilities. . . . . . . . . . . . . . . .7-7
    7.1.15    Ventilation. . . . . . . . . . . . . . . . . . . . . . . . . .7-7
    7.1.16    Surface Disposal of Excavated Rock . . . . . . . . . . . . . .7-7
    7.1.17    Incoming Electrical Power. . . . . . . . . . . . . . . . . . .7-8
    7.1.18    Electric Power/Lighting Cables . . . . . . . . . . . . . . . .7-8
    7.1.19    Compressed Air . . . . . . . . . . . . . . . . . . . . . . . .7-8
    7.1.20    Water Supply . . . . . . . . . . . . . . . . . . . . . . . . .7-9
    7.1.21    Sewage Disposal. . . . . . . . . . . . . . . . . . . . . . . .7-9
    7.1.22    Mine Discharge Water . . . . . . . . . . . . . . . . . . . . .7-9
    7.1.23    Communication System . . . . . . . . . . . . . . . . . . . . 7-10
    7.1.24    Explosives and Cap Storage . . . . . . . . . . . . . . . . . 7-10
    7.1.25    Fuel Storage . . . . . . . . . . . . . . . . . . . . . . . . 7-10
    7.1.26    Transportation . . . . . . . . . . . . . . . . . . . . . . . 7-11
    7.1.27           Gates . . . . . . . . . . . . . . . . . . . . . . . . 7-11

7.2 SHAFT SINKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7-11
    7.2.1     Installation of Sinking Equipment. . . . . . . . . . . . . . 7-11
    7.2.2     Miscellaneous Shaft Furnishing Items . . . . . . . . . . . . 7-12
    7.2.3     Permanent Shaft Pipe . . . . . . . . . . . . . . . . . . . . 7-12
    7.2.4     Permanent Shaft Cables . . . . . . . . . . . . . . . . . . . 7-13
    7.2.5     Contractor Temporary Utilities . . . . . . . . . . . . . . . 7-13
    7.2.6     Shaft Rock Excavation and Blasting . . . . . . . . . . . . . 7-13
    7.2.7     Temporary Ground Support . . . . . . . . . . . . . . . . . . 7-14
    7.2.8     Shaft Concrete Placement . . . . . . . . . . . . . . . . . . 7-14
    7.2.9     Probe Hole Drilling and Grouting . . . . . . . . . . . . . . 7-15
    7.2.10    Shaft Construction Pumping . . . . . . . . . . . . . . . . . 7-15

7.3 SHAFT STATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7-16
    7.3.1     Permanent Station Pipe . . . . . . . . . . . . . . . . . . . 7-16
    7.3.2     Permanent Shaft Cables . . . . . . . . . . . . . . . . . . . 7-17
    7.3.3            Contractor Temporary Utilities. . . . . . . . . . . . 7-17
    7.3.4     Station Rock Excavation and Blasting . . . . . . . . . . . . 7-17
    7.3.5     Temporary Ground Support . . . . . . . . . . . . . . . . . . 7-17
    7.3.6     Station Concrete and Shotcrete Placement . . . . . . . . . . 7-18

7.4 LEVEL DEVELOPMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 7-19
    7.4.1     Permanent Level Pipe . . . . . . . . . . . . . . . . . . . . 7-19
    7.4.2     Permanent Shaft Cables . . . . . . . . . . . . . . . . . . . 7-19
    7.4.3     Contractor Temporary Utilities . . . . . . . . . . . . . . . 7-19
    7.4.4     Station Rock Excavation and Blasting . . . . . . . . . . . . 7-19
    7.4.5     Permanent Ground Support . . . . . . . . . . . . . . . . . . 7-19

7.5 DRAWINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7-20

                                                                             7-1

7.0 PROJECT SPECIFICATIONS AND DRAWINGS

7.1 GENERAL

    These project specifications define the Contractor's responsibilities for the Work described in Section 6, Scope of Work of this document. These specifications are to serve as a minimum requirement for the Scope of Work.

    The Contractor shall comply with the terms and conditions of these specifications and conform with all local, state and federal laws, regulations and codes pertaining to the Work covered by these specifications.

7.1.1    Detailed Engineering and Design Services

    The Contractor shall provide detailed engineering design services related to the temporary surface facilities required by the Contractor, and some permanent items which will remain as a part of the shaft facilities after construction has been completed.

    The engineering designs shall include sufficient detail for the proper execution of the Work. The designs shall conform to the specifications included in this section, and shall be based on the general arrangement drawings provided by the Owner as a guideline where applicable.

    The Contractor shall submit to the Owner, for review, all layout drawings, detailed fabrication or construction drawings, design data and other pertinent information related to any permanent items which will remain on Site or underground after the completion of this Scope of Work.

    The Contractor shall maintain a design and drafting schedule that will allow sufficient time for the Owner to review and approve the designs without impacting the construction schedule. Preliminary drawings shall not be used for construction purposes. Approval of drawings or design data by the Owner shall not relieve the Contractor from full responsibility for the drawings or designs.

    The general scope of the engineering and design services is summarized as follows:

    Contractor's Surface Facilities
         Hoist and foundations
         Hoist house and foundations
         Headframe and foundations
         Headframe dump and retaining wall
         Hoist and surface low voltage substation
         Surface facilities electrical tie-in to Owner-supplied switchgear

                                                                             7-2

         Site routing of temporary utilities
    Owner's Permanent Surface Facilities
         Collar temporary ground support
         Site routing of permanent utilities
         Shaft power electrical tie-in to Owner-supplied switchgear Contractor Shaft Facilities
         All shaft sinking equipment
         Contractor's temporary utilities and shaft wall brackets
         Drill and blast procedures
         Ventilation design for sinking and lateral development only Shaft lip loading pockets
         Dewatering pumping stations
    Owner's Shaft Facilities
         Temporary ground support for the changing conditions
         Shaft wall brackets for Owner's permanent utilities
         Station electrical selector switch
         Water ring location and design
         Grout covers

                                                                             7-3

7.1.2    Field Engineering

    It is the responsibility of the Contractor to provide all field engineering for the Scope of Work outlined in Section 6.0. This engineering is to include but is not limited to:

    - Surveying of surface facilities, the shaft, and the underground level development
    - Quality control related with the excavation, permanent materials, and construction.

    The Contractor's survey responsibility will include providing the appropriate labor and equipment to ensure the required line, grade and location is maintained for all the Work. The Contractor will provide upon the Owner's request all survey data for review. The Owner will provide one bench mark on the surface along with two reference points.

    THE OWNER SHALL BE ALLOWED ACCESS TO ANY PART OF THE CONTRACTOR'S SURFACE PLANT, THE SHAFT, PUMP STATIONS, LEVEL STATIONS, MICSCELLANEOUS EXCAVATIONS, OR LEVEL DEVELOPMENT WORKINGS AT ANY TIME IN ORDER TO CONDUCT CHECK SURVEYS.

    The Contractor will provide the quality control of the Work he performs. This includes performing all tests and inspections required to ensure the Work complies with all applicable codes and standards, and the Agreement which includes but is not limited to:

    -         Inspection of all fabricated items.
    - Taking samples and testing concrete placed in permanent structures.
    - Inspect and certify all permanent materials before there placement.

7.1.3    Mobilization

    The Contractor shall supply and mobilize to the Site all labor, materials and equipment required to perform the Scope of Work, excluding items provided by the Owner.

    As a function of mobilizing, the Contractor shall provide and install temporary surface facilities, which shall be removed upon completion of the Work defined in the Agreement.

                                                                             7-4

    The mobilization is to be broken down into two phases. The first phase is to include all labor, equipment and materials required for the establishment of the surface facilities and to support the sinking of the shaft. The second phase is to include all labor, equipment and materials required to perform the level development. The items mobilized shall include the following facilities and equipment:

    SURFACE FACILITY, SHAFT MOBILIZATION, AND CONTRACTOR'S OFFICE
    -         Project shop and warehouse
    -         Change house
    -         Sinking hoist and hoist house
    -         Sinking headframe
    -         Concrete batch plant
    -      Sinking equipment
    -      Surface mobile equipment

    LEVEL DEVELOPMENT
    -      Underground mobile equipment
    -      Permanent and temporary utilities
    -      Permanent materials
    -      Consumable supplies

7.1.4    Site Access Road

    The Owner will provide an access road from the main pit haulage road to the shaft Site. Any specific access road requirements by the Contractor, which are not provided by the access road as viewed during the Site visit, must be conveyed to the Owner in writing upon award of the Agreement.

7.1.5    Site Preparation

    The Site will be prepared by the Owner. The extent of the Site preparation is shown on Dwg 417-SK-001. The general area around the Site is clear of obstructions and consists of two separate level areas.

    The area set aside for the Contractor's use measuring approximately 500 ft x 1,000 ft will be constructed in such a manner as to provide a level, stable, and drained working area.

    Based on current information, the bedrock below the presumed finished Site grade is between 25 to 40 ft. The Owner will provide bedrock profiles to the Bidders at a later date as a addendum to this Request for Proposal.

    The Bidder shall include in his Bid a sufficient sum to cover such additional Site investigation Work that he deems necessary to carry out detailed design of the

                                                                             7-5

    foundations for temporary facilities.

7.1.6    Shaft Sinking Hoist

    The hoist required for the sinking of the No. Shaft will be provided by the Contractor at his expense. The size, configuration, and electrical equipment of the hoist is at the discretion of the Contractor. The hoist must be capable of supporting the requirements of both the shaft sinking operations and the lateral development as outlined by the Scope of Work.

    The hoist and associated equipment must conform with the requirements of MSHA and the State of Nevada, and the Contractor shall obtain any required certification. The Owner shall be supplied with all hoist equipment certifications.

    The lump sum portion of the Bid for the shaft construction and lateral development shall include the rental cost of the hoist and related equipment. This price shall include the necessary power and control transformers, switchgear, operator's cubicle and control systems.

    The Bid shall include a purchase price of the hoist and related equipment if the Owner so chooses at the conclusion of the Scope of Work. The Bidder shall provide, with his Bid, any shop drawings, data sheets and specifications of the hoist and related equipment enabling the Owner to evaluate the hoist for possible future mine operations.

7.1.7    Hoisthouse

    The hoisthouse required for the sinking of the No. Shaft shall be provided by the Contractor at his expense. The size and configuration of the hoisthouse is at the discretion of the Contractor.

    The lump sum portion of the Bid for the shaft construction and lateral development shall include the rental cost of the hoisthouse.

    The Bid shall include a purchase price of the hoisthouse if the Owner so chooses at the conclusion of the Scope of Work.

7.1.8    Headframe

    The headframe required for the sinking of the No. Shaft shall be provided by the Contractor at his expense. The size and configuration of the headframe is at the discretion of the Contractor.

    The lump sum portion of the Bid for the shaft construction and lateral development shall

                                                                             7-6

    include the rental cost of the headframe.

    The Bid shall include a purchase price of the headframe if the Owner so chooses at the conclusion of the Scope of Work.

7.1.9    Headframe Foundations

    The design of the foundations for sinking headframe tower shall be the responsibility of the Contractor. The headframe tower shall be supported independently of the concrete collar as detailed by Dwg 417-SK-003. The engineering calculations of the headframe foundations shall be submitted to the Owner for review in regard to the design of the collar.

    The design of the foundations for the headframe back legs is the responsibility of the Contractor.

7.1.10   Shaft Collar

    The design of the shaft collar has been provided by the Owner as detailed by Dwg 417-SK-003. The concrete mix design by the Contractor is to meet as a minimum a compressive strength of 4,000 psi at 28 days.

    The Contractor shall provide all reinforcement, concrete formwork, and concrete in accordance with applicable ASTM and ACI standards for mixing, placing, curing, and inspection of the concrete.

    The backfill around the collar must be compacted to a 90 percent standard Proctor Density per ASTM standards. All density tests will be made by the Contractor at his expense. The backfilling against the collar will not take place for a minimum of seven (7) days after the structure is in place.

    As the loads of the sinking headframe were not included in the design of the collar, the headframe tower foundations will be designed to be independent of the shaft collar. The design of the Contractor's headframe foundations is the responsibility of the Contractor. The design of these foundations must be submitted to the Owner for review and approval to ensure the loads from the headframe do not compromise the collar.

    The design of the temporary ground support required to allow the construction of the collar structure is the responsibility of the Contractor.

7.1.11   Concrete Batch Plant

    The concrete batch plant and a backup source of concrete is the responsibility of the

                                                                             7-7

    Contractor along WITH the delivery and storage of the cement and aggregate. The size and placement of the plant will be determined by the Contractor.

7.1.12   Shop and Changehouse

    The design, supply, installation and maintenance of the temporary shop and changehouse is the responsibility of the Contractor. The size and placement of these facilities will be determined by the Contractor.

7.1.13   Office

    The Owner will NOT provide office space for the Contractor's use. It is the Contractor's responsibility to provide all office-related equipment and supplies for his office.

7.1.14   First Aid and Safety Facilities

    The design, supply, installation and maintenance of a first aid facility is the responsibility of the Contractor, except for the Owner-supplied ambulance.

    The supply of all fire protection equipment is the responsibility of the Contractor.

7.1.15   Ventilation

    The Contractor is responsible for the design, supply and installation of a ventilation system adequate for ventilating the shaft and all levels developed as a part of the Scope of Work.

    The volume of air provided must meet as a minimum all state and federal regulations relating to dust control, gases, and to provide a safe working environment.

7.1.16   Surface Disposal of Excavated Rock

    Excavated waste rock shall be hoisted to the surface and dumped on the ground by the Contractor at an approved location not more than 250 feet from the shaft collar. The Owner will be responsible for removing the material from the approved dump area.

    Any ore excavated during the level development will be hoisted separate from the waste rock and dumped at a separate location by the Contractor. The ore dump area will be approved by the Owner and will not be any further than 250 feet from the shaft collar.

                                                                             7-8

7.1.17   Incoming Electrical Power

    The Owner will provide electrical power to the shaft Site at a voltage of
    13.8 kV after 01 April 1996. Prior to this date, the Contractor shall provide all the electrical power to meet his requirements. The incoming powerline will terminate at a point within 250 ft of the shaft. The exact location of the electrical interface between the Owner and the Contractor will be finalized upon the award of the Agreement.

    The Contractor shall supply with the Bid a summary of the anticipated electrical required for the Scope of Work. The Owner will ensure that the electrical power supply is sufficient for the Contractor's requirements.

    The Contractor shall supply all temporary electrical switchgear, transformers, and connections for the supply of electrical power from the Owner's termination to the Contractor's sinking plant facilities.

    The Contractor shall design layout, supply, and install the permanent shaft power cable from the Owner's electrical drop to the shaft collar. The permanent shaft cable will consist of a single 3c 350 MCM armored self supporting cable with ground check/pilot wires. The cable shall be installed in conduit with a spare conduit provided for a future power cable. Pull boxes will be provided at the shaft and at the Owner's electrical drop.

7.1.18   Electric Power/Lighting Cables

    All surface power/lighting cables related to the hoist plant, change house, batch plant, and Contractor's shop, shall be sized, supplied and installed by the Contractor. The Owner does not require any permanent lighting by the Contractor.

7.1.19   Compressed Air

    The Owner will supply compressed air to within 250 ft of the shaft after 01 April 1996. Prior to this date, the Contractor shall provide all the compressed air to meet his requirements. The exact location of the compressed air interface between the Owner and the Contractor will be finalized upon the award of the Agreement.

    The Contractor shall design layout, supply, and install the compressed air lines to the shaft and to the Contractor's temporary surface facilities. The permanent compressed air line will consist of a 10" Sch 40 steel pipe connected with Style 77 Victaulic couplings. A single butterfly valve will be provided at the shaft collar. All pipes will be buried.

    The Contractor shall supply with the Bid a summary of the anticipated compressed air requirements for the Scope of Work. The Owner will ensure that the compressed air supply is sufficient for the Contractor's requirements.

                                                                             7-9

7.1.20   Water Supply

    The Owner shall supply service water to within 250 ft of the shaft. The exact location of the service water interface between the Owner and the Contractor will be finalized upon the award of the Agreement.

    The Contractor shall design layout, supply, and install the service water lines to the shaft and to the Contractor's temporary surface facilities. The permanent service water line will consist of a 4" Sch 40 steel pipe connected with Style 77 Victaulic couplings. A single butterfly valve will be provided at the shaft collar. All pipes will be buried.

    The service water supplied by the Owner is not potable. A separate potable water supply will be provided by the Owner to the Contractor for his facilities.

7.1.21   Sewage Disposal

    The CONTRACTOR shall supply, install, AND OPERATE A TEMPORARY sewage disposal system FOR THE SOLE USE OF CONTRACTOR EMPLOYEES, AGENTS OR AFFILIATES that conforms to the requirements of the local health and environmental regulations. THE CONTRACTOR SHALL PROVIDE THIS TEMPORARY SEWAGE DISPOSAL UNTIL APRIL 01, 1996, OR UNTIL THE OWNER'S PERMANENT SEWAGE TREATMENT SYSTEM BECOMES AVAILABLE, WHICHEVER COMES FIRST.

    The Contractor shall connect to the Owner's sewage disposal pipeline at a distance of 250 ft from the shaft. The exact location of the sewage disposal interface between the Owner and the Contractor will be finalized FOLLOWING the award of the Agreement.

7.1.22   Mine Discharge Water

    The Owner will connect to the 8 inch mine discharge pipe from the shaft at a location 250 ft from the shaft collar. The exact location of the discharge water interface between the Owner and the Contractor will be finalized upon the award of the Agreement.

    The Contractor shall design layout, supply, and install the mine discharge water pipes from the shaft. Three 8" Sch 40 steel pipes connected with Style 77 Victaulic couplings are to be routed from the shaft to the interface point with the Owner. One of these pipes will be connected to the water discharge pipe the Contractor is installing in the shaft. The two remaining pipes will be capped at both ends and will be connected in the future if additional discharge pipes are required in the shaft. All pipes will be buried.

                                                                            7-10

7.1.23   Communication System

    The Contractor shall supply a radio phone link or other alternate communication network for off-site phone calls and fax transmittals.

    The Owner does not have available telephone lines to the shaft Site, and the installation of an upgraded telephone line is not anticipated in the near future.

7.1.24   Explosives and Cap Storage

    The Contractor shall supply and store all explosives required for the Scope of Work. The storage facilities shall comply with all local, state, and federal regulations as to the storage of explosives.

7.1.25   Fuel Storage

    The Contractor shall supply all fuel for the required Scope of Work. The Contractor is required to provide fuel storage facility which complies with all local, state, and federal regulations.

                                                                            7-11

7.1.26   Transportation

    The Contractor shall supply his personnel transportation to and from the Owner's property and transportation around the Site AND THE SITE OF THE WORK as required. Private vehicles belonging to the Contractor's personnel will not be allowed on the Site OF THE WORK.

    Only limited parking is available at the CONTRACTOR'S SECURITY GATE for the parking of the Contractor's employee's private vehicles. THE PARKING AREA AT THE OWNER'S SECURITY GATE WILL NOT BE AVAILABLE TO THE CONTRACTOR'S EMPLOYEES FOR PARKING OF PRIVATE VEHICLES. The Owner encourages the Contractor to provide transportation FOR HIS EMPLOYEES to the mine Site from an offsite area at his choosing.

7.1.27        GATES

    THE CONTRACTOR WILL BE PROVIDED WITH A SECURITY GATE, DESIGNED AND BUILT BY THE OWNER, FOR THE CONTRACTOR'S USE, AND THE USE OF THE CONTRACTOR'S NON-UNION EMPLOYEES, AGENTS, AND AFFILIATES TO ACCESS THE SITE OF THE WORK. OWNER ACCESS TO THE SITE OF THE WORK WILL BE LIMITED TO THOSE PERSONS OR GROUPS APPROVED, IN WRITING, BY THE OWNER'S REPRESENTATIVE. THE CONTRACTOR WILL BE GIVEN A LIST OF OWNER'S PERSONS OR GROUPS DULY AUTHORIZED TO USE THE CONTRACTOR'S GATE.

    THE CONTRACTOR SHALL NOTIFY THE OWNER, IN WRITING, OF THE CONTRACTOR'S INTENT TO EMPLOY ORGANIZED LABOR ON THE SITE OF THE WORK. THIS NOTIFICATION MUST BE MADE AT LEAST TWO WEEKS PRIOR TO THE SCHEDULED ARRIVAL OF THE ORGANIZED LABOR GROUP OR GROUPS ONTO THE SITE OF THE WORK. THE OWNER WILL PROVIDE A "UNION GATE" FOR EACH DISTINCT ORGANIZED TRADE OR CRAFT GROUP TO BE EMPLOYED ON THE SITE OF THE WORK. THE "UNION GATES" SHALL BE SEPARATE FROM THE CONTRACTOR'S PRIMARY ACCESS TO THE SITE OF THE WORK.

7.2 SHAFT SINKING

7.2.1    Installation of Sinking Equipment

    The Contractor shall design, supply, and install all equipment required to sink the shaft. The supply and installation of the sinking equipment shall include the following:

    -         Dump door(s)
    -         Dump chute(s) and retaining wall
    -         Crosshead(s)
    -         Sinking buckets
    -         Safety door(s)
    -         Sinking rope(s) and sheave(s)
    -         Winches

                                                                            7-12

    -         Station pumps
    -         Shaft bottom pumps
    -         Portable substations
    -         All necessary air and/or electrical controls and signals

7.2.2    Miscellaneous Shaft Furnishing Items

    The Contractor shall design, detail, specify, supply and install the following, at appropriate locations and/or as required:
    -         Water rings as per Owner's Dwg 417-SK-005
    -         Hanging rods for shaft concrete pours
    - All shaft brackets and clamps for permanent pipes and cables as per Owner's Dwg 417-SK-002
    - All shaft brackets and clamps for Contractor's additional services as per his requirements

7.2.3    Permanent Shaft Pipe

    The Contractor shall supply all the material and brackets for the installation of the permanent shaft pipe. The Contractor is to tie in all shaft permanent pipe with Owner services on the surface at a distance of no more than 250 ft from the edge of the shaft collar.

    All pipe will be supplied in lengths equal to the Contractor's shaft concrete pours, which are to be no less than 15 ft and no greater than 20 ft. Refer to Section 7.3 for details of permanent piping on shaft stations.

    - 2" Sch 40, Steel Victaulic Service Water Line for the full length of the shaft (non-potable water, supplied and installed by Contractor) Contractor is to include 1" service outlets evenly spaced between shaft stations at a maximum distance apart of 150 ft and at least 100 ft from the station.
    - 10" Sch 40, Steel Victaulic Compressed Air Line for the full length of the shaft (supplied and installed by Contractor) Contractor is to include 1" service outlets evenly spaced between shaft stations at a maximum distance apart of 150 ft and at least 100 ft from the station.
    - 2" Sch 80, Steel Class 600 Flanged Diesel Fuel Line down to the 3700 elevation level (supplied and installed by Contractor)
    - 8" Sch 40, Steel Victaulic Style 77 Coupled Pump Discharge Line down to the 4000 elevation level (supplied and installed by Contractor)
    - 8" Sch 80, Steel Victaulic Style HP70ES Coupled Pump Discharge Line from the 4000 elevation level to the shaft bottom (supplied and installed by Contractor)
    - 8" Steel Victaulic Future Pump Discharge Line (supplied and installed by

                                                                           7-13

              others in the future)
    - 8" Steel Victaulic Future Pump Discharge Line (supplied and installed by others in the future)
    - 6" Sch 40, Steel Victaulic Style 70 Coupled Drain Line for the full depth of the shaft (supplied and installed by Contractor) Contractor to include connection with each water ring installed in the shaft.

7.2.4    Permanent Shaft Cables

    The Contractor shall supply all the material and brackets for the installation of the permanent shaft cables. The Contractor is to tie in all shaft permanent cables with Owner services on the surface at a distance of no more than 250 ft from the edge of the shaft collar

    The Contractor is to terminate the shaft permanent electric power cable on each level at a 15 kV selector switch provided by the Owner. From the selector switch, the cable is extended down the shaft to the next level. Refer to Section 7.3 for details of the electrical tie with the selector switch.

    - 15 kV Power Cable, 3c 350 MCM armored self supporting with ground check/pilot wires for the full depth of the shaft (supplied by and installed by Contractor)
    - 15 kV Future Power Cable, 3c 350 MCM armored self supporting with ground check/pilot wires (supplied and installed by others in future)
    - Composite Communication/Control Cable, _________________ for the full depth of the shaft (supplied and installed by Contractor)
    - Future Composite Communication/Control Cable, _______________ (supplied and installed by others in future)

7.2.5    Contractor Temporary Utilities

    The Contractor is responsible for the design, supply and installation of all utilities required for shaft sinking operations over and above what has been provided as permanent pipes and cables. Typical utilities which might be required are ventilation ducts and a concrete slick line.

7.2.6    Shaft Rock Excavation and Blasting

    The Contractor is responsible for the design and execution of the excavation methods so that the excavation tolerances are achieved. The Contractor shall excavate rock by approved methods, controlling blasting and removal of rock to avoid shattering and splitting rock beyond specified lines.

                                                                            7-14

    For methods of handling and using explosives, the Contractor shall conform to the requirements of state and federal regulations as they may apply. Loading methods shall conform to recommendations and instructions of the manufacturer.

    The minimum line of excavation is 12 inches from the finished concrete shaft diameter of 20 ft.

    No unexcavated material of any kind will be permitted to remain between the minimum line of excavation and the shaft finished diameter. Any overbreak from the minimum line of excavation will be backfilled with concrete at the Contractor's expense.

    The Contractor will allow the Owner to carry out geological sampling and mapping of the shaft bottom during mucking and/or drilling cycles.

7.2.7    Temporary Ground Support

    The Contractor shall design, supply and install, to the approval of the Owner, appropriate temporary ground support in the shaft. Such ground support may include the following:
    -         Mechanical rockbolts
    -         Splitset rockbolts
    -         Resin/rebar rockbolts
    -         Chainlink wiremesh
    -         Shotcrete

    Any changes to the ground support plan must be approved by the Owner with justification by the Contractor as to why a revised plan is required.

7.2.8    Shaft Concrete Placement

    The Contractor shall provide the shaft concrete and formwork in accordance with applicable ASTM and ACI standards for mixing, placing, curing, and inspection of the concrete. The concrete mix design by the Contractor is to meet as a minimum a compressive strength of 3,000 psi at 28 days.

    The minimum concrete thickness of the shaft lining is 12 inches. The removal of any material to meet this requirement will be the responsibility of the Contractor. CONCRETE PLACEMENT TOLERANCE SHALL BE IN ACCORDANCE WITH ACI 301 UNLESS OTHERWISE SPECIFIED HEREIN.

    PLUMBNESS TOLERANCE SHALL BE +/- 1/2-INCH IN VERTICAL LINE EXTENDING FROM THE NOMINAL LOCATION OF THE UPPER CONSTRUCTION JOINT TO THE LOWER CONSTRUCTION JOINT.

    AT THE INSERT LOCATION, THE INSIDE FACE OF THE FINAL SHAFT LINING OUT OF ROUNDNESS

                                                                            7-15

    TOLERANCE I +/- 1/4-INCH OF THE INSIDE SHAFT RADIUS MEASURED FROM THE DESIGN CENTERLINE OF THE SHAFT.

    THE CENTER OF THE CONSTRUCTION JOINT VERTICAL LOCATION TOLERANCE IS +/- 1/4-INCH FROM THE NOMINAL DESIGN ELEVATION.

    THE CIRCUMFERENTIAL LOCATION OF THE INSERTS IS +/- 1/4-INCH FROM LOCATION SHOWN ON THE APPROVED CONTRACTOR'S PLAN.

7.2.9    Probe Hole Drilling and Grouting

    The Contractor shall drill a probe hole ahead of the shaft bottom to check for water zones. The probe hole will be drilled in 100 ft lengths every 50 ft of shaft advance. This will ensure that there will always be at least 50 ft of probe hole ahead of the shaft bottom at all times.

    At the direction of the Owner the probe hole will be drilled through a valved standpipe so that any major water inflows from the probe hole can be controlled if required.

    If water zones are encountered the Contractor will submit a grout plan for the Owner's approval. Owner has the option to proceed with an alternative to the Contractor's plan.

    In anticipation of grouting, the Contractor will have available a grout plant capable of grouting a minimum 100 ft cover for the specified shaft diameter. This plant is to include as a minimum grout pumps and mixers.

7.2.10   Shaft Construction Pumping

    In anticipation of encountering water during the shaft sinking and level development phases of the Scope of Work, the Contractor is required to design, supply and install a pumping system capable of pumping on a continuous basis 2000 gpm from the shaft.

    The shaft design provides shaft stations at a maximum of 500 ft increments. Any or all of these stations will be available to the Contractor to install construction dewatering pump stations.

    As required the Contractor will extend the permanent pump column into the shaft stations to connect up with the construction dewatering pump stations.

    The Contractor will be responsible for the design, supply and installation of all pumps between the shaft bottom as it advances and the construction dewatering pump stations. Intermediate pumps will be required between all water rings below the lowest construction dewatering pump station and the pump station.

                                                                            7-16

    The Contractor will be responsible for the supply, installation, and maintenance of a water flow meter to monitor the discharge from the shaft bottom. The pumping of water from the shaft bottom which includes all water inflow below the last water ring and shaft spray, will be monitored by the Owner.

    It is the Contractor's responsibility to not allow water from the water rings to spill over into the shaft bottom. If the water rings are not maintained and pumped out, any adjustment to the unit cost of sinking due to water inflows will be difficult to validate.

7.3 SHAFT STATIONS

7.3.1    Permanent Station Pipe

    The Contractor shall supply all the material and brackets for the installation of the permanent station pipe.

    - 2" Sch 40, Steel Victaulic Service Water Line with valve to be extended into each station with a 1" service drop (non-potable water, supplied and installed by Contractor). The pipe is to be extended to a distance of 40 ft from the shaft centerline.
    - 2" Sch 40, Steel Victaulic Compressed Air Line with valve to be extended into the 5000 and 4500 stations with a 1" service drop (compressed air pipe, supplied and installed by Contractor). The pipe is to be extended to a distance of 40 ft from the shaft centerline.
    - 10" Sch 40, Steel Victaulic Compressed Air Line with valve to be extended into the 4000, 3700 and 3400 levels with a 1" service drop (compressed air pipe, supplied and installed by Contractor). The pipe is to be extended to a distance of 40 ft from the shaft centerline.
    - 2" Sch 80, Steel Class 600 Flanged Diesel Fuel Line to be extended into the 3700 station to a distance of 40 ft from the shaft centerline. (supplied and installed by Contractor).
    - 8" Sch 40, Steel Victaulic Style 77 Coupled Pump Discharge Line to be extended into the 3700 and 3400 stations to a distance of 40 ft from the shaft centerline (supplied and installed by Contractor). The Contractor will route the pump discharge line into stations as required to connect with their construction dewatering pump stations during shaft sinking and level development.
    - 8" Sch 80, Steel Victaulic Style HP70ES Coupled Pump Discharge Line from the 4000 elevation level to the shaft bottom (supplied and installed by Contractor). The Contractor will route the pump discharge line into stations as required to connect with their construction dewatering pump stations during shaft sinking and level development.
    - 8" Steel Victaulic Future Pump Discharge Line (supplied and installed by

                                                                            7-17

              others in the future).
    - 8" Steel Victaulic Future Pump Discharge Line (supplied and installed by others in the future).
    - 6" Sch 40, Steel Victaulic Style 70 Coupled Drain Line for the full depth of the shaft (supplied and installed by Contractor). The Contractor will route the drain line into stations as required to connect with their construction dewatering pump stations during shaft sinking and level development.

7.3.2    Permanent Shaft Cables

    The Contractor is responsible for designing the installation for the Owner's permanent station 15 kV selector switch, and terminating the shaft permanent electric power cable on each level to the selector switches. From the selector switch, the cable is extended down the shaft to the next level.

    - 15 kV Power Cable, 3c 350 MCM armored self supporting with ground check/pilot wires at each shaft station (supplied by and installed by Contractor).
    - 15 kV Future Power Cable, 3c 350 MCM armored self supporting with ground check/pilot wires (supplied and installed by others in future)

7.3.3      Contractor Temporary Utilities

    The Contractor is responsible for the design, supply and installation of all utilities required for shaft station construction over and above what has been provided as permanent pipes and cables.

7.3.4    Station Rock Excavation and Blasting

    The Contractor is responsible for the design and execution of the excavation methods so that the excavation tolerances are achieved. The Contractor shall excavate rock by approved methods, controlling blasting and removal of rock to avoid shattering and splitting rock beyond specified neat line detailed on the drawings.

    The Contractor will allow the Owner to carry out geological sampling and mapping of the shaft station during mucking and/or drilling cycles.

7.3.5    Temporary Ground Support

    The Contractor shall design, supply and install, to the approval of the Owner, appropriate temporary ground support in the station, station brow and station sill. Such ground support may include the following:

    -         Mechanical rockbolts

                                                                            7-18

    -         Splitset rockbolts
    -         Resin/Rebar rockbolts
    -         Chainlink wiremesh
    -         Shotcrete

    Any changes to the ground support plan must be approved by the Owner with justification by the Contractor as to why a revised plan is required.

7.3.6    Station Concrete and Shotcrete Placement

    The Contractor shall provide the shaft station concrete and formwork in accordance with applicable ASTM and ACI standards for mixing, placing, curing, and inspection of the concrete. The concrete mix design by the Contractor is to meet as a minimum a compressive strength of 3,000 psi at 28 days.

    The Contractor shall provide the shaft station shotcrete in accordance with applicable ASTM standards for mixing, placing, curing, and inspection of the shotcrete.

    The minimum shotcrete thickness for the shaft station is three (3) inches. All station shotcrete is to be POLYPROPYLENE-fiber-reinforced WITH A MINIMUM COMPRESSIVE STRENGTH OF 3,000 PSI.

                                                                            7-19

7.4 LEVEL DEVELOPMENT

7.4.1    Permanent Level Pipe

    The Contractor shall supply all the material and rib hangers for the installation of the permanent level pipe.

    - 2" Sch 40, Steel Victaulic Service Water Line for full length of all main drifts and ramps with 1" service drop every 150 ft (non-potable water, supplied and installed by Contractor).
    - 6" Sch 40, Steel Victaulic Compressed Air Line for full length of all main drifts and ramps except where excluded. (compressed air pipe, supplied and installed by Contractor). A 1" service drop is to be provided every 150 ft.
    - 10" Sch 40, Steel Victaulic Compressed Air Line to extend out from the 4000, and 3700 stations to the #2 shaft cross cut drift from which point a 6" compressed air line is to be installed (compressed air pipe, supplied and installed by Contractor.

7.4.2    Permanent Shaft Cables

    -         No permanent cables are to be extended from the shaft stations.
              All electrical power cables are to be provided for the Contractor's requirements only.

7.4.3    Contractor Temporary Utilities

    The Contractor is responsible for the design, supply and installation of all utilities required for level development over and above what has been provided as permanent pipes. All ventilation ducting and/or bag is to be provided by the Contractor.

7.4.4    Station Rock Excavation and Blasting

    The Contractor is responsible for the design and execution of the excavation methods so that the excavation tolerances are achieved. The Contractor shall excavate rock by approved methods, controlling blasting and removal of rock to avoid shattering and splitting rock beyond specified neat lines detailed on the drawings.

    The Contractor will allow the Owner to carry out geological sampling and mapping of the laterals and ramps during mucking and/or drilling cycles. The Contractor is to accept the direction of the Owner as to which materials are to be handled as ore and which as waste rock, and will make every effort to keep the ore and waste rock separate at all times.

7.4.5    Permanent Ground Support

                                                                            7-20

    The Contractor shall design, supply and install, to the approval of the Owner, appropriate permanent ground support in the levels and ramps. Such ground support may include the following:

         -         Mechanical rockbolts
         -         Splitset rockbolts
         -         Resin/rebar rockbolts
         -         Chainlink wiremesh
         -         Shotcrete

    Any changes to the ground support plan must be approved by the Owner with justification by the Contractor as to why a revised plan is required.

7.5 DRAWINGS

    Drawings related to the No. 1 Shaft Construction are provided on the following pages:

    Drawing #                Description
    -------                  -----------
    417-SK-001               Site Plan                     General Arrangement
    417-SK-002               Shaft Plan and Section        General Arrangement
    417-SK-003               Collar                        Typical Section
    417-SK-004               5000 L & 4500 L Temporary     General Arrangement
                                                           Pump Stations Plan &
                                                           Section
    417-SK-005               4000 L, 3700 L, and 3400 L    General Arrangement
                                                           Stations Plan
                                                           & Sections
    417-SK-006               4000 Level Development        Plan
    417-SK-007               3700 Level Development        Plan
    417-SK-008               3400 Level Development        Plan & Section